Exhibit 10.4

EXECUTION COPY

ACTAVIS BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT

dated as of December 17, 2014,

among

ACTAVIS PLC,

as Ultimate Parent,

WARNER CHILCOTT LIMITED,

as Intermediate Parent,

ACTAVIS CAPITAL S.À R.L.,

as Borrower,

ACTAVIS, INC. and ACTAVIS FUNDING SCS,

as Subsidiary Guarantors,

THE LENDERS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

MIZUHO BANK, LTD. and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents

BARCLAYS BANK, PLC, BNP PARIBAS, HSBC BANK USA, N.A., SUMITOMO MITSUI

BANKING CORPORATION, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

THE ROYAL BANK OF SCOTLAND PLC and

TORONTO DOMINION (TEXAS) LLC,

as Co-Documentation Agents

J.P. MORGAN SECURITIES LLC, MIZUHO BANK, LTD. and

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

[CS&M Ref. No. 6702-156]

i

SCHEDULES

2.01	Commitments
5.06	Litigation
5.15	Subsidiaries
5.20	Existing Third Party Indebtedness
7.01	Existing Liens
7.02	Existing Indebtedness
11.02	Certain Addresses for Notices

EXHIBITS

Form of

A	Assignment and Assumption
B	Compliance Certificate
C	Loan Notice
D	Note
E	Subsidiary Guarantor Counterpart Agreement
F-1	U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships)
F-2	U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships)
F-3	U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships)
F-4	U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships)
G	Officer’s Certificate
H	Solvency Certificate

v

ACTAVIS BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT

This ACTAVIS BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of December 17, 2014, among ACTAVIS PLC, a public limited company incorporated under the laws of Ireland, WARNER CHILCOTT LIMITED, a Bermuda exempted company, ACTAVIS CAPITAL S.À R.L., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 178.410 with a share capital of $367,384, ACTAVIS, INC., a Nevada corporation, ACTAVIS FUNDING SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 187.310 with a share capital of $20,000, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, on November 16, 2014, Ultimate Parent entered into that certain Agreement and Plan of Merger (as amended in accordance with the terms thereof and in effect from time to time, including all schedules and exhibits thereto, the “Allergan Merger Agreement”) by and among Ultimate Parent, Avocado Acquisition Inc., a Delaware corporation and an indirect Wholly Owned Subsidiary of Ultimate Parent (“Allergan Merger Sub”), and Allergan, Inc., a Delaware corporation (the “Allergan Acquired Business”). Under the terms of the Allergan Merger Agreement, Allergan Merger Sub will merge with and into the Allergan Acquired Business, with the Allergan Acquired Business surviving such merger and immediately following such merger becoming an indirect Wholly Owned Subsidiary of Ultimate Parent (the “Allergan Acquisition”); and

WHEREAS, in connection with the Allergan Acquisition, Ultimate Parent, Intermediate Parent, the Borrower, Actavis and Actavis SCS desire to obtain the credit facility provided for herein, and the Lenders are willing to make available to the Borrower such credit facility on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms will have the meanings set forth below:

“Actavis” means Actavis, Inc., a Nevada corporation, and its successors permitted hereunder; provided that any successor shall expressly assume all of its rights and obligations under this Agreement and the other Loan Documents in accordance with Section 7.03 and pursuant to documentation reasonably satisfactory to the Administrative Agent and Ultimate Parent.

“Actavis Revolving Credit Agreement” means that certain Revolving Credit and Guaranty Agreement, dated as of December 17, 2014, among Ultimate Parent, Intermediate Parent, the Borrower, Actavis, Actavis SCS, the several lenders and other parties from time to time party thereto, JPMCB, as administrative agent thereunder and J.P. Morgan Europe Limited, as London agent thereunder, as amended, restated, supplemented, modified, extended, renewed, refinanced or replaced from time to time, whether or not with the same lenders or agents, and including any increases in commitments thereunder or under any such amendment, restatement, supplement, modification, extension, renewal, refinancing or replacement.

“Actavis SCS” means Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 187.310 with a share capital of $20,000, and its successors permitted hereunder; provided that any successor shall expressly assume all of its rights and obligations under this Agreement and the other Loan Documents in accordance with Section 7.03 and pursuant to documentation reasonably satisfactory to the Administrative Agent and Ultimate Parent.

“Actavis SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by Actavis or Ultimate Parent with the SEC or furnished by Actavis or Ultimate Parent to the SEC pursuant to the Securities Exchange Act.

“Administrative Agent” means JPMCB, in its capacity as administrative agent under the Loan Documents, or any successor administrative agent.

“Administrative Questionnaire” means an Administrative Questionnaire in a customary form supplied by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that, directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Fee Letter” means that certain administrative agent fee letter, dated November 16, 2014, among Ultimate Parent, JPMCB and J.P. Morgan Securities LLC.

“Aggregate Commitments” means the sum of the aggregate amount of Commitments of all the Lenders. As of the Effective Date, the Aggregate Commitments are $30,900,000,000.

“Agreement” has the meaning specified in the preamble hereto.

“Agreement Currency” has the meaning specified in Section 11.17.

“Allergan Acquired Business” has the meaning specified in the recitals hereto.

“Allergan Acquisition” has the meaning specified in the recitals hereto.

“Allergan Acquisition Indebtedness” means any Indebtedness of Ultimate Parent or any of its Subsidiaries the incurrence of which constitutes a Debt Incurrence for purposes hereof.

“Allergan Acquisition Term Facilities” means senior unsecured term loan facilities in an aggregate principal amount not to exceed $5,500,000,000, the proceeds of which will be used to finance the Allergan Acquisition and the related transactions.

“Allergan Cash Bridge Facility” means a senior unsecured cash bridge facility in an aggregate principal amount not to exceed $4,698,000,000 maturing 60 days after the initial funding thereof, the proceeds of which will be used to finance the Allergan Acquisition and the related transactions.

“Allergan Merger Agreement” has the meaning specified in the recitals hereto.

“Allergan Merger Sub” has the meaning specified in the recitals hereto.

“Allergan SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by the Allergan Acquired Business with the SEC or furnished by the Allergan Acquired Business to the SEC pursuant to the Securities Exchange Act.

“Applicable Percentage” means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of (a) prior to the Closing Date, the Aggregate Commitments represented by such Lender’s Commitment at such time and (b) thereafter, the aggregate principal amount of all Loans outstanding at such time represented by such Lender’s outstanding Loans at such time. If the Aggregate Commitments have terminated and the Loans have been repaid in full, then the Applicable Percentage of each Lender will be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments.

“Applicable Proceeds” means (a) in respect of any event described in clause (a) of the definition of the term “Reduction/Prepayment Event”, the Net Proceeds and (b) in respect of any event described in clause (b) or (c) of the definition of the term “Reduction/Prepayment Event”, the gross cash proceeds thereof (it being understood that whether or not such gross cash proceeds are subject to any escrow or similar arrangement whereby the release of such proceeds to Ultimate Parent and its Subsidiaries is contingent, such proceeds shall be deemed, for purposes hereof, to be received by Ultimate Parent and its Subsidiaries at the time of the consummation of the applicable event).

“Applicable Rate” means, for any day with respect to any Loan, the percentages per annum specified below for the applicable Type of Loans, based upon the Debt Rating applicable on such day:

(a) with respect to Eurodollar Rate Loans:

Pricing Level	Debt Ratings S&P/Moody’s	Eurodollar Rate Loans
		From the Closing Date to but excluding the 90th day after the Closing Date	From the 90th day after the Closing Date to but excluding the 180th day after the Closing Date	From the 180th day after the Closing Date to but excluding the 270th day after the Closing Date	From and after the 270th day after the Closing Date
I	≥ A-/A3	1.000%	1.500%	2.000%	2.500%
II	BBB+/Baa1	1.125%	1.625%	2.125%	2.625%
III	BBB/Baa2	1.250%	1.750%	2.250%	2.750%
IV	BBB-/Baa3	1.500%	2.000%	2.500%	3.000%
V	BB+/Ba1	1.750%	2.250%	2.750%	3.250%
VI	≤ BB/Ba2	2.000%	2.500%	3.000%	3.500%

(b) with respect to Base Rate Loans:

Pricing Level	Debt Ratings S&P/Moody’s	Base Rate Loans
		From the Closing Date to but excluding the 90th day after the Closing Date	From the 90th day after the Closing Date to but excluding the 180th day after the Closing Date	From the 180th day after the Closing Date to but excluding the 270th day after the Closing Date	From and after the 270th day after the Closing Date
I	≥ A-/A3	0.000%	0.500%	1.000%	1.500%
II	BBB+/Baa1	0.125%	0.625%	1.125%	1.625%
III	BBB/Baa2	0.250%	0.750%	1.250%	1.750%
IV	BBB-/Baa3	0.500%	1.000%	1.500%	2.000%
V	BB+/Ba1	0.750%	1.250%	1.750%	2.250%
VI	≤ BB/Ba2	1.000%	1.500%	2.000%	2.500%

For purposes hereof, “Debt Rating” means, as of any date of determination, the ratings by S&P or Moody’s of Ultimate Parent’s senior unsecured, non-credit-enhanced, long-term debt (or if such debt is not so rated by such rating agency, the issuer rating or corporate credit rating of Ultimate Parent by such rating agency).

For purposes of determining the Applicable Rate, (a) if either Moody’s or S&P does not have in effect a Debt Rating, then the Debt Rating assigned by the other rating agency shall be used; (b) if neither Moody’s nor S&P has in effect a Debt Rating, Pricing Level VI shall apply; and (c) if the relevant Debt Ratings assigned by Moody’s and S&P fall within different Pricing Levels, the Applicable Rate shall be based on the higher of the two Debt Ratings (with Pricing Level I being the highest and Pricing Level VI being the lowest), unless one of the two Debt Ratings is two or more Pricing Levels lower than the other, in which case the Applicable Rate shall be based on the Pricing Level corresponding to the Debt Rating that is the midpoint between the two Debt Ratings or, if there is no such midpoint, the Pricing Level that is one level lower than the Pricing Level corresponding to the higher Debt Rating.

If the relevant Debt Rating assigned by Moody’s or S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Ultimate Parent and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system (including, in such case, an amendment to replace Moody’s or S&P, as applicable, with another rating agency) or the unavailability of ratings from such rating agency, and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means J.P. Morgan Securities LLC, Mizuho Bank, Ltd. and Wells Fargo Securities, LLC, in their capacities as joint lead arrangers and joint bookrunners for the credit facility provided for herein.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Audited Financial Statements” means the audited consolidated balance sheet of Ultimate Parent and its Subsidiaries as of December 31, 2013 (and, if the audited consolidated balance sheet of Ultimate Parent and its Subsidiaries as of December 31, 2014 shall have been filed with the SEC as part of the Actavis SEC Documents, as of December 31, 2014), and the related consolidated statements of operations, comprehensive income, shareholders’ equity and cash flows for the fiscal year of Ultimate Parent and its Subsidiaries then ended, including the notes thereto.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus  1⁄2 of 1% per annum and (c) the Eurodollar Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in US Dollars with a maturity of one month plus 1% per annum. For purposes of clause (c) above, the Eurodollar Rate on any day shall be based on the rate per annum appearing on the applicable Reuters screen page (currently page LIBOR01) displaying interest rates for US Dollar deposits in the London interbank market (or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at approximately 11:00 a.m., London time, on such day for deposits in US Dollars with a maturity of one month; provided that if such rate shall be less than zero, such rate shall be deemed to be zero. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, respectively.

“Base Rate Borrowing” means a Borrowing comprised of Base Rate Loans.

“Base Rate Loan” means a Loan that bears interest by reference to the Base Rate.

“Borrower” means Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg having its registered office at 6, rue Jean Monnet, L-2180 Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 178.410 with a share capital of $367,384, and its successors permitted hereunder; provided that any successor shall expressly assume all of the prior Borrower’s rights and obligations under this Agreement and the other Loan Documents in accordance with Section 7.03 and pursuant to documentation reasonably satisfactory to the Administrative Agent and Ultimate Parent.

“Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Rate Loans, as to which a single Interest Period is in effect.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to remain closed under the Laws of, or are in fact closed in, New York City or Luxembourg; provided that, when used in connection with a Eurodollar Rate Loan, the term “Business Day” shall also exclude any day on which dealings in deposits in US Dollars are not conducted by and between banks in the London interbank eurodollar market.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Law” means the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, in each case, be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act, but excluding any employee benefit plan of Ultimate Parent or its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 35% of the total voting power of the Equity Interests in Ultimate Parent on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

(b) for purposes of Section 7.03 only, during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Ultimate Parent cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of clauses (ii) and (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Ultimate Parent and its

Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act) other than to any Wholly Owned Subsidiary of Ultimate Parent;

(d) (i) the Borrower shall cease to be an indirect Wholly Owned Subsidiary of Ultimate Parent or (ii) the Borrower shall cease to be an indirect Wholly Owned Subsidiary of Intermediate Parent; or

(e) Intermediate Parent shall cease to be an indirect Wholly Owned Subsidiary of Ultimate Parent.

“Closing Date” means the first date on which all of the conditions precedent set forth in Section 4.02 are satisfied (or waived in accordance with Section 11.01), provided that such date is on or after the Effective Date and on or prior to the Outside Date.

“Code” means the Internal Revenue Code of 1986.

“Co-Documentation Agents” means Barclays Bank, PLC, BNP Paribas, HSBC Bank USA, N.A., Sumitomo Mitsui Banking Corporation, The Bank of Tokyo-Mitsubishi UFJ, LTD., The Royal Bank of Scotland plc and Toronto Dominion (Texas) LLC, in their capacities as co-documentation agents for the credit facility provided for herein.

“Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower pursuant to Section 2.01 in a principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Letter” means that certain commitment letter, dated November 16, 2014, among Ultimate Parent, JPMCB, J.P. Morgan Securities LLC, Mizuho Bank, Ltd., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC, as amended and supplemented by that certain joinder letter, dated November 26, 2014, among the foregoing and the “Additional Lenders” specified therein and that certain joinder letter, dated November 28, 2014, among the foregoing and the “Additional Lender” specified therein.

“Company Materials” has the meaning specified in Section 6.02.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Consolidated EBITDA” means, for any period, for Ultimate Parent and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus, without duplication and only to the extent such amount represents a charge or expense determined in accordance with GAAP and reflected in the consolidated earnings of Ultimate Parent and regardless of classification within Ultimate Parent’s statement of income, the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization expense, (iv) losses attributable to non-controlling interest, (v) stock compensation expense, (vi) asset impairment charges or other charges associated with the revaluation of assets or liabilities, (vii) charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (viii) business restructuring charges associated with Actavis’s Global Supply Chain and Operational Excellence initiatives or other restructurings of a similar nature, (ix) costs and charges associated with the acquisition of businesses and assets, including, but not limited to, Milestone Payments and integration charges (including any of the foregoing associated with the Allergan Acquisition), (x) litigation charges and settlements, (xi) losses and expenses associated with the sale of assets and (xii) other unusual charges or expenses, minus, to the extent included in calculating such Consolidated Net Income, the sum of (1) interest income and (2) gains or income of a nature similar to items (i) through (xii) above. For the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), (i) if at any time during such Reference Period Ultimate Parent or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period Ultimate Parent or any Subsidiary shall have made a Material Acquisition (including the Allergan Acquisition), Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c) as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters of Ultimate Parent then most recently ended.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of Ultimate Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Assets” means, at any time, the total assets of Ultimate Parent and its Subsidiaries at such time that would be reflected on a consolidated balance sheet of Ultimate Parent and its Subsidiaries prepared in accordance with GAAP.

“Consolidated Total Debt” means, at any time, for Ultimate Parent and its Subsidiaries on a consolidated basis, the aggregate amount of (a) all Indebtedness for borrowed money and all Indebtedness constituting obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all Receivables Facility Attributable Indebtedness and (c) all Capital Lease Obligations and Synthetic Lease Obligations.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Co-Syndication Agents” means Mizuho Bank, Ltd. and Wells Fargo Bank, National Association, in their capacities as co-syndication agents for the credit facilities provided for herein.

“Debt Incurrence” means any incurrence by Ultimate Parent or any of its Subsidiaries of any Indebtedness for borrowed money or Indebtedness evidenced by bonds, debentures, notes, loan agreements or other similar instruments, whether pursuant to the incurrence of loans under any loan or credit facility or a public offering or a Rule 144A or other private placement of debt securities (including debt securities convertible into equity securities), but excluding (a) the Allergan Cash Bridge Facility, (b) the Allergan Acquisition Term Facilities, (c) any refinancing, extension or renewal of (i) the Existing Actavis Term Credit Agreement or the WC Term Credit Agreement or (ii) after the Closing Date, any

Indebtedness of Ultimate Parent or any of its Subsidiaries existing on the Closing Date that matures prior to the Maturity Date, in each case, so long as such refinancing, extension or renewal does not increase the aggregate principal or committed amount thereof except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing, renewal or extension, (d) Indebtedness under the Actavis Revolving Credit Agreement, provided that the aggregate amount of Indebtedness excluded under this clause (d) shall not exceed the aggregate amount of commitments (whether used or unused) under the Actavis Revolving Credit Agreement in effect on the Effective Date (which amount is $1,000,000,000), (e) Indebtedness owed by Ultimate Parent or any of its Subsidiaries to Ultimate Parent or any of its Subsidiaries, (f) any working capital financings and project financings in the ordinary course of business of Ultimate Parent and its Subsidiaries, (g) any commercial paper financings and other short-term Indebtedness incurred in the ordinary course of business of Ultimate Parent and its Subsidiaries, (h) Capital Lease Obligations incurred in the ordinary course of business of Ultimate Parent and its Subsidiaries and (i) other credit facilities and debt issuances in an aggregate principal amount for all such credit facilities and debt issuances since the Effective Date not to exceed $300,000,000, provided that Ultimate Parent may, in its discretion, deem this clause (i) to not be applicable to any such credit facility or any such debt issuance, in which case incurrence of such Indebtedness shall constitute a “Debt Incurrence” for all purposes hereof.

“Debt Investment Banks” means the Persons engaged for the offering of the Senior Notes pursuant to that certain engagement letter dated November 16, 2014, among Ultimate Parent and such Persons.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, court protection, insolvency, reorganization, examinership or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally, including the Luxembourg Insolvency Procedure.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that, (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent, the Borrower and Ultimate Parent in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified and supported by reasonable background information provided by such Lender in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, Ultimate Parent or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend to comply with its funding obligations hereunder (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified and supported by reasonable background information provided by such Lender in such writing or public statement) cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after written request by the Administrative Agent, the Borrower or Ultimate Parent, to confirm in writing to the Administrative Agent, the Borrower and Ultimate Parent that it will comply with its prospective funding obligations hereunder, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Administrative Agent, the Borrower and Ultimate Parent of such written confirmation in form and substance satisfactory to the Administrative Agent, the Borrower and Ultimate Parent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, examiner, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent, the Borrower or Ultimate Parent, as applicable, that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Administrative Agent, the Borrower, Ultimate Parent and such Lender.

“Discharge of the Obligations” means (and shall have occurred when) (a) all Obligations (other than contingent obligations as to which no claim has been asserted) shall have been paid in full in cash and (b) all Commitments shall have terminated or expired.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person, including any sale and leaseback transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Effective Date” means the date on which the conditions precedent set forth in Section 4.01 have been satisfied, which date is December 17, 2014.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Sections 11.06(b)(iii) and 11.06(b)(v), subject to such consents, if any, as may be required under Section 11.06(b)(iii).

“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination; provided that Indebtedness that is convertible into any Equity Interests shall not constitute Equity Interests prior to the conversion thereof.

“Equity Investment Banks” means the Persons engaged for the issuance of the Equity Securities pursuant to that certain engagement letter dated November 16, 2014, among Ultimate Parent and such Persons.

“Equity Issuance” means any issuance by Ultimate Parent of any Equity Interests or any securities that derive their value or rate of return by reference to Equity Interests in Ultimate Parent, whether pursuant to a public offering or in a Rule 144A or other private placement, but excluding (a) Equity Interests issued pursuant to employee stock plans or employee compensation plans or contributed to pension funds, (b) Equity Interests in Ultimate Parent issued as part of the consideration for the Allergan Acquisition pursuant to the Allergan Merger Agreement and (c) Equity Interests or securities issued or transferred as consideration in connection with any Investment, divestiture or joint venture arrangement.

“Equity Securities” means common equity interests and/or mandatorily convertible preferred equity interests to be issued and sold by Ultimate Parent in a registered public offering.

“Equity Securities Offering Document” has the meaning specified in Section 4.02(i).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Ultimate Parent within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan or Multiemployer Plan, (b) a withdrawal by Ultimate Parent or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by Ultimate Parent or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Ultimate Parent or any ERISA Affiliate, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA.

“Eurodollar Rate” means, with respect to any Eurodollar Rate Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Eurodollar Rate Borrowing” means a Borrowing comprised of Eurodollar Rate Loans.

“Eurodollar Rate Loan” means a Loan that bears interest by reference to the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties or Ultimate Parent hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its net income (however denominated), branch profits Taxes and franchise Taxes imposed on it, by the United States (or any political subdivision or taxing authority thereof or therein), or by the jurisdiction (or any political subdivision or taxing authority thereof or therein) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or by any jurisdiction with which such recipient has a present or former connection (other than solely on account of the execution, delivery, performance, filing, recording and enforcement of, and the other activities contemplated in, this Agreement), (b) any withholding Tax that is imposed by Luxembourg or the United States on amounts payable to a recipient with respect to an applicable interest in the Loan or Commitment pursuant to any Law in effect at the time such recipient acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower or Ultimate Parent under Section 11.13) or designates a new Lending Office, except to the extent that such recipient (or its assignor, in the case of an assignment) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding Tax pursuant to Section 3.01(a), (c) any withholding Tax that is attributable to a recipient’s failure to comply with Section 3.01(e) or 3.01(g) and (d) any Taxes imposed pursuant to FATCA.

“Existing Actavis Term Loan Credit Agreement” means that certain Third Amended and Restated Actavis Term Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Ultimate Parent, Intermediate Parent, the Borrower, Actavis, Actavis SCS, each lender from time to time party thereto and Bank of America, N.A., as administrative agent thereunder, as amended, restated, supplemented, modified, extended, renewed, refinanced or replaced from time to time, whether or not with the same lenders or agents.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code as of the Effective Date (or any amendment or successor provisions that are substantively similar and not materially more onerous to comply with), and any present or future regulations promulgated with respect thereto or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates per annum on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for per annum rates for such day for such transactions received by the Administrative

Agent from three federal funds brokers of recognized standing selected by it. Notwithstanding the foregoing, if the Federal Funds Rate, determined as provided above, would otherwise be less than zero, then the Federal Funds Rate shall be deemed to be zero for all purposes.

“Fee Letters” means the Agent Fee Letter and the Joint Fee Letter.

“Fiscal Year” means the fiscal year of Ultimate Parent ending on December 31st of each calendar year.

“Foreign Lender” means any Lender that is not a US Person.

“Foreign Subsidiary” means a Subsidiary that is not formed under the Laws of the United States, any state thereof or the District of Columbia.

“Forest Laboratories” means Forest Laboratories, Inc., a Delaware corporation, and its permitted successors and assigns.

“Forest SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by Forest Laboratories with the SEC or furnished by Forest Laboratories to the SEC pursuant to the Securities Exchange Act.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States, applied in accordance with the consistency requirements thereof.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee will be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Parties” means, collectively, the Administrative Agent, the Arrangers, the Co-Documentation Agents, the Co-Syndication Agents, the Lenders and each Indemnitee.

“Guarantors” means Intermediate Parent and each Subsidiary Guarantor.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances or wastes and other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” means, as to any Person at any time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guarantees, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness will have been assumed by such Person or is limited in recourse;

(f) Capital Lease Obligations;

(g) Synthetic Lease Obligations;

(h) Receivables Facility Attributable Indebtedness; and

(i) all Guarantees of such Person in respect of any of the foregoing of any other Person; provided that Indebtedness shall not include any performance guarantee or any other Guarantee that is not a Guarantee of other Indebtedness.

For all purposes hereof, the Indebtedness of any Person will include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date will be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party or Ultimate Parent under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Interest Payment Date” means (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date, provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period will also be Interest Payment Dates, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the numerically corresponding day that is one, two or three months thereafter (or, if agreed to by all Lenders, a period of shorter than one month), as selected by the Borrower in the applicable Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period will extend beyond the Maturity Date.

“Intermediate Parent” means Warner Chilcott Limited, a Bermuda exempted company, and its successors permitted hereunder; provided that any successor shall expressly assume all of the prior Intermediate Parent’s rights and obligations under this Agreement and the other Loan Documents in accordance with Section 7.03 and pursuant to documentation reasonably satisfactory to the Administrative Agent and Ultimate Parent.

“Interpolated Screen Rate” means, with respect to any Eurodollar Rate Borrowing for any Interest Period, a rate per annum that results from interpolating on a linear basis between (a) the applicable LIBO Screen Rate for the longest maturity for which a LIBO Screen Rate is available that is shorter than such Interest Period and (b) the applicable LIBO Screen Rate for the shortest maturity for which a LIBO Screen Rate is available that is longer than such Interest Period, in each case at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance (other than prepaid expenses, extension of trade credit and advances to customers and suppliers, advances to employees and similar items to the extent made in the ordinary course of business) or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other Indebtedness of, another Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.19.

“IRS” means the United States Internal Revenue Service.

“Joint Fee Letter” means that certain lead arranger fee letter, dated November 16, 2014, among Ultimate Parent, JPMCB, J.P. Morgan Securities LLC, Mizuho Bank, Ltd., Wells Fargo Bank, National Association and Wells Fargo Securities, LLC.

“JPMCB” means JPMorgan Chase Bank, N.A., and its successors.

“Judgment Currency” has the meaning specified in Section 11.17.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Lending Office” means, as to any Lender, the office, offices, branch, branches, Subsidiary, Subsidiaries, Affiliate or Affiliates of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office, offices, branch, branches, Subsidiary, Subsidiaries, Affiliate or Affiliates as such Lender may from time to time notify to the Borrower, Ultimate Parent and the Administrative Agent.

“LIBO Rate” means, with respect to any Eurodollar Rate Borrowing for any Interest Period, a rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for deposits in US Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period as displayed on the Reuters screen page that displays such rate (currently page LIBOR01) or, in the event such rate does not appear on a page of the Reuters screen, on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (such applicable rate being called the “LIBO Screen Rate”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period. If no LIBO Screen Rate shall be available for a particular Interest Period but LIBO Screen Rates shall be available for maturities both longer and shorter than such Interest Period, then the LIBO Rate for such Interest Period shall be the Interpolated Screen Rate. Notwithstanding the foregoing, if the LIBO Rate, determined as provided above, would otherwise be less than zero, then the LIBO Rate shall be deemed to be zero for all purposes.

“LIBO Screen Rate” has the meaning specified in the definition of the term “LIBO Rate”.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” has the meaning specified in Section 2.01.

“Loan Documents” means this Agreement, each Note and each Subsidiary Guarantor Counterpart.

“Loan Notice” means a notice of (a) a borrowing of Loans, (b) a conversion of any Borrowing from one Type to the other or (c) a continuation of any Eurodollar Rate Borrowing, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit C.

“Loan Parties” means, collectively, the Borrower and the Guarantors.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Insolvency Procedure” means, in relation to any Loan Party organized under the Laws of Luxembourg or any of its assets, the opening of any of the following procedures: (a) a bankruptcy (faillite) within the meaning of Articles 437 ff. of the Luxembourg Commercial Code; (b) a controlled management (gestion controlee) within the meaning of the Luxembourg grand ducal regulation of 24 May 1935 on controlled management; (c) a voluntary arrangement with creditors (concordat préventif de faillite) within the meaning of the Luxembourg law of 13 April 1886 on arrangements to prevent insolvency, as amended; (d) a suspension of payments (sursis de paiement) within the meaning of Articles 593 ff. of the Luxembourg Commercial Code; or (e) a voluntary or compulsory winding-up pursuant to the Luxembourg Companies Act, or any other insolvency proceedings pursuant to Luxembourg law or the Council Regulation (EC) No.1346/2000 of May 29, 2000 on insolvency proceedings.

“Major Default” means a Default that has occurred and is continuing under Section 8.01(a), (b), (e), (f), (g), (j) (solely with respect to this Agreement, including Article IX) or (k).

“Material Acquisition” means any acquisition (in a single acquisition or series of related acquisitions) of (a) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, division, product line (including rights in respect of any drug or other pharmaceutical product) or line of business or (b) Equity Interests of a Person if, as a result thereof, such Person becomes a Subsidiary; provided that such acquisition (or series of related acquisitions) involves the payment of consideration (including the aggregate principal amount of any Indebtedness that is assumed by Ultimate Parent or any Subsidiary following such acquisition) by Ultimate Parent and its Subsidiaries in excess of $500,000,000 (including the value of any Equity Interests of Ultimate Parent or any of its Subsidiaries used as consideration in any such transaction).

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the business, results of operations or financial condition of Ultimate Parent and its Subsidiaries taken as a whole, (b) a material adverse effect on the ability of any Loan Party to perform its payment Obligations under any Loan Document to which it is a party, or (c) a material adverse effect on the legality, validity, binding effect or enforceability against Ultimate Parent or any Loan Party of any Loan Document to which it is a party.

“Material Disposition” means any Disposition of property or series of Dispositions of property (other than any sale and leaseback transaction or any Permitted Receivables Transfer, in each case to the extent the Indebtedness or Liens arising in connection therewith are permitted under Sections 7.01 and 7.02) that yield gross proceeds (including the aggregate principal amount of any Indebtedness of Ultimate Parent or any Subsidiary that is assumed by another Person following such Disposition) to Ultimate Parent or any of its Subsidiaries in excess of $500,000,000.

“Material Indebtedness” means Indebtedness (other than the Obligations) of any one or more of Ultimate Parent and its Subsidiaries in an aggregate principal amount exceeding $300,000,000.

“Material Subsidiary” means (a) the Borrower and each Subsidiary that is, or is required to be, a Guarantor and (b) each other Subsidiary of Ultimate Parent (i) the total assets of which (determined on a consolidated basis for such Subsidiary and its Subsidiaries) equal or exceed 5% of the Consolidated Total Assets or (ii) the revenues of which (determined on a consolidated basis for such Subsidiary and its Subsidiaries) equal or exceed 5% of the consolidated total revenues of Ultimate Parent and its Subsidiaries on a consolidated basis, in each case as of the last day of or for the most recently ended period of four consecutive fiscal quarters of Ultimate Parent; provided that if, as of the last day of or for any such period, the combined total assets or combined revenues of all Subsidiaries that under clauses (i) and (ii) above would not constitute Material Subsidiaries shall have exceeded 10% of the Consolidated Total Assets or 10% of the consolidated total revenues of Ultimate Parent and its Subsidiaries on a consolidated basis, then one or more of such excluded Subsidiaries shall for all purposes of the Loan Documents be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such Subsidiary and its Subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated. For purposes of making calculations under this definition, commencing after the consummation of the Transactions on the Closing Date, the Consolidated Total Assets and the consolidated total revenues of Ultimate Parent and its Subsidiaries on a consolidated basis as of any date prior to, or for any period that commenced prior to, the Closing Date shall be determined on a pro forma basis to give effect to the Allergan Acquisition and the other transactions to occur on the Closing Date.

“Maturity Date” means the day that is 364 days after the Closing Date; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Merger Agreement Representations” means the representations and warranties referred to in the first sentence of Section 4.02(d).

“Milestone Payments” means payments made under contractual arrangements arising in connection with any acquisition (or licensing) of assets or Equity Interests by Ultimate Parent or any Subsidiary to the sellers (or licensors) of the assets or Equity Interests acquired (or licensed) under such contractual arrangements based on the achievement of specified revenue, profit or other performance targets (financial or otherwise).

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“MNPI” means material non-public information (within the meaning of the United States federal or state securities Laws or the securities Laws of other applicable jurisdictions) with respect to Ultimate Parent or its Subsidiaries, or the respective securities of any of the foregoing.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Ultimate Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents (it being understood that cash equivalents will not include any Equity Interests)) proceeds actually received in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all reasonable fees and out-of-pocket expenses paid in connection with such event by Ultimate Parent and its Subsidiaries to Persons that are not Affiliates thereof, including attorney, accountant, investment banking, auditor, printer, SEC filing, brokerage, consultant, advisory, placement, arranger or underwriting discounts, commissions, fees and expenses and any other customary fees and expenses and (ii) in the case of any Disposition of an asset, (A) the amount of all payments (including any premiums or penalties) required to be made by Ultimate Parent and its Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) or other obligations secured by a Lien on such asset or otherwise subject to mandatory prepayment as a result of such event, (B) the amount of all Taxes paid (or reasonably estimated to be payable) by Ultimate Parent and its Subsidiaries, including sales, transfer, deed or mortgage recording taxes and any Taxes imposed as a result of the repatriation of any such Net Proceeds, (C) the amount of any reserves established by Ultimate Parent and its Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and other contingent liabilities reasonably estimated to be payable by any of them that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by Ultimate Parent), (D) in the case of any Disposition of an asset by any Subsidiary that is not a Wholly Owned Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (D)) attributable to minority interests and not available for distribution to or for the account of Ultimate Parent or a Wholly Owned Subsidiary as a result thereof and (E) any liabilities associated with such asset or assets that are retained by Ultimate Parent or any of its Subsidiaries after such Disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters; provided that, if Ultimate Parent or any of its Subsidiaries receive proceeds that would otherwise constitute Net Proceeds from any event described in clause (a) of the definition of Reduction/Prepayment Event, Ultimate Parent or such Subsidiary may use, or commit to use, any portion of such proceeds (the “Reinvestment Amount”) to acquire, construct, improve, upgrade or repair assets useful in the business of Ultimate Parent or its Subsidiaries and, in each case, the Reinvestment Amount shall not constitute Net Proceeds until, and except to the extent(A) not so used (or committed to be used) within the 180-day period of receipt of such proceeds or (B) if committed to be used within such 180-day period, not so used within the maximum period contemplated in the relevant agreement for the consummation thereof and, in each case, such proceeds shall then be deemed to have been received at such time to such extent and shall constitute Net Proceeds and not be covered by this proviso). For purposes of this definition, in the event any contingent liability reserve established with respect to any event as described in clause (b)(ii)(C) above shall be reduced, the amount of such reduction shall, except to the extent such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event.

“Net Worth” means, as at any time, (a) the Consolidated Total Assets at such time less (b) all liabilities of Ultimate Parent and its Subsidiaries at such time, calculated in accordance with GAAP on a consolidated basis.

“Non-Qualifying Lender” means a Lender that is not (a) a U.S. citizen, (b) a “resident of a member State of the European Union” or (c) a “resident of a state that is party to NAFTA”, in each case for purposes of the Convention between the government of the United States and the government of Luxembourg For the Avoidance of Double Taxation, as the same may be amended from time to time. For the avoidance of doubt, any Lender that is a U.S. corporation that is publicly traded, or is a Subsidiary of a publicly traded U.S. corporation, shall not be treated as a Non-Qualifying Lender.

“Note” means a promissory note made by the Borrower in favor of a Lender evidencing Loans made by such Lender to the Borrower, substantially in the form of Exhibit D.

“Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under this Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including monetary obligations incurred during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding) and (b) all other debts, liabilities, obligations, covenants and duties of Ultimate Parent or any Loan Party arising under this Agreement or any other Loan Document, whether primary, secondary, direct, indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising (including all such debts, liabilities, obligations, covenants and duties incurred during the pendency of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding).

“Obligations Guarantee” means the Guarantee of the Guarantors contained in Article IX.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate or articles of formation, association or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Originators” means Ultimate Parent and/or any of its Subsidiaries in their respective capacities as parties to any Receivables Purchase Documents as sellers or transferors of any Receivables and Related Security in connection with a Permitted Receivables Transfer.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outside Date” means 5:00 p.m. (Eastern Time) on September 30, 2015; provided that if the “Outside Date” (as defined in the Allergan Merger Agreement (as in effect on November 16, 2014) shall have been extended as provided in Section 8.1(c) of the Allergan Merger Agreement (as in effect on November 16, 2014), then the Outside Date as used in this Agreement shall mean 5:00 p.m. (Eastern Time) on November 16, 2015.

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning specified in Section 11.06(e).

“Participant Register” has the meaning specified in Section 11.06(e).

“Passive Holding Companies” has the meaning specified in Section 7.09(a).

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Ultimate Parent or any ERISA Affiliate or to which Ultimate Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Receivables Transfer” means (a) a sale or other transfer by an Originator to an SPV or any other Person of Receivables and Related Security for fair market value and without recourse (except for limited recourse typical of such structured finance transactions), and/or (b) a sale or other transfer by an Originator or an SPV to (i) purchasers of or other investors in such Receivables and Related Security or (ii) any other Person (including an SPV) in a transaction in which purchasers or other investors purchase or are otherwise transferred such Receivables and Related Security, in each case pursuant to and in accordance with the terms of the applicable Receivables Purchase Documents.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Ultimate Parent or any ERISA Affiliate or any such Plan to which Ultimate Parent or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Post-Closing Restructuring” means, collectively, all intercompany transactions between Ultimate Parent and one or more of its Subsidiaries or among two or more Subsidiaries that, in each case, do not result in a change of jurisdiction of organization of the Borrower or involve the release of Ultimate Parent, Intermediate Parent, Actavis or Actavis SCS as a Guarantor under this Agreement.

“Pre-Advanced Funds” has the meaning specified in Section 2.02(c).

“Pre-Funding Compensation Amount” has the meaning specified in Section 2.02(c)(iii).

“Pre-Funding Date” has the meaning specified in Section 2.02(c).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Public Lender” has the meaning specified in Section 6.02.

“Receivables” means, with respect to any Originator or SPV, such Originator’s or SPV’s presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of such Originator or SPV to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guarantees with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables and Related Security” means the Receivables and the related security and collections with respect thereto which are sold or transferred by any Originator or SPV in connection with any Permitted Receivables Transfer.

“Receivables Facility Attributable Indebtedness” means the amount of obligations outstanding under a Receivables Purchase Facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

“Receivables Purchase Documents” means any series of receivables purchase or sale agreements generally consistent with terms contained in comparable structured finance transactions pursuant to which one or more Originators sell or transfer to one or more SPVs all of their respective rights, title and interests in and to certain Receivables and Related Security for further sale or transfer to other purchasers of or investors in such assets (and the other documents, instruments and agreements executed in connection therewith), as any such agreements may be amended, restated, supplemented, refinanced, replaced or otherwise modified from time to time.

“Receivables Purchase Facility” means the securitization facility made available to Ultimate Parent and its Subsidiaries, pursuant to which the Receivables and Related Security of the Originators are transferred to one or more SPVs, and thereafter to certain investors, pursuant to the terms and conditions of the Receivables Purchase Documents.

“Reduction/Prepayment Events” means:

(a) any non-ordinary course Disposition of any asset of Ultimate Parent or any of its Subsidiaries, including any issuance or sale of Equity Interests in any Subsidiary to a Person other than Ultimate Parent or any of its Subsidiaries, but excluding (i) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any assets of Ultimate Parent or any Subsidiary, (ii) any sales of inventory or factoring of accounts receivable in the ordinary course of business of Ultimate Parent or any Subsidiary and (iii) sales of assets to the extent the repatriation of the proceeds of such sales, or otherwise using the proceeds of such a sale to repay the Loans, would result in adverse tax consequences to Ultimate

Parent and its Subsidiaries, as reasonably determined by Ultimate Parent, provided that the amount excluded pursuant to this clause (iii) may not exceed $300,000,000 in the aggregate since the Effective Date;

(b) any Debt Incurrence; and

(c) any Equity Issuance.

“Reinvestment Amount” has the meaning set forth in the definition of the term “Net Proceeds”.

“Refinancing” means (a) the termination of that certain Amended and Restated Credit Agreement, dated as of October 28, 2011, among the Allergan Acquired Business, the eligible subsidiaries referred to therein, the lenders party thereto, JPMCB, as administrative agent, Citibank, N.A., as syndication agent, and Bank of America, N.A., as documentation agent, and any Guarantees related thereto, (b) the payment in full of any Indebtedness and other obligations (other than contingent indemnification obligations) outstanding thereunder and (c) the termination of all commitments to extend credit thereunder.

“Register” has the meaning specified in Section 11.06(d).

“Related Indemnified Parties” means, with respect to any Indemnitee, (a) any controlling Person or controlled Affiliate of such Indemnitee, (b) the respective directors, officers or employees of such Indemnitee or any of its controlling Persons or controlled Affiliates and (c) the respective agents of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (c), acting at the instructions of such Indemnitee, controlling Person or such controlled Affiliate; provided that each reference to a controlled Affiliate or controlling Person in this definition pertains to a controlled Affiliate or controlling Person involved in the negotiation of the Commitment Letter, the Fee Letters, this Agreement or any other Loan Document.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, advisors and other representatives of such Person and of such Person’s Affiliates.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived under current law.

“Required Lenders” means, as of any date of determination, Lenders holding in the aggregate more than 50% of the sum of the Aggregate Commitments and the aggregate principal amount of the Loans then outstanding; provided that the Commitment and Loans of any Defaulting Lender will be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means, with respect to any Person, the chief executive officer, a manager (gérant), a director, the chief financial officer, the treasurer, the chief legal officer, the chief accounting officer or any vice president of such Person. Any document delivered hereunder that is signed by a Responsible Officer of Ultimate Parent or any Loan Party will be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person, and such Responsible Officer will be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Ultimate Parent,

the Borrower or any Material Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to Ultimate Parent’s shareholders, partners or members (or the equivalent Person thereof).

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Financial, Inc., and any successor to its rating agency business.

“Same Day Funds” means immediately available funds.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of Treasury, (b) any Person listed in any Sanctions-related list of designated Persons maintained by the European Union or any EU member state, (c) any Person located, organized or resident in a Sanctioned Country or (d) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Documents” means the Actavis SEC Documents, the WC SEC Documents, the Forest SEC Documents and the Allergan SEC Documents.

“Securities Act” means the Securities Act of 1933.

“Securities Exchange Act” means the Securities Exchange Act of 1934.

“Senior Notes” means senior unsecured notes to be issued by Actavis SCS in a registered public offering and/or in a private placement in reliance on Rule 144A.

“Senior Notes Offering Document” has the meaning specified in Section 4.02(h).

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person (including, for the avoidance of doubt, property consisting of the residual equity value of such Person’s Subsidiaries) is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person (including, for the avoidance of doubt, property consisting of the residual equity value of such Person’s Subsidiaries) is greater than the amount that will be required to pay the probable liability of such Person on the sum of its debts and other liabilities, including contingent liabilities, (c) such Person has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise), (d) such Person does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date, (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, and (f) such Person is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code of the United States and applicable Laws relating to fraudulent transfers and conveyances. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Representations” means the representations and warranties contained in Sections 5.01(a) (solely as it relates to Ultimate Parent and the Loan Parties), 5.01(b)(ii) (solely as it relates to requisite power and authority of Ultimate Parent and the Loan Parties), 5.02(a), 5.02(b)(i), 5.04, 5.10, 5.14(b) and 5.16.

“SPV” means any special purpose entity established for the purpose of purchasing receivables in connection with a receivables securitization transaction permitted under the terms of this Agreement.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System of the United States to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board of Governors). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Rate Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” means, with respect to any Person, a corporation, partnership, joint venture, limited liability company or other business entity (a) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or (b) that is, at the time any determination is made, otherwise Controlled, by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” will refer to a Subsidiary or Subsidiaries of Ultimate Parent.

“Subsidiary Guarantor” means (a) Actavis, (b) Actavis SCS and (c) each other Subsidiary of Ultimate Parent that, after the Effective Date, becomes a party to this Agreement as a “Guarantor”, either at the election of Intermediate Parent or as required by Section 6.12, by executing and delivering to the Administrative Agent a Subsidiary Guarantor Counterpart. As of the Effective Date, Actavis and Actavis SCS are the only Subsidiary Guarantors.

“Subsidiary Guarantor Counterpart” means the Subsidiary Guarantor Counterpart Agreement to be entered into by any Subsidiary Guarantor in favor of the Administrative Agent, substantially in the form of Exhibit E, with such modifications thereto as may be reasonably agreed by the Administrative Agent and Ultimate Parent in accordance with Section 10.10(b).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) of this definition, the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender) or any third party in the business of determining such values acceptable to the Administrative Agent.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment), and the amount of such obligation shall be the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as capital lease.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Ticking Fees” has the meaning specified in Section 2.10(a).

“Ticking Fees End Date” has the meaning specified in Section 2.10(a).

“Transactions” means, collectively, (a) the consummation of the Allergan Acquisition, (b) the Refinancing, (c) the execution and delivery of this Agreement and the borrowing of the Loans hereunder, (d) the execution and delivery of the Actavis Revolving Credit Agreement, (e) the execution and delivery of the Existing Actavis Term Loan Credit Agreement, (f) the execution and delivery of the WC Term Loan Credit Agreement, (g) the execution and delivery of the definitive documentation for the Allergan Acquisition Term Facilities and any borrowing of loans thereunder, (h) the execution and delivery of the definitive documentation for the Allergan Cash Bridge Facility and any borrowing of loans thereunder, (i) the incurrence by Ultimate Parent or any of its Subsidiaries of any Allergan Acquisition Indebtedness and (j) the issuance and sale by Ultimate Parent of its common or mandatorily convertible preferred Equity Interests for the purpose of financing the Allergan Acquisition and the related transactions.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Ultimate Parent” means Actavis plc, a public limited company incorporated under the laws of Ireland, and its successors permitted hereunder; provided that any successor shall expressly assume all of the prior Ultimate Parent’s rights and obligations under this Agreement and the other Loan Documents in accordance with Section 7.03 and pursuant to documentation reasonably satisfactory to the Administrative Agent and such successor.

“United States” and “U.S.” mean the United States of America.

“US Dollar” and “$” mean lawful money of the United States.

“US Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“VAT” means (a) any Tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and (b) any other Tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such Tax referred to in clause (a) of this definition, or imposed elsewhere.

“VAT Supplier” has the meaning specified in Section 3.01(i).

“VAT Recipient” has the meaning specified in Section 3.01(i).

“VAT Relevant Party” has the meaning specified in Section 3.01(i).

“Voidable Transfer” has the meaning specified in Section 9.10.

“Warner Chilcott” means Warner Chilcott plc, a public limited company incorporated under the laws of Ireland.

“Warner Chilcott Company” means Warner Chilcott Company, LLC, a limited liability company organized under the Laws of Puerto Rico.

“Warner Chilcott Finance” means Warner Chilcott Finance, LLC, a Delaware limited liability company.

“WC SEC Documents” means all reports, schedules, forms, proxy statements, prospectuses (including prospectus supplements), registration statements and other information filed by Warner Chilcott with the SEC or furnished by Warner Chilcott to the SEC pursuant to the Securities Exchange Act.

“WC Term Loan Credit Agreement” means that certain Second Amended and Restated WC Term Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Ultimate Parent, Intermediate Parent, Warner Chilcott Finance, Warner Chilcott Corporation, a Delaware corporation, Actavis WC 2 S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg, and Warner Chilcott Company, as borrowers, each lender from time to time party thereto and Bank of America, N.A., as administrative agent thereunder, as amended, restated, supplemented, modified, extended, renewed, refinanced or replaced from time to time, whether or not with the same lenders or agents.

“Wholly Owned Subsidiary” means, with respect to any Person, a Subsidiary of such Person all the Equity Interests of which (except for directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Law) are, at the time any determination is being made, owned, Controlled or held by such Person and/or one or more Wholly Owned Subsidiaries of such Person.

“Withholding Agents” means any Loan Party, Ultimate Parent and the Administrative Agent.

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein will apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “will” will be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person will be construed to include such Person’s successors and permitted assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import when used in any Loan Document, will be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules will be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law will include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation will, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” will be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and will not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, subject to the last sentence of Section 1.03(b). Notwithstanding anything in this Agreement or any other Loan Document to the contrary, for purposes of determining compliance with any covenant (including the computation of any financial covenant)

contained herein, Indebtedness of Ultimate Parent and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Ultimate Parent or the Required Lenders shall so request, the Administrative Agent, the Lenders and Ultimate Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Ultimate Parent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, leases will be accounted for, and all calculations, ratios and computations with respect to leases contained in this Agreement will be computed with respect to each lease, without giving effect to any change to GAAP occurring after the date hereof as a result of the adoption of any proposals set forth in the Proposed Accounting Standards Update, Leases (Topic 840), issued by the Financial Accounting Standards Board on August 17, 2010, or any other proposals issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require treating any lease as a capital lease where such lease would not have been required to be so treated under GAAP as in effect on the date hereof.

(c) Pro Forma Calculations. All pro forma computations required to be made hereunder giving effect to any Material Acquisition or Material Disposition shall be calculated after giving pro forma effect thereto (and to any other such transaction consummated since the first day of the period for which such pro forma computation is being made and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter of Ultimate Parent for which financial statements shall have been delivered pursuant to Section 6.01(a) or 6.01(b) (or, prior to the first such delivery, ending with the most recent fiscal quarter referred to in Section 5.05(a)), and, to the extent applicable, the historical earnings and cash flows associated with the assets acquired or disposed of, any related incurrence or reduction of Indebtedness and any related cost savings, operating expense reductions and synergies which, in the case of reductions in cost, (i) are calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act or (ii) are implemented, committed to be implemented, the commencement of implementation of which has begun or is reasonably expected to be implemented in good faith by the business that was the subject of any such asset acquisition or disposition within twelve (12) months of the date of such asset acquisition or disposition and that are factually supportable and quantifiable and expected to have a continuing impact, as if, in the case of each of clauses (i) and (ii), all such reductions in costs had been effected as of the beginning of such period, decreased by any non-one-time incremental expenses incurred or to be incurred during such period in order to achieve such reduction in costs. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness).

SECTION 1.04. Rounding. Any financial ratios required to be maintained by Ultimate Parent pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Rate Loan” or “Eurodollar Rate Borrowing”).

SECTION 1.06. Effectuation of Transactions. All references herein to Ultimate Parent and its Subsidiaries on the Closing Date shall be deemed to be references to such Persons, and all the representations and warranties of Ultimate Parent and the Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made on the Closing Date, in each case, after giving effect to the Allergan Acquisition and the other Transactions to occur on the Closing Date, unless the context expressly requires otherwise.

ARTICLE II

THE COMMITMENTS AND BORROWINGS

SECTION 2.01. Loans. Subject to the terms and conditions set forth herein, each Lender agrees to make a loan (each such loan, a “Loan”) to the Borrower in US Dollars on the Closing Date in a principal amount not to exceed its Commitment. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of any Borrowing from one Type to the other, and each continuation of any Eurodollar Rate Borrowing will be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than (i) 12:00 noon, New York City time, three (3) Business Days prior to the requested date of any Borrowing of, or conversion to or continuation of, Eurodollar Rate Loans and (ii) 10:00 a.m., New York City time, on the requested date of any Borrowing of, or conversion to, Base Rate Loans; provided that if the Borrower specifies a Pre-Funding Date in any Loan Notice, then such Loan Notice must be received by the Administrative Agent not later than 10:00 a.m., New York City time, on the Pre-Funding Date; provided further that if the Borrower wishes to request a Eurodollar Rate Borrowing having an Interest Period other than one, two or three months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon, New York City time, four (4) Business Days prior to the requested date of such Borrowing, whereupon the Administrative Agent will give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, New York City time, three (3) Business Days before the requested date of such Borrowing, the Administrative Agent will notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, fax or e-mail to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. Each Borrowing initially shall be of the Type specified in the applicable Loan Notice and, in the case of a Eurodollar Rate Borrowing, each Borrowing shall have an initial Interest Period as specified in such applicable Loan Notice. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Eurodollar Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.02(a). The Borrower may elect different conversion or continuation options with respect to different portions of the affected Borrowing (and all references herein to conversion or continuation of a Borrowing shall be understood to include any such election of different options with respect thereto), in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

At the commencement of each Interest Period for any Eurodollar Rate Borrowing, such Borrowing shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. At the Closing Date, each Base Rate Borrowing shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

Each Loan Notice (whether telephonic or written) will specify (i) whether the Borrower is requesting a Borrowing, a conversion of any Borrowing from one Type to the other, or a continuation of any Eurodollar Rate Borrowing, (ii) the requested date of such Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), and if applicable, the anticipated Closing Date and the requested Pre-Funding Date, (iii) the aggregate principal amount of Loans to be borrowed or the existing Borrowing that is to be converted or continued (and, if different conversion or continuation options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing), (iv) the Type of each requested resulting Borrowing, provided that if any Loan Notice specifies a Pre-Funding Date, then the requested Borrowing shall initially be a Base Rate Borrowing, (v) the duration of the Interest Period with respect to each requested resulting Eurodollar Rate Borrowing and (vi) if applicable, the location and number of the account of the Borrower to which funds are to be disbursed, which account shall be located in New York City, Switzerland or another jurisdiction acceptable to the Administrative Agent. If the Borrower fails to specify a Type of the requested Loans in a Loan Notice, then the applicable Loans will be made as Base Rate Loans. If the Borrower fails to give timely notice requesting a conversion or continuation of any Eurodollar Rate Borrowing, such Eurodollar Rate Borrowing will be continued with an Interest Period of one month. If the Borrower requests a Borrowing of, or conversion to or continuation of, Eurodollar Rate Loans in any Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Loan Notice, the Administrative Agent will promptly notify each Lender of the details thereof and of the amount of its Applicable Percentage of each resulting Borrowing. Subject to Section 2.02(c), in the case of a Loan Notice requesting the making of a Borrowing, each Lender will make the amount of its Loan to be made as part of such Borrowing available to the Administrative Agent, in Same Day Funds by wire transfer to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders, not later than 1:00 p.m., New York City time, on the date of such Borrowing specified in the applicable Loan Notice. Subject to Section 2.02(c), upon satisfaction (or waiver in accordance with Section 11.01) of the conditions set forth in Section 4.02, the Administrative Agent will make such Loans available to the Borrower by promptly remitting the amounts so received in Same Day Funds by wire transfer to the account of the Borrower specified in the applicable Loan Notice.

(c) (i) The Borrower may specify in its Loan Notice requesting the making of Loans the date (such date being referred to as the “Pre-Funding Date”), which shall be a Business Day occurring after the Effective Date and prior to the Closing Date, and shall not be earlier than three (3) Business Days prior to the anticipated Closing Date set forth in such Loan Notice, on which each Lender shall be required to pre-fund to the Administrative Agent the amount of its Loan requested to be made in such Loan Notice. If a Pre-Funding Date has been specified in a Loan Notice, each Lender shall remit to the Administrative Agent an amount equal to its Applicable Percentage of the Loans requested in such Loan Notice to be made on the Closing Date, in Same Day Funds by wire transfer to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders (the funds so remitted by any Lender to the Administrative Agent being referred to as the “Pre-Advanced Funds” of such Lender).

Each Lender hereby irrevocably authorizes and directs the Administrative Agent to make its Pre-Advanced Funds available to the Borrower in accordance with Section 2.02(c)(ii). Prior to the release thereof in accordance with Section 2.02(c)(ii), the Administrative Agent shall hold the Pre-Advanced Funds of any Lender, solely for the benefit of such Lender, in a non-interest bearing deposit account with JPMCB (and the Administrative Agent may deposit the Pre-Advanced Funds with JPMCB pursuant to an escrow arrangement reasonably satisfactory to the Administrative Agent and JPMCB, in its capacity as the escrow agent, with the Borrower hereby agreeing that, prior to the Pre-Funding Date, it shall enter into an escrow agreement with respect thereto in form and substance reasonably satisfactory to the Administrative Agent and JPMCB, in its capacity as the escrow agent). It is understood and agreed that, without limiting the obligations of the Lenders or the Administrative Agent hereunder, the Borrower shall have no right, title or interest in any Pre-Advanced Funds, and shall have no right to give directions or instructions to the Administrative Agent with regard to investment, application, withdrawal or remittance of any Pre-Advanced Funds or otherwise with respect to any Pre-Advanced Funds.

(ii) The Administrative Agent shall withdraw and remit the Pre-Advanced Funds of any Lender only as follows: (A) the Administrative Agent shall make the Pre-Advanced Funds of each Lender available to the Borrower by remitting the entire amount thereof, in Same Day Funds by wire transfer to an account of the Borrower specified in the applicable Loan Notice, such remittance to be made not later than 9:00 a.m., New York City time, on the anticipated Closing Date (or, subject to clause (B) below, such later time and date as the Borrower and the Administrative Agent shall agree), subject to the Administrative Agent having received evidence satisfactory to it that the conditions set forth in Section 4.02 have been, or substantially concurrently therewith will be, satisfied (or waived in accordance with Section 11.01), it being understood and agreed that the obligation of each Lender to make available to the Administrative Agent the amount of its Loan pursuant to Section 2.02(b) shall be satisfied to the extent of its Pre-Advanced Funds so remitted by the Administrative Agent to the Borrower, or (B) if for any reason the Closing Date does not occur on or before 11:59 p.m., New York City time, on the date that is two (2) Business Days after the anticipated Closing Date specified in the Loan Notice, or in the event the Aggregate Commitments shall terminate or be reduced to zero as set forth in Section 2.07, the Administrative Agent shall promptly return to each Lender such Lender’s Pre-Advanced Funds. Without limiting the provisions of Section 10.04, each Lender expressly acknowledges and agrees that in releasing any Pre-Advanced Funds pursuant to clause (A) above, the Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon the certificate of a Responsible Officer of Ultimate Parent delivered pursuant to Section 4.02(a)(i).

(iii) Whether or not the Closing Date occurs and whether or not Loans are made on the Closing Date, the Borrower agrees to pay to each Lender an amount (the “Pre-Funding Compensation Amount”) that is equal to the amount of interest that would have accrued hereunder on its Pre-Advanced Funds if such Pre-Advanced Funds had been used to fund Base Rate Loans on the Pre-Funding Date (or, if later, the date such Pre-Advanced Funds were delivered to the Administrative Agent pursuant to Section 2.02(c)(i)) and as if such Loans were outstanding for the period of time that such Pre-Advanced Funds are held by the Administrative Agent in accordance with this Section 2.02(c). To the extent that the Pre-Advanced Funds of any Lender are used to fund its Applicable Percentage of the Loans made on the Closing Date, the Pre-Funding Compensation Amount due to such Lender shall be payable by the Borrower to such Lender on the first Interest Payment Date for such Loans following the Closing Date. To the extent that all or any part of the Pre-Advanced Funds of any Lender are returned by the Administrative Agent to such Lender for any reason and are not used to fund Loans, the Pre-Funding Compensation Amount due to such Lender shall be payable by the Borrower to such Lender within one (1) Business Day after demand.

(d) Notwithstanding anything in this Agreement to the contrary, during the existence of an Event of Default, no Borrowing may be converted to or continued as Eurodollar Rate Borrowing without the consent of the Required Lenders.

(e) The applicable Base Rate or Eurodollar Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent will notify the Borrower and the Lenders of the Eurodollar Rate applicable to any Eurodollar Rate Borrowing for any Interest Period promptly upon determination thereof. At any time that Base Rate Loans are outstanding, the Administrative Agent will notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.

(f) Notwithstanding anything in this Agreement to the contrary, after giving effect to all Borrowings, all conversions of Borrowings from one Type to the other, and all continuations of Eurodollar Rate Borrowings, there will not be more than ten (10) Interest Periods in effect with respect to Eurodollar Rate Loans.

SECTION 2.03. [Reserved].

SECTION 2.04. [Reserved].

SECTION 2.05. [Reserved].

SECTION 2.06. Prepayments. (a) The Borrower may, upon notice to the Administrative Agent in accordance with Section 2.06(c), at any time or from time to time voluntarily prepay any Borrowing in whole or in part, without premium or penalty, provided that any such prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof or, if less, the entire principal amount of Loans then outstanding.

(b) In the event and on each occasion that, after the making of the Loans on the Closing Date, Ultimate Parent or any Subsidiary receives any Net Proceeds in respect of a Reduction/Prepayment Event, then the Borrower shall, within five (5) Business Days of receipt of such Net Proceeds, prepay Borrowings in an amount equal to the lesser of the aggregate principal amount of Loans then outstanding and 100% of such Net Proceeds.

(c) The Borrower shall notify the Administrative Agent by telephone (confirmed by hand delivery, fax or e-mail) of any optional prepayment and, to the extent practicable, any mandatory prepayment hereunder (i) in the case of prepayment of a Eurodollar Rate Borrowing, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment and (ii) in the case of prepayment of a Base Rate Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment. Each such notice shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment of any Borrowing. If a prepayment notice is given by the Borrower in connection with an optional prepayment hereunder, the payment amount specified in such notice will be due and payable on the date specified therein; provided that, subject to Section 3.05, such notice may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied and, in the case of such revocation, the Borrower shall not be required to make such prepayment and such prepayment amount shall cease to be due and payable. Any prepayment of a Loan shall be accompanied by all accrued interest on the amount prepaid and, in the case of any prepayment of Eurodollar Rate Loans on any day other than the last day of the Interest Period applicable thereto, shall be subject to Section 3.05. Each prepayment of a Borrowing shall be applied ratably to the Loans comprising the prepaid Borrowing.

SECTION 2.07. Termination or Reduction of Commitments. (a) The Borrower may, upon notice to the Administrative Agent, terminate or permanently reduce the Commitments; provided that (i) any such notice must be received by the Administrative Agent not later than 11:00 a.m., New York City time, three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction will be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Each notice delivered by the Borrower pursuant to this Section 2.07(a) shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of termination) if such condition is not satisfied.

(b) In the event and on each occasion that, after the date hereof and prior to the termination of the Commitments in accordance with this Section 2.07, Ultimate Parent or any Subsidiary receives any Applicable Proceeds in respect of a Reduction/Prepayment Event, then the Borrower shall within two (2) Business Days of receipt of such Applicable Proceeds notify the Administrative Agent of such Reduction/Prepayment Event and the amount of Applicable Proceeds resulting therefrom (together with a reasonably detailed calculation thereof), and the Commitments will automatically reduce (on the earlier of the date of delivery of such notice and the first Business Day after receipt of such Applicable Proceeds, except that, solely for purposes of calculating the Ticking Fees accruing hereunder (but not for any other purpose), such reduction shall not be effective until the date of delivery of such notice) by an aggregate amount equal to the lesser of the Aggregate Commitments then in effect and 100% of the Applicable Proceeds.

(c) Each Lender’s Commitment shall be automatically reduced by the amount of each Loan made by such Lender, such reduction to be effective immediately following the making of such Loan by such Lender. Unless previously terminated, the Aggregate Commitments shall terminate automatically on the earliest of (i) the Outside Date, (ii) the consummation of the Allergan Acquisition without the borrowing by the Borrower of any Loans hereunder, (iii) the termination of the Allergan Merger Agreement in accordance with its terms and (iv) 11:59 p.m., New York City time, on the Closing Date.

(d) Promptly following receipt of any notice pursuant to Section 2.07(a) or 2.07(b), the Administrative Agent will notify the Lenders of the details thereof. Any partial reduction of the Aggregate Commitments will be applied to the Commitments of the Lenders according to their respective Applicable Percentages. Any termination or reduction of the Commitments shall be permanent. All Ticking Fees accrued through the date of any termination or reduction of the Commitments (in the case of any reduction, in respect of the aggregate amount of the Commitments subject to such reduction) shall be payable on the date of such termination or reduction.

SECTION 2.08. Repayment of Loans. The Borrower will repay the full outstanding principal amount of the Loans on the Maturity Date.

SECTION 2.09. Interest. (a) Subject to the provisions of Section 2.09(b), (i) each Eurodollar Rate Loan will bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate for Eurodollar Rate Loans; and (ii) each Base Rate Loan will bear interest on the outstanding principal amount thereof at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans.

(b) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in Section 2.09(a) or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to Base Rate Loans as provided in Section 2.09(a).

(c) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(d) Interest on each Loan will be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that (i) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Interest hereunder will be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

SECTION 2.10. Fees. (a) The Borrower shall pay to the Administrative Agent, for the account of each Lender (subject to Section 2.15 in the case of any Defaulting Lender), a ticking fee in US Dollars (collectively, the “Ticking Fees”), which shall accrue at the rate of 0.175% per annum times the daily amount of the Commitment of such Lender during the period from and including the Effective Date until the earlier of (i) the Closing Date and (ii) the termination or expiration of the Commitments of such Lender (such earlier date, the “Ticking Fee End Date”). Accrued Ticking Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December on the Ticking Fee End Date and at such other times as may be specified herein.

(b) The Borrower will pay on the Closing Date to the Administrative Agent, for the account of each Lender, as fee compensation for the funding of such Lender’s Loans, an upfront fee in an amount as separately agreed by Ultimate Parent and the Arrangers.

(c) The Borrower will pay to the Administrative Agent, for the account of each Lender, on each of the dates set forth below a duration fee equal to the applicable percentage set forth below of the aggregate principal amount of such Lender’s Loans outstanding on such date:

Date	Duration Fee Percentage

90th day after the Closing Date	0.50%

180th day after the Closing Date	1.00%

270th day after the Closing Date	1.50%

(d) The Borrower will pay to the Arrangers and the Administrative Agent, for their own respective accounts, in US Dollars, fees in the amounts and at the times specified in the Fee Letters.

(e) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Arrangers, in the case of fees payable to them) for distribution, in the case of Ticking Fees, upfront fees and duration fees, to the Lenders entitled thereto. All fees will be fully earned when paid and will not be refundable for any reason whatsoever.

SECTION 2.11. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by reference to the Prime Rate will be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest will be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest will accrue on each Loan for the day on which the Loan is made, and will not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made will, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder will be conclusive and binding for all purposes, absent manifest error.

SECTION 2.12. Evidence of Debt. The Loans made by each Lender will be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender will be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so will not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. The Administrative Agent will provide to the Borrower or Ultimate Parent, upon their request, a statement of Loans, payments and other transactions pursuant to this Agreement. Such statement will be deemed correct, accurate, and binding on the Borrower (except for corrections and errors discovered by the Administrative Agent), unless the Borrower or Ultimate Parent notifies the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower or Ultimate Parent, only the items to which exception is expressly made will be considered to be disputed by the Borrower. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent will control in the absence of manifest error. Upon the request of any Lender to the Borrower made through the Administrative Agent, the Borrower will execute and deliver to such Lender (through the Administrative Agent) a Note, which will evidence such Lender’s Loans to the Borrower in addition to such accounts or records. Each Lender may attach schedules to a

Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

SECTION 2.13. Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower will be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder will be made to the Administrative Agent, for the account of the Lenders to which such payments are due (except that payments pursuant to Sections 3.01, 3.04, 3.05 and 11.04 shall be made directly to the Persons entitled thereto), in each case in US Dollars and in Same Day Funds not later than 1:00 p.m., New York City time, on the date specified herein. All such payments to the Administrative Agent shall be made to such account as may be specified by the Administrative Agent. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. All payments received by the Administrative Agent after 1:00 p.m., New York City time, on any day will be deemed received on the next succeeding Business Day and any applicable interest or fee will continue to accrue. If any payment to be made by the Borrower will come due on a day that is not a Business Day, payment will be made on the next following Business Day, except as otherwise set forth in the definition of “Interest Period” or “Maturity Date”, and such extension of time will be reflected in computing interest or fees, as the case may be.

(b) Funding by Lenders; Presumption by Administrative Agent. (i) Unless the Administrative Agent will have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent will promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid will constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower will be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent will have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.13(b) will be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. In the event that:

(i) any Lender made available to the Administrative Agent its Pre-Advanced Funds and, subsequent thereto, such Lender shall have delivered to the Administrative Agent a written notice prior to 7:00 a.m., New York City time, on the anticipated Closing Date (as such date is specified in the applicable Loan Notice or, in the case of any extension thereof as contemplated by Section 2.02(c)(ii), as such date is agreed to be extended to by the Borrower and the Administrative Agent) that any one or more of the conditions set forth in Section 4.02 is not capable of being satisfied as and when required by Section 4.02 with respect to such anticipated Closing Date, specifying any such condition and an explanation for its assertion that such condition is not capable of being so satisfied, then, notwithstanding anything to the contrary in Section 2.02(c)(ii), the Administrative Agent shall not, and shall not be required to, make available to the Borrower in accordance with such Section such Lender’s Pre-Advanced Funds (but, for the avoidance of doubt, may make available in accordance with such Section the Pre-Advanced Funds of any other Lender) and shall instead return such funds (in like funds as received from such Lender) to such Lender, without interest (it being understood and agreed that delivery of any such notice by any Lender shall be without prejudice to any claim the Borrower may have against such Lender for its failure to make any Loan required to be made by it hereunder); or

(ii) any Lender made available to the Administrative Agent funds for any Loan to be made by such Lender to the Borrower as provided in Section 2.02(b), and such funds are not made available to the Borrower by the Administrative Agent because the conditions set forth in Section 4.02 are not satisfied (or waived in accordance with Section 11.01), the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

Without limiting the provisions of Section 10.04, each Lender expressly acknowledges and agrees that in releasing to the Borrower any funds made available to the Administrative Agent by any Lender, (A) the Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon the certificate of a Responsible Officer of Ultimate Parent delivered pursuant to Section 4.02(a)(i) and (B) any good faith determination by the Administrative Agent that any condition set forth in Section 4.02 has been satisfied shall, subject to clauses (i) and (ii) above, be binding on each Lender.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to deliver its Pre-Advanced Funds, to make any Loan or to make any payment under Section 11.04(c) on any date required hereunder will not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender will be responsible for the failure of any other Lender so to deliver its Pre-Advanced Funds, to make its Loan or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein will be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

SECTION 2.14. Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion will (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as will be equitable, so that the benefit of all such payments will be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their respective Loans, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations will be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section 2.14 will not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant.

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

SECTION 2.15. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then the following provisions shall apply until such time as such Lender is no longer a Defaulting Lender:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 11.01.

(ii) Ticking Fees. Ticking Fees shall cease to accrue on the amount of the Commitment of such Lender pursuant to Section 2.10(a), and the Borrower shall not be required to pay any Ticking Fees that otherwise would have been required to have been paid to such Defaulting Lender for any period during which such Lender is a Defaulting Lender.

(b) Defaulting Lender Cure. If Ultimate Parent and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date such confirmation is so received or the effective date specified in such notice (and subject to any conditions set forth therein), as applicable, such Lender will, to the extent applicable, take such actions as the Administrative Agent may determine to be appropriate in connection with such Lender ceasing to be a Defaulting Lender, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to

Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

SECTION 3.01. Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of any Loan Party or Ultimate Parent hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require any Withholding Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by such Withholding Agent, as the case may be, including upon the basis of the information and documentation to be delivered pursuant to Section 3.01(e).

(ii) If any Withholding Agent shall be required by applicable Law to withhold or deduct any Taxes, including both United States federal backup withholding and withholding Taxes, from any payment, then (A) the Withholding Agent shall withhold or make such deductions as are determined by the Withholding Agent to be required, including based upon the information and documentation it has received pursuant to Section 3.01(e), (B) the Withholding Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by such Loan Party or Ultimate Parent shall be increased as necessary so that after any required withholding or the making of all required deductions (including withholding or deductions applicable to additional sums payable under this Section 3.01) the Administrative Agent or the applicable Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties and Ultimate Parent. Without limiting the provisions of Section 3.01(a), the Loan Parties shall and Ultimate Parent shall, or shall cause the Loan Parties to, timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws, except for Other Taxes resulting from an assignment by any Lender pursuant to Section 11.06(b) if such assignment is not at the request of Ultimate Parent or the Borrower pursuant to Section 11.13.

(c) Tax Indemnifications. (i) Without limiting or duplication of the provisions of Section 3.01(a) or 3.01(b), each Loan Party shall, and does hereby, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses (including the fees, charges and disbursements of any counsel for the Administrative Agent or such Lender) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender and the Administrative Agent agrees to give written notice to the Borrower and Ultimate Parent of the assertion of any claim against such Lender or the Administrative Agent, as the case may be, relating to such Indemnified Taxes no later than 180 days after the principal officer of such party responsible for administering this Agreement obtains knowledge thereof. Each Loan Party shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by Section 3.01(c)(ii) after the Administrative Agent has exercised such remedies provided in Section 3.01(c)(ii) as the Administrative Agent in its good faith discretion determines to be appropriate. A certificate as to any amount due pursuant to this Section 3.01(c)(i) delivered to the Borrower and Ultimate Parent by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of Section 3.01(a) or 3.01(b), and except as provided below, each Lender shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within 20 days after demand therefor, against any and all (A) Taxes (but, in the case of any Indemnified Taxes, only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) attributable to such Lender incurred by or asserted against the Loan Parties or the Administrative Agent by any Governmental Authority in connection with any Loan Document and any and all related penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Loan Parties or the Administrative Agent) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, and (B) without duplication of clause (A), Taxes and any and all related penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Loan Parties or the Administrative Agent) incurred by or asserted against the Loan Parties or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower, Ultimate Parent or the Administrative Agent pursuant to Section 3.01(e). In no event, however, shall any Lender indemnify the Loan Parties for any Taxes other than Excluded Taxes. Each Lender hereby authorizes the Administrative Agent (on its own behalf or on behalf of such Lender) to set off and apply any and all amounts (including interest and fees) at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 3.01(c)(ii). The agreements in this Section 3.01(c)(ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Borrower, Ultimate Parent or the Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower or Ultimate Parent shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower or Ultimate Parent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Laws to report such payment or other evidence of such payment reasonably satisfactory to Ultimate Parent or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation. (i) Each Lender and the Administrative Agent shall deliver to the Borrower, Ultimate Parent and to the Administrative Agent (if applicable), if reasonably requested by the Borrower, Ultimate Parent or the Administrative Agent in writing, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower, Ultimate Parent or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the Loan Parties hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) the entitlement of such Lender or the Administrative Agent to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Person by the Loan Parties pursuant to this Agreement or otherwise to establish such Person’s status for withholding tax purposes in the applicable jurisdictions. Notwithstanding anything to the contrary in this Section 3.01(e), the completion, execution and submission of the documentation referred to in this Section 3.01(e) (other than such documentation set forth in Sections 3.01(e)(ii)(A), (ii)(B)(I), (ii)(B)(II), (ii)(B)(III), (ii)(B)(IV) and 3.01(g)) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a US Person shall, on or prior to the date it becomes a party to this Agreement (and from time to time thereafter upon the expiration, obsolescence or invalidity of any form, documentation or information previously delivered pursuant to this clause (A)), deliver to the Borrower and the Administrative Agent two properly completed and executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable Laws or reasonably requested by the Borrower or the Administrative Agent as will establish its exemption from backup withholding; and

(B) each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Foreign Lender under this Agreement (and from time to time thereafter upon the expiration, obsolescence or invalidity of any form, documentation or information previously delivered pursuant to this clause (B), or upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), two of whichever of the following is applicable:

(I) properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E (or successor form) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) properly completed and executed originals of IRS Form W-8ECI or W-8EXP (or successor form),

(III) to the extent a Foreign Lender is not the beneficial owner of such payments, properly completed and executed originals of IRS Form W-8IMY (or successor form), accompanied by IRS Form W-

8ECI, IRS Form W-8BEN or W-8BEN-E (or successor form), and all required supporting documentation, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership for U.S. federal income tax purposes and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide certification documents on behalf of each such direct and indirect partner,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1, F-2, F-3 or F-4, as applicable, and (y) properly completed and executed originals of IRS Form W-8BEN or W-8BEN-E (or successor form), or

(V) properly completed and executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) Each Lender and the Administrative Agent shall promptly (A) notify the Borrower, Ultimate Parent and the Administrative Agent (if applicable) of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be disadvantageous to it, in the reasonable judgment of such Person, and as may be reasonably necessary (including, in the case of any Lender, the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Loan Party or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Person.

(iv) The Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request in writing, in a timely fashion after the Effective Date, such documents and forms required by any relevant taxing authorities under the Laws of any jurisdiction, duly executed and completed by the Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Laws in connection with any payment by the Administrative Agent or any Lender of Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If the Administrative Agent or any Lender determines, in its sole discretion reasonably exercised in good faith, that it has received a refund (including, for this purpose, a credit in lieu of a refund) of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or Ultimate Parent or with respect to which a Loan Party or Ultimate Parent has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party or Ultimate Parent, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party or Ultimate Parent under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative

Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party or Ultimate Parent, as the case may be, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party or Ultimate Parent to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section 3.01(f) shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Loan Parties, Ultimate Parent or any other Person.

(g) Additional Withholding Documentation. If a payment made to a Lender under this Agreement may be subject to United States federal withholding Tax under FATCA, such Lender shall deliver to the Borrower, Ultimate Parent and the Administrative Agent, at the time or times prescribed by applicable Law and at such time or times reasonably requested by the Borrower, Ultimate Parent or the Administrative Agent, such documentation prescribed by applicable Law and such additional documentation reasonably requested by the Borrower, Ultimate Parent or the Administrative Agent to comply with its withholding obligations, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 3.01(g), “FATCA” shall include any amendments made to FATCA after the Effective Date.

(h) Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

(i) VAT.

(i) All amounts set out or expressed in any Loan Document to be payable by any party to the Administrative Agent or any Lender that (in whole or in part) constitute the consideration for a supply for VAT purposes shall, except as otherwise agreed by the Administrative or such Lender, as applicable, be deemed to be exclusive of any VAT that is chargeable on such supply. Subject to Section 3.01(i)(ii), if VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender to any party under any Loan Document, such party shall pay to the Administrative Agent or such Lender, as applicable (in addition to and at the same time as paying any other consideration for such supply), an amount equal to the amount of such VAT (and the Administrative Agent or such Lender, as applicable, shall have delivered to such party an invoice complying with the applicable legal requirements) unless such party is obligated by applicable Law to account directly to the applicable Governmental Authority for such VAT or the Administrative Agent or such Lender, as applicable, has reasonably determined that it is entitled to a refund or credit in respect of the amount of such VAT.

(ii) If VAT is or becomes chargeable on any supply made by the Administrative Agent or any Lender (the “VAT Supplier”) to any other Lender (the “VAT Recipient”) under any Loan Document, and any party other than the VAT Recipient (the “VAT Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the VAT Supplier (rather than being required to reimburse or indemnify the VAT Recipient in respect of that consideration), then: (x) in the case where the VAT Supplier is the Person required to account to the relevant tax authority for the VAT, the VAT Relevant Party shall also pay to the VAT Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT and the VAT Recipient shall (where the immediately foregoing clause (x) applies) promptly pay to the VAT Relevant Party an amount equal to any credit or repayment the VAT Recipient receives from the relevant Governmental Authority which the VAT Recipient reasonably determines relates to the VAT chargeable on that supply; and (y) in the case where the VAT Recipient is the Person required to account to the relevant Governmental Authority for the VAT, the VAT Relevant Party shall promptly, following demand from the VAT Recipient, pay to the VAT Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the VAT Recipient reasonably determines that it is not entitled to credit or repayment from the relevant Governmental Authority in respect of that VAT.

(iii) Where any Loan Document requires any party to reimburse or indemnify the Administrative Agent or any Lender for any cost or expense, such party shall reimburse or indemnify (as the case may be) the Administrative Agent or such Lender, as applicable, for the full amount of such cost or expense, including such part thereof as represents VAT, except to the extent that the Administrative Agent or Lender, as applicable, reasonably determines that it, or any company of its group, is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv) Any reference in Sections 3.01(i)(i), 3.01(i)(ii) and 3.01(i)(iii) to any party shall, at any time when such party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member of such group at such time (the term “representative member” to have the same meaning as in the Value Added Tax Act 1994) or otherwise to a Person treated as making or (as appropriate) receiving the supply under the grouping rules provided for in Article 11 of the council directive 2006/112/EEC on the common system of value added tax.

(v) In relation to any supply made by the Administrative Agent or any Lender to any party under any Loan Document, if reasonably requested by the Administrative Agent or such Lender, as applicable, such party must promptly provide the Administrative Agent or such Lender, as applicable, with details of such party’s VAT registration and such other information as is reasonably requested in connection with the VAT reporting requirements of the Administrative Agent or such Lender, as applicable, in relation to such supply.

SECTION 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans in US Dollars or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, US Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower and Ultimate Parent through the Administrative Agent, (a) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans will be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent, the Borrower and Ultimate Parent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower will, upon demand from such Lender (with a copy to the Administrative Agent), prepay or convert to Base Rate Loans all such Eurodollar Rate Loans of such Lender, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest on which is determined by reference to the Eurodollar Rate component of the Base Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrower will also pay accrued interest on the amount so prepaid or converted.

SECTION 3.03. Inability to Determine Rates. If prior to the commencement of any Interest Period for a Eurodollar Rate Borrowing:

(a) the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Eurodollar Rate Borrowing for such Interest Period;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower, Ultimate Parent and the Lenders as promptly as practicable and, until the Administrative Agent notifies the Borrower, Ultimate Parent and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Borrowing shall be ineffective, and such Borrowing shall be continued as a Base Rate Borrowing, and (ii) the Borrower can revoke any pending Loan Notice for a Eurodollar Rate Borrowing upon receipt of such notice and otherwise any Loan Notice for a Eurodollar Rate Borrowing shall be treated as a request for a Base Rate Borrowing.

SECTION 3.04. Increased Costs; Additional Reserve Requirements.

(a) Increased Costs Generally. If any Change in Law will:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate or referred to in Section 3.04(e));

(ii) subject the Administrative Agent or any Lender to any Tax on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by the Administrative Agent or such Lender); or

(iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender;

and the result of any of the foregoing will be to increase the cost to the Administrative Agent or such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Administrative Agent or such Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Administrative Agent or such Lender, as the case may be, the Borrower will pay to the Administrative Agent or such Lender, as the case may be, such additional amount or amounts as will compensate the Administrative Agent or such Lender, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital or Liquidity Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in Section 3.04(a) or 3.04(b) and delivered to the Borrower and Ultimate Parent will be conclusive absent manifest error. The Borrower will pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 will not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower will not be required to compensate a Lender pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than three (3) months prior to the date that such Lender notifies the Borrower and Ultimate Parent of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above will be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. Without duplication of any reserve requirement reflected in the Eurodollar Rate, the Borrower shall pay to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that the Borrower and Ultimate Parent shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender with a reasonably detailed explanation of the regulatory requirements imposing such costs and a calculation of the allocation of such costs to the relevant Loan or Commitment. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable ten (10) days from receipt of a proper notice. Notwithstanding the foregoing, if any reserves described in this Section 3.04(e) are based upon the financial strength or creditworthiness of a Lender, for the purposes of calculating the actual costs of a Lender with respect to such reserves, each such Lender shall be deemed to be in the highest applicable category of financial strength or creditworthiness.

(f) Certain Agreements. With respect to amounts due under this Section 3.04 as a result of any Change in Law, the claim for additional amounts shall be generally consistent with such Lender’s treatment of customers of such Lender that such Lender considers, in its reasonable discretion, to be similarly situated to the Borrower and having generally similar provisions in their credit agreements with such Lender.

SECTION 3.05. Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower will promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurodollar Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Eurodollar Rate Loan on the date or in the amount notified by the Borrower (whether or not any such notice may be revoked in accordance herewith); or

(c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower or Ultimate Parent pursuant to Section 11.13.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender will be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

SECTION 3.06. Mitigation Obligations. If any Lender requests compensation under Section 3.04, or the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 (other than additional amounts arising from VAT), or if any Lender gives a notice pursuant to Section 3.02, then such Lender will use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Loan Parties hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

SECTION 3.07. Survival. All of the Loan Parties’ and Ultimate Parent’s obligations under this Article III will survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.01. Conditions to Effectiveness. This Agreement and the Commitments of the Lenders hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 11.01):

(a) The Administrative Agent’s receipt from each party hereto of either (i) a counterpart of this Agreement signed on behalf of such party or (ii) evidence satisfactory to the Administrative Agent, which may include a facsimile or other electronic transmission (including “pdf” and “tif”), that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent’s receipt of the following, each of which may be delivered by facsimile or other electronic transmission (including “pdf” and “tif”), followed promptly after the Effective Date by originals, provided that the delivery of any originals shall not be a condition precedent to the Effective Date:

(i) a certificate, dated the Effective Date and signed by a Responsible Officer of each of Ultimate Parent, Intermediate Parent, the Borrower, Actavis and Actavis SCS, (A) certifying and attaching the resolutions adopted by such Person authorizing the execution, delivery and performance of this Agreement and, if applicable, the Notes, (B) certifying as to the incumbency and specimen signature of each Responsible Officer executing this Agreement and the Notes, if applicable, on behalf of such Person, (C) attaching a good standing certificate (or the local equivalent, to the extent applicable in the relevant jurisdiction) and a certificate of incorporation (or the local equivalent) evidencing that such Person is validly existing and in good standing (or the local equivalent, to the extent applicable in the relevant jurisdiction) in its jurisdiction of organization and (D) certifying and attaching a true and complete copy of the Organization Documents of such Person; and

(ii) an executed legal opinion of (A) Cleary Gottlieb Steen & Hamilton LLP, special New York counsel for Ultimate Parent and the Loan Parties, (B) Arthur Cox, special Irish counsel for Ultimate Parent, (C) Conyers Dill & Pearman, special Bermuda counsel for Intermediate Parent, (D) Loyens & Loeff Luxembourg S.à r.l., special Luxembourg counsel for the Borrower and Actavis SCS, and (E) Greenberg Traurig LLP, special Nevada counsel for Actavis, in each case addressed to the Administrative Agent and each Lender, dated the Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

(c) All fees due to the Administrative Agent and the Arrangers pursuant to the Fee Letters and, to the extent invoiced at least two (2) Business Days prior to the Effective Date, all reasonable and documented expenses to be paid or reimbursed to the Administrative Agent and the Arrangers on or prior to the Effective Date pursuant to the Commitment Letter, shall have been paid.

(d) To the extent requested at least ten (10) Business Days prior to the Effective Date by any Lender through the Administrative Agent, Ultimate Parent and the Loan Parties shall have delivered to the Administrative Agent and the Lenders at least one (1) Business Day prior to the Effective Date the documentation and other information with respect to Ultimate Parent and the Loan Parties that is required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the Patriot Act.

SECTION 4.02. Conditions to Borrowing. The obligation of each Lender to make its Loans hereunder is subject solely to the receipt by the Administrative Agent of a Loan Notice therefor in accordance with Section 2.02 and to the satisfaction (or waiver in accordance with Section 11.01) of the following conditions precedent (or simultaneous, to the extent specified herein) on or after the Effective Date:

(a) The Administrative Agent’s receipt of the following, each of which may be delivered by facsimile or other electronic transmission (including “pdf” and “tif”), followed promptly after the Closing Date by originals, provided that the delivery of any originals shall not be a condition precedent to the Closing Date:

(i) a certificate, dated the Closing Date and signed by a Responsible Officer of Ultimate Parent, certifying that the conditions specified in Sections 4.02(b), 4.02(c), 4.02(d) and 4.02(e) have been satisfied on and as of the Closing Date, in the form attached as Exhibit G hereto; and

(ii) a certificate, dated the Closing Date and signed by the chief executive officer, chief financial officer or treasurer of Ultimate Parent, as to the financial condition and Solvency of Ultimate Parent and its Subsidiaries (on a consolidated basis, after giving effect to the Transactions), in the form attached as Exhibit H hereto.

(b) Since November 16, 2014, no “Company Material Adverse Effect” (as defined in the Allergan Merger Agreement) shall have occurred and be continuing.

(c) The Allergan Acquisition shall have been, or substantially simultaneously with the making of the Loans shall be, consummated in accordance with the terms of the Allergan Merger Agreement without giving effect to any amendments, modifications, supplements, waivers or consents thereto after November 16, 2014, by Ultimate Parent or any of its Affiliates that are materially adverse to the interests of the Lenders and not approved by the Arrangers (which approval shall not be unreasonably withheld, conditioned or delayed). It is understood and agreed that (i) no increase in consideration shall be deemed to be materially adverse to the interests of the Lenders so long as such increase is solely in the form of additional Equity Interests in Ultimate Parent and (ii) any amendment to the definition of “Company Material Adverse Effect” (including by means of any such amendment to the definition of “Effects”) in the Allergan Merger Agreement shall be deemed materially adverse to the interests of the Lenders.

(d) Such representations and warranties made by or with respect to the Allergan Acquired Business and its Subsidiaries in the Allergan Merger Agreement as are material to the interests of the Lenders shall be true and correct, but only to the extent that Ultimate Parent or any of its Affiliates has the right to terminate Ultimate Parent’s or such Affiliate’s obligations under the Allergan Merger Agreement, or to decline to consummate the Allergan Acquisition pursuant to the Allergan Merger Agreement, as a result of a breach of such representations and warranties in the Allergan Merger Agreement. The Specified Representations shall be true and correct in all material respects.

(e) The Refinancing shall have occurred, or shall occur substantially simultaneously with the making of the Loans. After giving effect to the Transactions, Ultimate Parent and its Subsidiaries (including the Allergan Acquired Business and its Subsidiaries) shall not have any Indebtedness for borrowed money other than (i) the Loans, (ii) the Allergan Acquisition Term Facilities, the Allergan Cash Bridge Facility and/or debt securities (including securities exchangeable for shares of capital stock of (or other ownership or profits interests, or warrants, rights or options for the purchase of ordinary shares)) issued and other credit facilities entered into, in each case, to finance the Allergan

Acquisition and the related transactions, (iii) Indebtedness under the Actavis Revolving Credit Agreement, the Existing Actavis Term Loan Credit Agreement and the WC Term Loan Credit Agreement permitted hereunder, (iv) any notes of Ultimate Parent and its Subsidiaries issued and outstanding on the Effective Date, (v) Indebtedness of the Acquired Business and its Subsidiaries permitted to remain outstanding on the Closing Date under the Merger Agreement (as in effect on November 16, 2014), (vi) Indebtedness permitted under Section 7.02(b), 7.02(e) or, other than with respect to Indebtedness of the Allergan Acquired Business and its Subsidiaries, 7.02(f), (vii) Indebtedness owed by Ultimate Parent or any of its Subsidiaries to Ultimate Parent or any of its Subsidiaries, (viii) any working capital financings and project financings in the ordinary course of business of Ultimate Parent and its Subsidiaries, (ix) any commercial paper financings and other short-term Indebtedness incurred in the ordinary course of business of Ultimate Parent and its Subsidiaries and (x) other Indebtedness in an aggregate principal amount not to exceed $300,000,000.

(f) All fees due to the Administrative Agent, the Arrangers and the Lenders pursuant to the Commitment Letter, the Fee Letters or this Agreement and, to the extent invoiced at least two (2) Business Days prior to the Closing Date, all reasonable and documented expenses to be paid or reimbursed to the Administrative Agent and the Arrangers on or prior to the Closing Date pursuant to the Commitment Letter or this Agreement, shall have been paid.

(g) At least ten (10) consecutive business days (as defined in the Allergan Merger Agreement) prior to the Closing Date (which period (i) shall exclude November 27, 2014, November 28, 2014 and July 3, 2015, (ii) if it has not ended on or before December 19, 2014, shall not commence before January 5, 2015 and (iii) if it has not ended on or before August 14, 2015, shall not commence before September 8, 2015), Actavis SCS shall have (A) provided to the Debt Investment Banks one or more preliminary offering memoranda or preliminary private placement memoranda relating to the offering of the Senior Notes in a form customary for private offerings of similar debt securities pursuant to Rule 144A (with registration rights) or, at the election of Actavis SCS, one or more preliminary prospectuses or preliminary prospectus supplements pursuant to an effective and available registration statement on Form S-1 or Form S-3 under the Securities Act, relating to the offering of the Senior Notes in a form customary for public offerings of similar debt securities registered pursuant to the Securities Act (including, in either case, all financial statements and other information (including all audited financial statements, all unaudited financial statements (with respect to which Actavis SCS’s and Allergan Acquired Business’s independent accountants shall have performed a SAS 100 review, as applicable) and all appropriate pro forma financial statements) that would enable the Debt Investment Banks to obtain customary comfort letters from Actavis SCS’s and Allergan Acquired Business’s independent registered public accounting firms) that would be of the type that would be customary in a private offering of similar debt securities pursuant to Rule 144A (with registration rights), or public offerings of similar debt securities registered pursuant to the Securities Act, as applicable (which, in the case of a private offering pursuant to Rule 144A, for the avoidance of doubt, need not include financial statements or information required by Rules 3-09, 3-10 or 3-16 of Regulation S-X, Compensation Discussion and Analysis required by Regulation S-K Item 402(b), other information or financial data customarily excluded from a Rule 144A (with registration rights) offering memorandum), and any applicable supplements to such offering documents, and at no time during such period shall the financial information in such Senior Notes offering document (the “Senior Notes Offering Document”) have become stale, (B) provided to the Debt Investment Banks drafts of customary comfort letters (including customary negative assurance comfort) by the independent registered public accounting firm of Actavis SCS and, consistent with its obligations under the Allergan Merger Agreement, the Allergan Acquired Business with respect to the financial information in the Senior Notes Offering Document, which such accountants are prepared to issue upon completion of customary procedures, each in form and substance customary for private offerings of similar debt securities pursuant to Rule 144A (with registration rights), or public offerings of similar debt securities registered pursuant to the Securities Act, as applicable and (C) caused the senior management and other representatives of Actavis SCS and, in a manner consistent with the Allergan Merger Agreement, the Allergan Acquired Business, to provide access in connection with due diligence investigations.

(h) At least ten (10) consecutive business days (as defined in the Allergan Merger Agreement) prior to the Closing Date (which period (i) shall exclude November 27, 2014, November 28, 2014 and July 3, 2015, (ii) if it has not ended on or before December 19, 2014, shall not commence before January 5, 2015 and (iii) if it has not ended on or before August 14, 2015, shall not commence before September 8, 2015), Ultimate Parent shall have an effective registration statement on Form S-1 or Form S-3 under the Securities Act available for the issuance of the Equity Securities and shall have (A) provided to the Equity Investment Banks one or more preliminary prospectuses or preliminary prospectus supplements, as applicable, relating to the offering of the Equity Securities in a form customary for public offerings of similar equity securities registered pursuant to the Securities Act (including all financial statements and other information (including all audited financial statements, all unaudited financial statements (with respect to which Ultimate Parent’s and Allergan Acquired Business’s independent accountants shall have performed a SAS 100 review) and all appropriate pro forma financial statements), in each case, required by, prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act), and such other data (including selected financial data) that the SEC requires in such a registered offering of the Equity Securities or that would be necessary for the Equity Investment Banks to receive customary comfort (including customary negative assurance comfort) from independent registered public accounting firms) that would be of the type that would be customary in a public offering of similar equity securities registered pursuant to the Securities Act, and any applicable supplements to such offering documents, and at no time during such period shall the financial information in such Equity Securities offering document (the “Equity Securities Offering Document”) have become stale, (B) provided to the Equity Investment Banks drafts of customary comfort letters (including customary negative assurance comfort) by the independent registered public accounting firm of Ultimate Parent and, consistent with its obligations under the Allergan Merger Agreement, the Allergan Acquired Business with respect to the financial information in the Equity Securities Offering Document, which such accountants are prepared to issue upon completion of customary procedures, each in form and substance customary for public offerings of similar equity securities registered pursuant to the Securities Act, and (C) caused the senior management and other representatives of Ultimate Parent and, in a manner consistent with the Allergan Merger Agreement, the Allergan Acquired Business, to provide access in connection with due diligence investigations.

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in Section 4.01 or 4.02, each Lender will be deemed to have consented to approved or accepted, or to be satisfied with, each document or other matter referred to in such Section unless the Administrative Agent will have received notice from such Lender prior to the proposed Effective Date or the proposed Closing Date, as applicable, specifying its objection thereto. The Administrative Agent shall promptly notify in writing Ultimate Parent, the Borrower and the Lenders of the occurrence of the Effective Date and the Closing Date, and such notice shall be conclusive and binding.

For the avoidance of doubt, (a) the conditions precedent (or simultaneous, to the extent specified herein) in Section 4.02 shall not be conditions to the delivery of any Lender’s Pre-Advanced Funds on the Pre-Funding Date, but shall be conditions to the Administrative Agent making the Pre-Advanced Funds available to the Borrower and (b) if the conditions set forth in Section 4.02 are satisfied, the absence of any Default shall not be a condition precedent to any Borrowing on the Closing Date.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of Ultimate Parent, Intermediate Parent, the Borrower and the other Loan Parties represents and warrants to the Administrative Agent and the Lenders that on the Closing Date:

SECTION 5.01. Existence, Qualification and Power. Ultimate Parent, Intermediate Parent, the Borrower and each Material Subsidiary (a) is duly organized or formed, validly existing and in good standing (or the local equivalent) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing (or the local equivalent) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case referred to in clause (a) with respect to any Material Subsidiary that is not a Loan Party only and in each case referred to in clause (b)(i) or (c), to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention. The execution, delivery and performance by each of Ultimate Parent and the Loan Parties of each Loan Document to which such Person is party (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not and will not (i) contravene the terms of any such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Material Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, or (iii) violate any Law, except, in each case referred to in clause (b)(ii) or (b)(iii), to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Material Governmental Authorization. Other than any filings with the SEC and any approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Ultimate Parent or any Loan Party of this Agreement or any other Loan Document to which it is a party, except those approvals, consents, exemptions, authorizations, actions, notices and filings the failure of which to obtain, take, give or make, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by Ultimate Parent, if it is a party thereto, and each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of Ultimate Parent, if it is a party thereto, and each Loan Party that is a party thereto, in each case enforceable against such Person in accordance with its terms, subject to applicable Debtor Relief Laws and the effect of general principles of equity, whether applied by a court of law or equity.

SECTION 5.05. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements, and the unaudited consolidated balance sheets of Ultimate Parent and its Subsidiaries, and the related unaudited consolidated statements of operations and comprehensive income of Ultimate Parent and its Subsidiaries, as of and for the fiscal quarters and portions of the fiscal year ended March 31, 2014, June 30, 2014, September 30, 2014 (and, if the unaudited consolidated balance sheet of Ultimate Parent and its Subsidiaries as of any subsequent fiscal quarter shall have been filed with the SEC as part of the Actavis SEC Documents, as of the last day of and for each such subsequent fiscal quarter), and the related unaudited consolidated statements of cash flows of Ultimate Parent and its Subsidiaries for such portions of such fiscal year, have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and fairly present, in all material respects, the consolidated financial condition of Ultimate Parent and its Subsidiaries at such dates and the consolidated results of their operations and cash flows for such periods (subject in the case of such unaudited financial statements, to the absence of footnotes and to year-end audit adjustments).

(b) As of the Closing Date, since December 31, 2013, except for events and circumstances disclosed in any SEC Documents, in each case filed or furnished and publicly available after January 1, 2014 and before the Effective Date (but excluding any disclosure in the “Risk Factors” or “Forward-Looking Statements” sections of any SEC Document and similar statements included in any SEC Document that are solely forward looking in nature) there has been no event or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

SECTION 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Ultimate Parent, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against Ultimate Parent or any of its Subsidiaries or against any of their respective properties that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) except as specifically disclosed in any SEC Documents filed or furnished and publicly available on or before the Effective Date (but excluding any disclosure in the “Risk Factors” or “Forward-Looking Statements” sections of any SEC Document and similar statements included in any SEC Document that are solely forward looking in nature) or on Schedule 5.06, individually or in the aggregate, if determined adversely, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. No Default. Neither Ultimate Parent nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Ownership of Property. Each of Ultimate Parent and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.09. Environmental Matters. Ultimate Parent and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Ultimate Parent has reasonably concluded that such Environmental Laws and claims would not, except as specifically disclosed in any SEC Documents (but excluding any disclosure in the “Risk Factors” or “Forward-Looking Statements” sections of any SEC Document and similar statements included in any SEC Document that are solely forward looking in nature) filed or furnished and publicly available on or before the Effective Date, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.10. Solvency. Ultimate Parent and its Subsidiaries, on a consolidated basis, are Solvent on the Closing Date after giving effect to the Transactions.

SECTION 5.11. Insurance. Ultimate Parent, Intermediate Parent, the Borrower and the Material Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Ultimate Parent, Intermediate Parent, the Borrower or the applicable Material Subsidiary operates.

SECTION 5.12. Taxes. Ultimate Parent, Intermediate Parent, the Borrower and the Material Subsidiaries have filed or caused to be filed all material federal, state and other Tax returns and reports required to be filed by them, and have paid all material federal, state and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.13. ERISA. (a) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state Laws and (ii) each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of Ultimate Parent, as of the Closing Date, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of Ultimate Parent, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect; and (ii) except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither Ultimate Parent nor any ERISA Affiliate has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (B) neither Ultimate Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (C) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan; and (D) Ultimate Parent and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained.

SECTION 5.14. OFAC. (a) None of Ultimate Parent, Intermediate Parent, the Borrower or any Guarantor (or any officer or director of Ultimate Parent, Intermediate Parent, the Borrower or any Guarantor), or any other Subsidiary, is a Sanctioned Person.

(b) No Loan, nor the proceeds from any Loan, will be lent, contributed, provided or otherwise made available for the purpose of funding any activity or business in any Sanctioned Country or for the purpose of funding any activity or business of or with any Sanctioned Person, or in any other manner, in each case as will result in any violation by any Lender, any Arranger or the Administrative Agent of any Sanctions.

SECTION 5.15. Subsidiaries; Equity Interests. As of the Effective Date, Ultimate Parent has no Subsidiaries other than those specifically disclosed on Schedule 5.15, and all of the outstanding Equity Interests in the Material Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by Ultimate Parent or its Subsidiaries in the amounts specified on Schedule 5.15.

SECTION 5.16. Margin Regulations; Investment Company Act. (a) None of Ultimate Parent, Intermediate Parent, the Borrower or any other Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System of the United States), or extending credit for the purpose of purchasing or carrying margin stock.

(b) Neither Ultimate Parent nor any Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.17. Disclosure. All written information (other than projected financial information and information of a general economic or general industry nature) that has been made available to the Arrangers or any of the Lenders by or on behalf of Ultimate Parent, Intermediate Parent, the Borrower, any other Loan Party or any of their representatives, taken as a whole, in connection with any aspect of this Agreement, the Allergan Acquisition, the Transactions and the related transactions is, when taken as a whole, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading (in each case after giving effect to all supplements and updates provided thereto on or prior to the Effective Date); provided that, with respect to projected financial information, Ultimate Parent, Intermediate Parent, the Borrower and the other Loan Parties represent only that such information was prepared in good faith based upon reasonable assumptions that are believed by the preparer thereof to be reasonable at the time made and at the time such projected financial information is delivered to the Arrangers or any of the Lenders; it being understood and agreed that such projected financial information is not to be viewed as facts and that actual results during the period or periods covered by any such projected financial information may differ significantly from the projected results, and no assurance can be given that the projected results will be realized. Solely as they relate to matters with respect to the Allergan Acquired Business and its Subsidiaries, the foregoing representations and warranties are made to the best of Ultimate Parent’s knowledge.

SECTION 5.18. Compliance with Laws. Each of Ultimate Parent, Intermediate Parent, the Borrower and each Material Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.19. Intellectual Property; Licenses, Etc. Ultimate Parent and its Subsidiaries own, or possess the right to use, without conflict with the rights of any other Person, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) with respect to which the failure to possess or have the right to use or the presence of a conflict with the rights of any other Person (other than with respect to any litigation arising under Section 505(j)(3)(A)(vii)(iv) of the Federal Food, Drug and Cosmetic Act of 1938) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the best knowledge of Ultimate Parent, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Ultimate Parent or any Subsidiary infringes upon any rights held by any other Person, except where such infringement would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Ultimate Parent, threatened, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

SECTION 5.20. Existing Third Party Indebtedness. Schedule 5.20 hereto sets forth, as of the Effective Date, all outstanding third party Indebtedness for borrowed money (including obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments) of Ultimate Parent or any of its Subsidiaries that is in an aggregate principal amount in excess of $200,000,000, and indicates the primary obligors and guarantors in respect thereof.

SECTION 5.21. Choice of Law Provisions. The choice of law provisions set forth in Section 11.14 are legal, valid and binding under the Laws of Ireland, Bermuda, Luxembourg and each other jurisdiction in which any Loan Party that is a Foreign Subsidiary is organized, and Ultimate Parent knows of no reason why the courts of Ireland, Bermuda, Luxembourg or any such other jurisdiction will not give effect to the choice of law of the State of New York as the proper law, other than through the exercise by any such court of discretionary powers under general principles of equity or public policy limitations in each case not specifically relating to such provisions. Ultimate Parent has the legal capacity to sue and be sued in its own name under the Laws of Ireland, Intermediate Parent has the legal capacity to sue and be sued in its own name under the Laws of Bermuda, each of the Borrower and Actavis SCS has the legal capacity to sue and be sued in its own name under the Laws of Luxembourg and each other Loan Party that is a Foreign Subsidiary has the legal capacity to sue and be sued in its own name under the Laws of its jurisdiction of formation, incorporation or organization, as applicable. Each of Ultimate Parent and each Loan Party that is a Foreign Subsidiary has the power to submit, and has irrevocably submitted, to the exclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and such irrevocable submission and the waiver by Ultimate Parent and each Loan Party that is a Foreign Subsidiary of any immunity and any objection to the venue of the proceedings in such Federal or state court are legal, valid and binding obligations of Ultimate Parent or such Loan Party, as applicable, and Ultimate Parent knows of no reason why the courts of Ireland, Bermuda, Luxembourg or any other jurisdiction where any Loan Party that is a Foreign Subsidiary is organized would not give effect to such submission and waivers, other than through the exercise by any such court of discretionary powers under general principles of equity or based on public policy limitations in each case not specifically relating to such submission and waivers. Each of Ultimate Parent and each Loan Party that is a Foreign Subsidiary has validly and irrevocably appointed Actavis as its authorized agent for the purpose described in Section 11.14. Service of process in the manner set forth in Section 11.14 will be effective to confer valid personal jurisdiction over Ultimate Parent and each Loan Party that is a Foreign Subsidiary, and Ultimate Parent knows of no reason why the courts in Ireland, Bermuda, Luxembourg or any other jurisdiction where any Loan Party that is a Foreign Subsidiary is organized will not recognize as valid and final, or will not enforce, any final and conclusive judgment against Ultimate Parent or any Loan Party that is a Foreign Subsidiary obtained in any such Federal or state court arising out of or in relation to the obligations of Ultimate Parent or such Loan Party under the Loan Documents, other than through the exercise by any such court of discretionary powers under general principles of equity or public policy limitations in each case not specifically relating to jurisdictional matters (including consent to service of process provisions).

SECTION 5.22. No Immunity. Each of Ultimate Parent and each Loan Party that is a Foreign Subsidiary is subject to civil and commercial Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party, and the execution, delivery and performance by Ultimate Parent and such Loan Party of this Agreement and any other Loan Documents to which it is a party constitute and will constitute private and commercial acts and not public or governmental acts. None of Ultimate Parent, any Loan Party that is a Foreign Subsidiary or any of their properties has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which such Person is organized and existing in respect of its obligations under this Agreement and any other Loan Documents to which it is a party.

SECTION 5.23. Proper Form; No Recordation. With respect to Ultimate Parent and each Loan Party that is a Foreign Subsidiary, this Agreement and each other Loan Document to which it is a party are in proper legal form under the Laws of the jurisdiction in which such Person is organized and existing for the enforcement thereof against such Person under the Laws of such jurisdiction and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement and such other Loan Documents. It is not necessary, in order to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement or any other Loan Document to which Ultimate Parent or any Loan Party that is a Foreign Subsidiary is party, that this Agreement or such other Loan Document be filed, registered or recorded with, or executed or notarized before, any court or other Governmental Authority in the jurisdiction in which Ultimate Parent or such Loan Party, as applicable, is organized and existing or that any registration charge or stamp or similar Tax be paid on or in respect of this Agreement or any such other Loan Document, except for (a) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the applicable Loan Document is sought to be enforced and (b) any charge or Tax as has been timely paid by Ultimate Parent or such Loan Party.

ARTICLE VI

AFFIRMATIVE COVENANTS

From and after the Closing Date (except that Section 6.05(a) shall apply from and after the Effective Date with respect to Ultimate Parent, Intermediate Parent, the Borrower and the other Loan Parties), until the Commitments shall have expired or been terminated and all Loans and other Obligations (other than contingent obligations as to which no claim has been made) have been paid in full, each of Ultimate Parent, Intermediate Parent, the Borrower and the other Loan Parties covenants and agrees with the Lenders that:

SECTION 6.01. Financial Statements. Ultimate Parent will deliver to the Administrative Agent (which will make available copies to each Lender):

(a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of Ultimate Parent (commencing with the first Fiscal Year ending after the Closing Date), a consolidated balance sheet of Ultimate Parent and its Subsidiaries as of the end of such Fiscal Year, and the related consolidated statements of operations, comprehensive income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent public registered accounting firm of recognized national standing, which report and opinion will be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and will not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement in accordance with GAAP; and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of Ultimate Parent (commencing with the first such fiscal quarter ending after the Closing Date), a consolidated balance sheet of Ultimate Parent and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of operations, comprehensive income and cash flows for such fiscal quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief financial officer or the vice president and controller of Ultimate Parent as fairly presenting, in all material respects, the consolidated financial condition of Ultimate Parent and its Subsidiaries as of the end of such fiscal quarter and the consolidated results of their operations and cash flows for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(b), Ultimate Parent will not be separately required to furnish such information under clause (a) or (b) above, but the foregoing will not be in derogation of the obligation of Ultimate Parent to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

SECTION 6.02. Certificates; Other Information. Ultimate Parent will deliver to the Administrative Agent (which will distribute copies to the Lenders):

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by a Responsible Officer of Ultimate Parent (which delivery may, unless the Administrative Agent requests executed originals, be by electronic communication, including fax or e-mail, and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) promptly, after the same are available, copies of each proxy statement sent to the shareholders of Ultimate Parent and copies of all annual, regular, periodic and special reports and registration statements which Ultimate Parent files with the SEC under Section 13 or 15(d) of the Securities Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(c) promptly following request, such additional information regarding the business, financial or corporate affairs of Ultimate Parent or any Subsidiary, or compliance with the terms of the Loan Documents by Ultimate Parent or any Loan Party, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), 6.01(b) or 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, will be deemed to have been delivered on the date on which (i) Ultimate Parent posts such documents, or provides a link thereto on Ultimate Parent’s website on the Internet at the website address listed on Schedule 11.02 or (ii) such documents are posted on Ultimate Parent’s behalf on the Platform. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Ultimate Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Ultimate Parent hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Ultimate Parent and the Loan Parties hereunder (collectively, “Company Materials”) by posting the Company Materials on Debt Domain, Intralinks, Syndtrak, ClearPar or another similar electronic transmission system (whether a commercial, third-party website and whether sponsored by the Administrative Agent) (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive MNPI. Ultimate Parent and each Loan Party hereby agree that (i) all Company Materials that are to be made available to Public Lenders will be clearly and conspicuously marked by Ultimate Parent and the Loan Parties “PUBLIC”, which, at a minimum, will mean that the word “PUBLIC” will appear prominently on the first page thereof; (ii) by marking Company Materials “PUBLIC”, Ultimate Parent and the Loan Parties will be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Company Materials as not containing any MNPI (provided, however, that to the extent such Company Materials constitute Information, they will be treated as set forth in Section 11.07); (iii) all Company Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent and the Arrangers will be entitled to treat any Company Materials that are not marked “PUBLIC” as being suitable only for posting outside the portion the Platform designated “Public Side Information”.

SECTION 6.03. Notices. Ultimate Parent and the Borrower will promptly notify the Administrative Agent (and each Lender through the Administrative Agent) of the following, upon any such event becoming known to any Responsible Officer of Ultimate Parent or the Borrower:

(a) the occurrence of any Default;

(b) any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including any such matter resulting from (i) breach or non-performance of, or any default under, a Contractual Obligation of Ultimate Parent or any Subsidiary, or (ii) the commencement of, or any material development in, any litigation or proceeding affecting Ultimate Parent or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c) the occurrence of any ERISA Event, that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in liability to Ultimate Parent and its Subsidiaries in an aggregate amount exceeding $200,000,000; and

(d) any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to clause (a) through (c) of this Section 6.03 will be accompanied by a statement of a Responsible Officer of Ultimate Parent setting forth details of the occurrence referred to therein and stating what action Ultimate Parent or its Subsidiaries have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) will describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached or on account of which a Default otherwise arises.

SECTION 6.04. Payment of Taxes. Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties and each other Material Subsidiary will pay and discharge as the same will become due and payable, all its Taxes levied upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and it is maintaining adequate reserves in accordance with GAAP, except to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties and each other Material Subsidiary will (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or incorporation, provided that this clause (a) shall not prohibit any transaction permitted by Section 7.03, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.06. Maintenance of Properties. Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties and each other Material Subsidiary will (a) maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof, except, in the case of clauses (a) and (b), where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.07. Maintenance of Insurance. Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties and each other Material Subsidiary will maintain with financially sound and reputable insurance companies insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons.

SECTION 6.08. Compliance with Laws. Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties and each other Material Subsidiary will comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09. Books and Records. Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties and each other Material Subsidiary will maintain proper books of record and account in which full, true and correct entries, in all material respects in conformity with GAAP, are made of all financial transactions and matters involving its assets and business.

SECTION 6.10. Inspection Rights. Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties and each other Material Subsidiary will permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers having direct knowledge or responsibility of the subject matter; provided, however, that such visits, inspections or examinations will be made at a reasonable time during normal business hours with due regard for, and minimal disruption of, the business of Ultimate Parent and its Subsidiaries, and will not (a) be at the expense of such Person, (b) occur more frequently than once in any 12-month period and (c) be made without five (5) Business

Days’ prior written notice; provided further, however, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of such Person at any time during normal business hours and without advance notice.

SECTION 6.11. Use of Proceeds. Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties and each other Subsidiary will use the proceeds of the Loans solely (a) to finance, in part, the cash portion of the consideration for the Allergan Acquisition payable under the Allergan Merger Agreement and the Refinancing and (b) to pay fees and expenses incurred in connection with the Transactions.

SECTION 6.12. Covenant to Guarantee Obligations. Ultimate Parent, Intermediate Parent, the Borrower and the other Loan Parties will cause each Subsidiary of Ultimate Parent (other than the Borrower or a direct Subsidiary of Ultimate Parent, but including, after consummation of the Allergan Acquisition, the Allergan Acquired Business) that, at any time after the Effective Date, provides a Guarantee of third party Indebtedness of Ultimate Parent or any of its Subsidiaries (including, after consummation of the Allergan Acquisition, third party Indebtedness of the Allergan Acquired Business) in an aggregate principal amount or commitment amount exceeding $350,000,000, to deliver (a) in the case of any Subsidiary that so provides a Guarantee on or prior to the Closing Date, on the Closing Date and (b) otherwise, within 30 days (or such later time as may be reasonably requested in writing by Ultimate Parent and accepted by the Administrative Agent) of such Subsidiary providing such Guarantee, to the Administrative Agent (i) a duly executed Subsidiary Guarantor Counterpart pursuant to which such Subsidiary agrees to be bound by the terms and provisions of the Obligations Guarantee and such Subsidiary Guarantor Counterpart and (ii) documents of the types referred to in Sections 4.01(b)(i) and 4.01(d) and opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (i)) in form and substance reasonably satisfactory to the Administrative Agent; provided that the foregoing requirements shall not apply to (A) any Subsidiary that, on the Effective Date, is a borrower or a guarantor under the WC Term Loan Credit Agreement unless such Subsidiary has provided a Guarantee of (1) the Actavis Revolving Credit Agreement, (2) the Existing Actavis Term Loan Credit Agreement or (3) any other third party Indebtedness of Ultimate Parent or any Subsidiary (including the Allergan Acquisition Term Facilities) in an aggregate principal amount or commitment amount exceeding $350,000,000 or (B) any Foreign Subsidiary, if the provision of an Obligations Guarantee by such Foreign Subsidiary would give rise to adverse tax consequences to Ultimate Parent and its Subsidiaries, as reasonably determined by Ultimate Parent. In the case of any Obligations Guarantee by a Subsidiary required under this Section 6.12, such Obligations Guarantee by such Subsidiary shall be automatically released at such time as such Subsidiary no longer Guarantees such other Indebtedness (other than as a result of collection on its Guarantee of such other Indebtedness).

ARTICLE VII

NEGATIVE COVENANTS

From and after the Closing Date, until the Commitments shall have expired or been terminated and all Loans and other Obligations (other than contingent obligations as to which no claim has been made) have been paid in full, each of Ultimate Parent, Intermediate Parent, the Borrower and the other Loan Parties covenants and agrees with the Lenders that:

SECTION 7.01. Liens. None of Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties or any other Subsidiary will create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens created pursuant to any Loan Document;

(b) Liens existing on the Effective Date and set forth on Schedule 7.01 and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount of Indebtedness secured or benefited thereby is not increased (except as contemplated by Section 7.02(b)), (iii) the primary obligors and guarantors with respect thereto are not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(b);

(c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens on any assets of any Person that becomes a Subsidiary after the Effective Date existing at the time such Person becomes a Subsidiary and not created in contemplation of or in connection with such Person becoming a Subsidiary and securing Indebtedness permitted under Section 7.02(f), and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount of Indebtedness secured or benefited thereby is not increased, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any refinancing, refunding, renewal or extension of such Indebtedness, and (iii) no Subsidiary shall be a primary obligor or guarantor with respect thereto unless (A) such Subsidiary was (or pursuant to the terms thereof would have been required to become) a primary obligor or guarantor with respect thereto at such time or (B) such Subsidiary is a Loan Party;

(j) other Liens securing other Indebtedness or other liabilities of Ultimate Parent and its Subsidiaries in an aggregate principal amount not to exceed, at any time, the greater of $750,000,000 and 15% of the Net Worth (it being understood that any Lien permitted under any other clause in this Section 7.01 shall not be included in the computation described in this clause (j));

(k) bankers’ Liens in the nature of rights of set-off arising in the ordinary course of business; and

(l) Liens on any assets of the Allergan Acquired Business or its Subsidiaries existing at the time of consummation of the Allergan Acquisition that are permitted, under the Allergan Merger Agreement (as in effect on the Effective Date), to remain in place following consummation of the Allergan Acquisition, and any renewals or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount of Indebtedness secured or benefited thereby is not increased, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any refinancing, refunding, renewal or extension of such Indebtedness, and (iii) no Subsidiary shall be a primary obligor or guarantor with respect thereto unless (A) such Subsidiary was (or pursuant to the terms thereof would have been required to become) a primary obligor or guarantor with respect thereto at such time or (B) such Subsidiary is a Loan Party.

SECTION 7.02. Subsidiary Indebtedness. None of Intermediate Parent, the Borrower, the other Loan Parties or any other Subsidiary of Ultimate Parent will create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness created under the Loan Documents;

(b) Indebtedness outstanding on the Effective Date and set forth on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any refinancing, refunding, renewal or extension thereof and by an amount equal to any existing commitments unutilized thereunder and (ii) no Subsidiary shall be a primary obligor or guarantor with respect thereto unless (A) such Subsidiary was (or pursuant to the terms thereof would have been required to become) a primary obligor or guarantor with respect thereto as of the Effective Date or (B) such Subsidiary is a Loan Party;

(c) obligations (contingent or otherwise) of any Subsidiary existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(d) (i) Indebtedness under the WC Term Loan Credit Agreement, provided that (A) the aggregate principal amount of Indebtedness outstanding thereunder does not exceed the principal amount thereof outstanding on the Effective Date, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any refinancings, refundings, renewals or extensions thereof, and (B) no Subsidiary shall be a primary obligor or guarantor with respect thereto unless (x) such Subsidiary was (or pursuant to the terms thereof would have been required to become) a primary obligor or guarantor with respect thereto as of the Effective Date or (y) each Subsidiary that is a primary obligor or guarantor with respect thereto is a Loan Party, (ii) Indebtedness under the Actavis Revolving Credit Agreement of any Subsidiary that is a Loan Party and (iii) Indebtedness under the Existing Actavis Term Loan Credit Agreement of any Subsidiary that is a Loan Party;

(e) Guarantees by any Subsidiary of Indebtedness otherwise permitted hereunder of any other Subsidiary or of Ultimate Parent;

(f) Indebtedness of any Person that becomes a Subsidiary after the Effective Date, and any refinancings, refundings, renewals or extensions thereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) no Subsidiary shall be a primary obligor or guarantor with respect thereto unless (A) such Subsidiary was (or pursuant to the terms thereof would have been required to become) a primary obligor or guarantor with respect thereto at such time or (B) such Subsidiary is a Loan Party and (iii) the aggregate principal amount of all such Indebtedness permitted by this Section 7.02(f) at any one time outstanding shall not exceed the greater of $750,000,000 and 15% of the Net Worth;

(g) Capital Lease Obligations, Synthetic Lease Obligations and Receivables Facility Attributable Indebtedness in an aggregate principal amount at any one time outstanding not to exceed the greater of $750,000,000 and 15% of the Net Worth, subject, in the case of any such Indebtedness secured by a Lien, to the limitation set forth in Section 7.01(j);

(h) additional secured or unsecured Indebtedness not otherwise permitted under this Section 7.02 in an aggregate principal amount at any time outstanding that, when added to, without duplication, the aggregate principal amount of Indebtedness and other obligations that are secured by a Lien permitted by Section 7.01(j) at such time, does not exceed the greater of $750,000,000 and 15% of the Net Worth;

(i) intercompany loans made (x) between Ultimate Parent and one or more Subsidiaries or (y) among any two or more Subsidiaries (including, in each case, Indebtedness incurred as part of the Post-Closing Restructuring);

(j) [reserved];

(k) Indebtedness of the Allergan Acquired Business or any of its Subsidiaries existing at the time of consummation of the Allergan Acquisition that is permitted, under the Allergan Merger Agreement (as in effect on the Effective Date), to remain outstanding following consummation of the Allergan Acquisition, and any refinancings, refundings, renewals or extensions thereof; provided that (i) no Subsidiary shall be a primary obligor or guarantor with respect thereto unless (A) such Subsidiary was (or pursuant to the terms thereof would have been required to become) a primary obligor or guarantor with respect thereto at such time or (B) such Subsidiary is a Loan Party and (ii) the aggregate principal amount of such Indebtedness at any one time outstanding does not exceed the principal amount thereof outstanding at such time, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any such refinancings, refundings, renewals or extensions thereof; and

(l) (i) the Allergan Acquisition Term Facilities, and any refinancings, refundings, renewals or extensions thereof, provided that (A) no Subsidiary that is not a Loan Party shall be a primary obligor or guarantor with respect thereto and (B) the aggregate principal amount of such Indebtedness at any one time outstanding does not exceed $5,500,000,000, except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any such refinancings, refundings, renewals or extensions thereof, (ii) Indebtedness of the Borrower under the Allergan Cash Bridge Facility in an aggregate principal amount not to exceed $4,698,000,000, and (iii) Allergan Acquisition Indebtedness, and any refinancings, refundings, renewals or extensions thereof, provided that (A) no Subsidiary that is not a Loan Party shall be a primary obligor or guarantor with respect thereto and (B) the aggregate principal amount of such Indebtedness at any one time outstanding does not exceed the excess, if any, of (x) $30,900,000,000 over (y) the aggregate principal amount of the Loans outstanding at such time (determined after giving effect to the use of proceeds of such Indebtedness), except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with any such refinancings, refundings, renewals or extensions thereof.

SECTION 7.03. Fundamental Changes. (a) None of Ultimate Parent, Intermediate Parent, the Borrower or the other Loan Parties will (i) dissolve or be liquidated or (ii) merge or consolidate with or into another Person, unless, in the case of this clause (ii), (A) at the time thereof and immediately after giving effect thereto no Event of Default (and no Default under Section 7.04) shall have occurred and be continuing and (B) if Ultimate Parent, Intermediate Parent, the Borrower or any other Loan Party is not the survivor of any such consolidation or merger involving such Person, (1) Ultimate Parent, at the time thereof and immediately after giving effect thereto, shall be in compliance on a pro forma basis with the financial covenant contained in Section 7.08 as if such consolidation or merger had been consummated (and any related Indebtedness incurred, assumed or repaid in connection therewith had been incurred, assumed or repaid, as the case may be) on the first day of the most recent period of four fiscal quarters of Ultimate Parent for which financial statements have been delivered pursuant to Section 6.01 (or, prior to the first such delivery, ending with the most recent fiscal quarter referred to in Section 5.05(a)), as demonstrated by delivery to the Administrative Agent of a certificate of a Responsible Officer of Ultimate Parent to such effect showing such calculation in reasonable detail prior to or concurrently with such consolidation or merger, (2) the surviving Person of such consolidation or merger shall expressly assume all the rights and obligations of Ultimate Parent, Intermediate Parent, the Borrower or such other Loan Party, as the case may be, under this Agreement and the other Loan Documents pursuant to documentation reasonably satisfactory to the Administrative Agent and shall thereafter be deemed to be Ultimate Parent, Intermediate Parent, the Borrower or such other Loan Party, as the case may be, for all purposes hereunder, (3) such consolidation or merger will not result in a Change of Control and (4) such consolidation or merger will not result in a change in the jurisdiction of organization of Ultimate Parent, Intermediate Parent, the Borrower or such other Loan Party, as applicable (other than to the United States).

(b) None of Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties or any other Subsidiary will Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of Ultimate Parent and the Subsidiaries, taken as a whole, or of Intermediate Parent and its Material Subsidiaries, taken as whole.

SECTION 7.04. Change in Nature of Business. None of Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties or any other Subsidiary will engage in any material line of business substantially different from those lines of business conducted by Ultimate Parent and the Material Subsidiaries on the Effective Date or any business substantially related or incidental thereto.

SECTION 7.05. Transactions with Affiliates. None of Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties or any other Subsidiary will enter into any transaction of any kind with any Affiliate of Ultimate Parent that is a Material Subsidiary, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Ultimate Parent, Intermediate Parent, the Borrower, such Loan Party or such Subsidiary as would be obtainable by such Person at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction will not apply to (i) transactions between or among (A) Ultimate Parent or any Loan Party and any of its Wholly Owned Subsidiaries, (B) any Wholly Owned Subsidiaries of any Loan Party or (C) the Loan Parties, (ii) Permitted Receivables Transfers, (iii) transactions undertaken as part of the Post-Closing Restructuring, (iv) any transaction between Ultimate Parent or one or more Affiliates of Ultimate Parent resulting in a transfer to Ultimate Parent or one or more Affiliates of Ultimate Parent of the proceeds of any Allergan Acquisition Indebtedness issued by such Affiliate or (v) if, immediately before and after giving effect to such transaction on a pro forma basis, no Event of Default shall have occurred and be continuing.

SECTION 7.06. Investments. None of Ultimate Parent, Intermediate Parent, the Borrower, the other Loan Parties or any other Subsidiary will make any Investment if, immediately before and after giving effect to such Investment on a pro forma basis, an Event of Default shall have occurred and be continuing; provided that the foregoing restriction will not apply to (a) the Allergan Acquisition and Investments between or among Ultimate Parent and its Wholly Owned Subsidiaries in connection with the consummation thereof and (b) Investments made (i) in the ordinary course of business or required in connection with the Receivables Purchase Documents or (ii) as part of the Post-Closing Restructuring.

SECTION 7.07. Restricted Payments. Ultimate Parent will not declare or make, directly or indirectly, any Restricted Payment or incur any obligation (contingent or otherwise) to do so; provided that the foregoing restriction will not apply (a) if, immediately before and after giving effect to the declaration (or, in the case of any Restricted Payment made without a declaration thereof, to the making thereof) on a pro forma basis, no Event of Default shall have occurred and be continuing, (b) to dividends by Ultimate Parent with respect to its Equity Interests payable solely in additional Equity Interests of Ultimate Parent and (c) to any issuance by Ultimate Parent of its Equity Interests as part of the acquisition consideration in the Allergan Acquisition, and any cash payments in lieu of the issuance of fractional shares in connection with the Allergan Acquisition.

SECTION 7.08. Consolidated Leverage Ratio. Commencing on the last day of the first full fiscal quarter of Ultimate Parent ending after the Closing Date, none of Ultimate Parent, Intermediate Parent, the Borrower or the other Loan Parties will permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter of Ultimate Parent to exceed (a) 5.25:1.00, in the case of the last day of the first full fiscal quarter ending after the Closing Date through and including the last day of the second full fiscal quarter ending after the Closing Date, (b) 5.00:1.00, in the case of the last day of the third full fiscal quarter ending after the Closing Date through and including the last day of the fourth full fiscal quarter ending after the Closing Date, (c) 4.25:1.00, in the case of the last day of the fifth full fiscal quarter ending after the Closing Date through and including the last day of the sixth full fiscal quarter ending after the Closing Date, (d) 4.00:1.00, in the case of the last day of the seventh full fiscal quarter ending after the Closing Date through and including the last day of the eighth full fiscal quarter ending after the Closing Date, and (e) 3.50:1.00, in the case of the last day of the ninth full fiscal quarter ending after the Closing Date and the last day of any fiscal quarter at any time thereafter.

SECTION 7.09. Passive Holding Companies; Activities of Actavis SCS. (a) Passive Holding Companies. Neither Ultimate Parent nor any Subsidiary that, directly or indirectly through any other Subsidiary, owns any Equity Interests in Intermediate Parent (other than any such Subsidiary that is a Subsidiary Guarantor, Intermediate Parent or the Borrower) (each such Subsidiary and Ultimate Parent, the “Passive Holding Companies”) will (i) conduct, transact or otherwise engage in any active trade or business or operations other than through a Subsidiary of Intermediate Parent or (ii) own any IP Rights, any operating assets or any other assets that are material to the operations of Ultimate Parent and its Subsidiaries, taken as a whole; provided that the foregoing will not prohibit any Passive Holding Company from the following: (A) ownership of Equity Interests in Intermediate Parent or in one or more Subsidiaries of Ultimate Parent that are Passive Holding Companies, (B) the maintenance of its legal existence and, with respect to Ultimate Parent, status as a public company (including the ability to incur fees, costs and expenses relating to such maintenance), (C) the performance of its obligations with respect to the Allergan Merger Agreement, this Agreement, the Actavis Revolving Credit Agreement, the Existing Actavis Term Loan Credit Agreement, the WC Term Loan Credit Agreement, the Allergan Acquisition Term Facilities, the Allergan Cash Bridge Facility, any Allergan Acquisition Indebtedness or any other Indebtedness in respect of which it is an obligor and any other agreement to which it is a party, (D) with respect to Ultimate Parent, any offering of its common stock or any mandatorily redeemable preferred stock or any other Equity Interests (including any equity-linked securities), (E) the making of Restricted Payments, (F) the incurrence of Indebtedness, (G) the making of contributions to (or other equity investments in) the capital of its direct Subsidiaries (which shall be Passive Holding Companies or Intermediate Parent), (H) the creation of, and ownership of the Equity Interests in, any newly formed Subsidiary with de minimis capitalization that is formed solely for the purpose of consummating an acquisition by Ultimate Parent so long as, within six (6) months (or such later time as may be reasonably requested in writing by Ultimate Parent and accepted by the Administrative Agent) such newly formed Subsidiary merges with and into a target entity and the survivor thereof becomes a direct or indirect Subsidiary of Intermediate Parent), (I) providing a Guarantee of Indebtedness or other obligations of Ultimate Parent or any of the Subsidiaries, (J) participating in tax, accounting and other administrative matters as a member or parent of the consolidated group, (K) holding any cash or cash equivalents (including cash and cash equivalents received in connection with Restricted Payments) and any other assets on a temporary basis that are in the process of being transferred through such Passive Holding Company as part of a downstream contribution or an upstream distribution or other upstream payment (e.g., a spin-off of assets), (L) providing indemnification to officers and directors, (M) Disposing of assets that are permitted to be held by it in accordance with this Section 7.09(a) and (N) activities incidental to the businesses or activities described above.

(b) Activities of Actavis SCS. Actavis SCS will not (i) conduct, transact or otherwise engage in any active trade or business or operations or (ii) own any IP Rights, any operating assets or any other material assets (other than cash and cash equivalents and intercompany loans and advances); provided that the foregoing will not prohibit Actavis SCS from the following: (A) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance), (B) the performance of its obligations with respect to this Agreement, the Actavis Revolving Credit Agreement, the Existing Actavis Term Loan Credit Agreement, the Allergan Acquisition Term Facilities, the Allergan Cash Bridge Facility, any Allergan Acquisition Indebtedness or any other Indebtedness in respect of which it is an obligor and any other agreement to which it is a party, (C) the incurrence of Indebtedness, (D) the making of Restricted Payments with, and the lending, advancing or other transfer of, the proceeds of Indebtedness incurred by it to Ultimate Parent or any of the Subsidiaries, (E) providing a Guarantee of Indebtedness or other obligations of Ultimate Parent or any of the Subsidiaries, (F) participating in tax, accounting and other administrative matters as a member or parent of the consolidated group, (G) holding any cash or cash equivalents on a temporary basis, (H) providing indemnification to officers and directors, (I) Disposing of assets that are permitted to be held by it in accordance with this Section 7.09(b) and (J) activities incidental to the businesses or activities described above.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

SECTION 8.01. Events of Default. Subject to Section 8.04, any of the following will constitute an “Event of Default”:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or (ii) within five (5) days after the same becomes due, any interest on any Loan, any fee due hereunder or any other amount payable hereunder or under any other Loan Document (other than an amount specified in clause (i) above);

(b) Specific Covenants. Ultimate Parent or any Loan Party fails to perform or observe any term, covenant or agreement contained in Section 6.03(a) or 6.05(a) (with respect to existence of Ultimate Parent, Intermediate Parent, the Borrower or any other Loan Party) or in Article VII;

(c) Other Defaults. Ultimate Parent or any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or 8.01(b)) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after notice thereof from the Administrative Agent (given at the request of any Lender) to Ultimate Parent and the Borrower, unless such failure is not susceptible to cure within thirty (30) days (but is susceptible to cure within sixty (60) days) and, within such thirty (30) days, Ultimate Parent or the applicable Loan Party has taken reasonable steps to effectuate a cure, continues to diligently pursue such cure and actually effectuates such cure within sixty (60) days after such notice to Ultimate Parent and the Borrower;

(d) Representations and Warranties. Any representation and warranty made or deemed made by or on behalf of Ultimate Parent or any Loan Party herein or in any other Loan Document, or any statement made by or on behalf of Ultimate Parent or any Loan Party or any Responsible Officer thereof in any certificate delivered in connection with any Loan Document, is incorrect in any material respect when made or deemed made;

(e) Cross-Default. (i) Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary fails to make any payment of principal or interest in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace periods), (ii) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (after giving effect to any applicable grace periods) the holder or holders of any Material Indebtedness, or any trustee or agent on its or their behalf, to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this Section 8.01(e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such secured Indebtedness is paid when due, (iii) any termination event or event of like import occurs under any Receivables Purchase Facility having a principal amount or committed amount in excess of $300,000,000, that (x) terminates, or permits the investors under any Receivables Purchase Facility to terminate, the reinvestment of collections or proceeds of Receivables and Related Security under any Receivables Purchase Document (other than a termination resulting solely from the request of Ultimate Parent or any of its Subsidiaries) or (y) causes the replacement of, or permits the investors under any Receivables Purchase Facility to replace, the Person then acting as servicer for such Receivables Purchase Facility, if the Person then acting as servicer is a Loan Party or an Affiliate of a Loan Party or (iv) there occurs under any Swap Contract an early termination date resulting from (x) any event of default under such Swap Contract as to which Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary is the defaulting party thereunder or (y) any termination event under such Swap Contract as to which Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary is an affected party thereunder and, in either event, the Swap Termination Value owed by Ultimate Parent, Intermediate Parent, the Borrower or such Material Subsidiary as a result thereof is greater than $300,000,000;

(f) Insolvency Proceedings, Etc. Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner or similar officer for it or for all or any material part of its property; any receiver, trustee, custodian, conservator, liquidator, rehabilitator, examiner or similar officer is appointed without the application or consent of Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding;

(g) Inability to Pay Debts; Attachment. (i) Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary and is not released, vacated or fully bonded within thirty (30) days after its issue or levy;

(h) Judgments. There is entered against Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $300,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) and (i) enforcement proceedings are commenced by any creditor upon such judgment or order and (ii) there is a period of thirty (30) consecutive days during which execution shall not have been effectively stayed, vacated or bonded pending appeal or otherwise;

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Ultimate Parent, Intermediate Parent, the Borrower or any Material Subsidiary under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $300,000,000 or (ii) Ultimate Parent, Intermediate Parent, the Borrower, any Material Subsidiary or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $300,000,000;

(j) Invalidity of Loan Documents. This Agreement, any Note or any material Guarantee under the Obligations Guarantee shall, for any reason, cease to be in full force and effect, or Ultimate Parent or any Loan Party shall contest in writing the validity or enforceability of this Agreement, any Note or any such Guarantee, in each case, other than in accordance with the terms hereof and thereof (including, in the case of a Subsidiary Guarantor, as a result of the release of such Subsidiary Guarantor in accordance with Section 10.10); or

(k) Change of Control. There occurs any Change of Control.

SECTION 8.02. Remedies Upon Event of Default. Subject to Section 8.04, if any Event of Default occurs and is continuing after the funding of Loans on the Closing Date, the Administrative Agent will at the request of, or may with the consent of, the Required Lenders, in each case only after the funding of Loans on the Closing Date, take any or all of the following actions:

(a) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Ultimate Parent and the Loan Parties; and

(b) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under Debtor Relief Laws, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid will automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations will be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and reimbursements payable to the Lenders or the Arrangers (including fees, charges and disbursements of counsel to the Lenders or the Arrangers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

SECTION 8.04. Cleanup Period. Notwithstanding anything to the contrary, if on the Closing Date a matter or circumstance exists which constitutes a Default, such matter or circumstance will not constitute a Default on the Closing Date and during the five-day period following the Closing Date; provided that (a) such matter or circumstance does not constitute (i) a Major Default or (ii) a Default incapable of being cured, (b) reasonable steps are being taken by Ultimate Parent and its Subsidiaries to cure such Default and (c) such Default is cured or otherwise ceases to exist within five days after the Closing Date. For the avoidance of doubt, nothing in this Section 8.04 shall affect the conditions set forth in Article IV.

ARTICLE IX

GUARANTEE

SECTION 9.01. Guarantee of Obligations. Each of the Guarantors hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Administrative Agent, for the benefit of the Guaranteed Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and each other Guarantor, when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each Guarantor shall be liable under its guarantee set forth in this Section 9.01, without any limitation as to amount, for all present and future Obligations, including specifically all future increases in the outstanding principal amount of the Loans and other future increases in the Obligations, whether or not any such increase is committed, contemplated or provided for by the Loan Documents on the date hereof. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all Obligations (including interest, fees, costs and expenses) that would be owed by any other obligor on the Obligations but for the fact that they are unenforceable or not allowable due to the existence of a proceeding under any Debtor Relief Law involving such other obligor because it is the intention of the Guarantors and the Guaranteed Parties that the Obligations that are guaranteed by the Guarantors pursuant hereto should be determined without regard to any applicable Law or order that may relieve the Borrower or any other Guarantor of any portion of any Obligations.

SECTION 9.02. Limitation on Obligations Guaranteed. (a) Notwithstanding any other provision hereof, the right of recovery against each Guarantor under this Article IX shall not exceed $1.00 less than the lowest amount which would render such Guarantor’s obligations under this Article IX void or voidable under applicable Law, including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the Obligations Guarantee set forth herein and the obligations of each Guarantor hereunder. To effectuate the foregoing, the Administrative Agent and the Guarantors hereby irrevocably agree that the obligations of each Guarantor in respect of the Obligations Guarantee set forth in this Article IX at any time shall be limited to the maximum amount as will result in the obligations of such Guarantor under the Obligations Guarantee not constituting a fraudulent transfer or conveyance after giving full effect to the liability under the Obligations Guarantee set forth in this Article IX and its related contribution rights but before taking into account any liabilities under any other Guarantee by such Guarantor.

(b) Each Guarantor agrees that Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 9.02(a) without impairing the Obligations Guarantee contained in this Article IX or affecting the rights and remedies of any Guaranteed Party hereunder.

(c) Notwithstanding anything to the contrary in this Article IX, the obligations under this Article IX of any Guarantor incorporated in Ireland shall be deemed not to be undertaken or incurred to the extent that the same would (but for this Section 9.02(c)):

(i) constitute unlawful financial assistance prohibited by Section 60 of the Companies Act 1963 of Ireland; or

(ii) constitute a breach of Section 31 of the Companies Act 1990 of Ireland.

For the avoidance of doubt, to the extent that such indemnities, guarantees, obligations, liabilities or undertakings have been validated under Section 60 (2) to (11) of the Companies Act 1963 of Ireland, they shall not constitute unlawful financial assistance under the said Section 60.

(d) Notwithstanding any provision of any Loan Document to the contrary, the aggregate payment obligations (excluding, for the avoidance of doubt, securities in rem) under this Obligations Guarantee of Actavis SCS (when taken together with the aggregate payment obligations (excluding, for the avoidance of doubt, securities in rem) of Actavis SCS under a Guarantee of any other Indebtedness) shall be limited to (such limitation to be applied to this Obligations Guarantee and to all such other Guarantees on a pro rata basis based on the aggregate outstanding principal amount of Indebtedness Guaranteed by Actavis SCS hereunder and under its Guarantee of any other such Indebtedness), and shall not exceed, an amount corresponding to 95% of the sum of (i) its own funds

(capitaux propres) plus (ii) subordinated debts (as referred to in article 34 of the law of December 19, 2002 on the register of commerce and companies and accounting and the annual accounts of undertakings, as amended) (A) as shown in its most recent financial statements available on the date on which the initial demand is made in respect of obligations of Actavis SCS under this Obligations Guarantee or (B) as shown in its most recent financial statements available on the Effective Date, whichever is higher; provided that the limitation contained in this Section 9.02(d) shall not apply to any amounts borrowed by, or made available to, in any form whatsoever, under the Loan Documents (or any document entered into in connection therewith) to Actavis SCS or any of its (current or future) direct or indirect Subsidiaries. Where, for the purpose of the above determination under this Section 9.02(d) in respect of Actavis SCS, no duly established annual financial statements are available for the relevant reference period (which, for the avoidance of doubt, includes a situation where, in respect of the determination to be made above under this Section 9.02(d), no final financial statements have been established in due time in respect of the then most recently ended financial year), Actavis SCS shall promptly establish unaudited interim financial statements (as of the end of the then most recently ended financial quarter) or annual financial statements (as applicable) duly established in accordance with applicable accounting rules, pursuant to which the relevant own funds and subordinated debts will be determined. If Actavis SCS fails to provide such unaudited interim financial statements or annual financial statements (as applicable) within twenty-one (21) Business Days as from the date of request by the Administrative Agent, the Administrative Agent may appoint (at the Loan Parties’ expense) an independent auditor (réviseur d’entreprises agréé), or an independent reputable investment bank, that shall undertake the determination of the relevant own funds and subordinated debts. In order to prepare such determination, the independent auditor (réviseur d’entreprises agréé) or the independent reputable investment bank shall take into consideration such available elements and facts at such time, including the latest annual financial statements of Actavis SCS and its Subsidiaries, any recent valuation of the assets of Actavis SCS and its Subsidiaries (if available), the market value of the assets of Actavis SCS and its Subsidiaries as if sold between a willing buyer and a willing seller as a going concern using a standard market multi criteria approach combining market multiples, book value, discounted cash flow or comparable public transaction of which price is known (taking into account circumstances at the time of the valuation and making all necessary adjustments to the assumption being used) and acting in a reasonable manner.

SECTION 9.03. Nature of Guarantee; Continuing Guarantee; Waivers of Defenses.

(a) Each Guarantor understands and agrees that the Obligations Guarantee contained in this Article IX shall be construed as a continuing guarantee of payment and performance and not merely of collectability. Each Guarantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon the Borrower or any of the other Guarantors with respect to the Obligations. Without limiting the generality of the foregoing, this Obligations Guarantee and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, set-off, defense, counterclaim, discharge or termination for any reason (other than a Discharge of the Obligations and as set forth in Sections 9.02(c) and 9.02(d)).

(b) Each Guarantor agrees that the Obligations Guarantee of each Guarantor hereunder is independent of the Obligations Guarantee of each other Guarantor and of any other guarantee of the Obligations and when making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Guaranteed Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower and any other Guarantor or any other Person or against any other guarantee for the Obligations or any right of offset with respect thereto, and any failure by any Guaranteed Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower and any other Guarantor or any other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower and any other Guarantor or any other Person or any such guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Guaranteed Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

(c) No payment made by the Borrower, any of the other Guarantors, any other guarantor or any other Person or received or collected by any Guaranteed Party from the Borrower and any of the other Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment remain liable for the Obligations until the Discharge of the Obligations.

(d) Without limiting the generality of the foregoing, each Guarantor agrees that its obligations under and in respect of the Obligations Guarantee contained in this Article IX shall not be affected by, and shall remain in full force and effect without regard to, and hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to each of the following (whether or not such Guarantor has knowledge thereof):

(i) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any guarantee or right of offset with respect thereto at any time or from time to time held by any Guaranteed Party;

(ii) any renewal, extension or acceleration of, or any increase in the amount of the Obligations, or any amendment, supplement, modification or waiver of, or any consent to departure from, the Loan Documents;

(iii) any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under any Loan Documents, at law, in equity or otherwise) with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations;

(iv) any change, reorganization or termination of the corporate structure or existence of any Loan Party or any Subsidiary of any Loan Party and any corresponding restructuring of the Obligations;

(v) any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the Obligations or any subordination of the Obligations to any other obligations; and

(vi) any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations or which constitutes, or might be construed to constitute, an equitable or legal discharge of any Guarantor for the Obligations, or of such Guarantor under this Article IX.

(e) In addition, each Guarantor further waives any and all other defenses, set-offs or counterclaims (other than a defense of payment or performance in full hereunder) which may at any time be available to or be asserted by it, the Borrower or any other Guarantor or Person against any Guaranteed Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.

SECTION 9.04. Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Guarantor or is received or collected on account of the Obligations from any Guarantor:

(a) If such payment is made by a Guarantor in respect of the Obligations of another Guarantor, such Guarantor shall be entitled, subject to and upon (but not before) a Discharge of the Obligations (and each Guarantor hereby waives its right to exercise such rights until a Discharge of the Obligations), (A) to demand and enforce reimbursement for the full amount of such payment from such other Guarantor, and (B) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors (other than the Guarantor whose primary obligations were so guaranteed by the other Guarantors) based on the relative value of their assets and any other equitable considerations deemed appropriate by the court.

(b) If and whenever any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Guarantor whether under Section 9.04(a) or otherwise, such Guarantor shall be entitled, subject to and upon (but not before) a Discharge of the Obligations (and each Guarantor hereby waives its right to subrogation until a Discharge of the Obligations), to be subrogated (equally and ratably with all other Guarantors entitled to reimbursement or contribution from any other Guarantor as set forth in this Section 9.04) to any security interest that may then be held by the Administrative Agent upon any collateral securing or purporting to secure any of the Obligations. Any right of subrogation of any Guarantor shall be enforceable solely after a Discharge of the Obligations and solely against the Guarantors, and not against the Guaranteed Parties, and neither the Administrative Agent nor any other Guaranteed Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any collateral securing or purporting to secure any of the Obligations for any purpose related to any such right of subrogation. If subrogation is demanded by any Guarantor, then, after Discharge of the Obligations, the Administrative Agent shall deliver to the Guarantors making such demand, or to a representative of such Guarantors or of the Guarantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or any other obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever collateral securing or purporting to secure any of the Obligations that may then exist that was not previously released or disposed of or acquired by the Administrative Agent.

(c) The obligations of the Guarantors under this Obligations Guarantee and the other Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectability or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 9.04 or otherwise. The invalidity, insufficiency, unenforceability or uncollectability of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Guaranteed Party against any Guarantor. The Guaranteed Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

SECTION 9.05. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent, for the account of the applicable Guaranteed Parties to which such payment is owed, to such account as may be specified by the Administrative Agent, in US Dollars and in Same Day Funds.

SECTION 9.06. Subordination of Other Obligations. Each Guarantor hereby subordinates the payment of all obligations and Indebtedness of Intermediate Parent owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of Intermediate Parent to such Guarantor as subrogee of the Guaranteed Parties or resulting from such Guarantor’s performance under this Obligations Guarantee, to the indefeasible payment in full in cash of all Obligations. If the Administrative Agent so requests, any such obligation or Indebtedness of Intermediate Parent to such Guarantor shall be enforced and performance received by such Guarantor as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Administrative Agent on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Obligations Guarantee.

SECTION 9.07. Financial Condition of Borrower and other Guarantors. Any extension of credit may be made to the Borrower or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower or any other Guarantor at the time of any such grant or continuation. No Guaranteed Party shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower or any other Guarantor. Each Guarantor has adequate means to obtain information from the Borrower and each other Guarantor on a continuing basis concerning the financial condition of the Borrower and each other Guarantor and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and each other Loan Party and each other Guarantor and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Guaranteed Party to disclose any matter, fact or thing relating to the business, operations or condition of the Borrower or any other Guarantor now known or hereafter known by any Guaranteed Party.

SECTION 9.08. Bankruptcy, Etc. Until a Discharge of the Obligations, no Guarantor shall, without the prior written consent of the Administrative Agent, commence or join with any other Person in commencing any proceeding under any Debtor Relief Law against the Borrower or any other Guarantor. The obligations of the Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding under any Debtor Relief Law, voluntary or involuntary, involving the Borrower or any other Guarantor or by any defense which the Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, the Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any interest, fees, costs, expenses or other Obligations accruing or arising after the date on which such case or proceeding is commenced.

SECTION 9.09. Duration of Guarantee. The Obligations Guarantee contained in this Article IX shall remain in full force and effect until the Discharge of the Obligations.

SECTION 9.10. Reinstatement. If at any time payment of any of the Obligations or any portion thereof is rescinded, disgorged or must otherwise be restored or returned by any Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation, examinership or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any other Guarantor or any substantial part of its property, or otherwise, or if any Guaranteed Party repays, restores, or returns, in whole or in part, any payment or property previously paid or transferred to the Guaranteed Party in full or partial satisfaction of any Obligation, because the payment or transfer or the incurrence of the obligation is so satisfied, is declared to be void, voidable, or otherwise recoverable under any state or federal law (collectively, a “Voidable Transfer”), or because such Guaranteed Party elects to do so on the reasonable advice of its counsel in connection with an assertion that the payment, transfer, or incurrence is a Voidable Transfer, then, as to any such Voidable Transfer, and, subject to Section 11.04, as to all reasonable costs, expenses and attorney’s fees of the Guaranteed Party related thereto, the liability of each Guarantor hereunder will automatically and immediately be revived, reinstated, and restored and will exist as though the Voidable Transfer had never been made.

ARTICLE X

ADMINISTRATIVE AGENT

SECTION 10.01. Appointment and Authority. Each of the Lenders hereby irrevocably appoints JPMCB to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article X (other than Sections 10.06 and 10.10) are solely for the benefit of the Administrative Agent and the Lenders, and neither Ultimate Parent nor any Loan Party will have any rights as a third party beneficiary of any of such provisions.

SECTION 10.02. Rights as a Lender. The Person serving as the Administrative Agent hereunder will have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Ultimate Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 10.03. Exculpatory Provisions. The Administrative Agent will not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) will not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties);

(b) will not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as will be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c) will not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and will not be liable for the failure to disclose, any information relating to Ultimate Parent, the Loan Parties or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent will not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as will be necessary, or as the Administrative Agent will believe in good faith will be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) unless, and only to the extent that, a court of competent jurisdiction shall have determined, by a final and nonappealable judgment, that such action or inaction constituted gross negligence or willful misconduct on the part of the Administrative Agent. The Administrative Agent will be deemed not to have knowledge of any Default unless and until notice (stating that it is a “notice of default”) describing such Default is given to the Administrative Agent by Ultimate Parent, the Borrower or a Lender.

The Administrative Agent will not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction (or waiver) of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

SECTION 10.04. Reliance by Administrative Agent. The Administrative Agent will be entitled to rely upon, and will not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the signatory, sender or authenticator thereof). The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof), and will not incur any liability for relying thereon. In determining compliance with any condition under Article IV that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent will have received notice to the contrary from such Lender prior to the Effective Date or the Closing Date, as applicable. The Administrative Agent may consult with legal counsel (who may be counsel for Ultimate Parent or any Loan Party), independent accountants and other experts selected by it, and will not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 10.05. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article X will apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and will apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 10.06. Resignation of Administrative Agent. The Administrative Agent may, at any time, give notice of its resignation to the Lenders, Ultimate Parent and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders will have the right, in consultation with Ultimate Parent and the Borrower, to appoint a successor, which will be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor will have been so appointed by the Required Lenders and will have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent notifies Ultimate Parent and the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation will nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent will be discharged from its duties and obligations hereunder and under the other Loan Documents and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent will instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.06. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor will succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent will be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.06). The fees payable by the Borrower to a successor Administrative Agent will be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article X and Section 11.04 will continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

SECTION 10.07. Non-Reliance on Administrative Agent, Arrangers and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it will from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 10.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Co-Syndication Agents or the Co-Documentation Agents will have any duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder, but all such Persons shall have the benefit of the indemnities provided for hereunder.

SECTION 10.09. Administrative Agent May File Proofs of Claim. In case any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, examinership or other judicial proceeding relative to any Loan Party is pending, the Administrative Agent (irrespective of whether the principal of any Loan will then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent will have made any demand on such Loan Party) will be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due to the Lenders and the Administrative Agent under Sections 2.10 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator, examiner or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent will consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 11.04.

Nothing contained herein will be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 10.10. Guarantee Matters. (a) The Lenders irrevocably authorize the Administrative Agent to release any Subsidiary Guarantor from its obligations under the Obligations Guarantee if such Subsidiary Guarantor (i) after the Closing Date, ceases to be a Subsidiary of Ultimate Parent as a result of a transaction permitted hereunder, (ii) originally became a Subsidiary Guarantor on or after the Closing Date pursuant to Section 6.12 and is no longer required pursuant to the terms of such Section to be a Subsidiary Guarantor (after giving effect to any other releases of such Subsidiary Guarantor from its Guarantees of other Indebtedness to occur substantially simultaneously with the release of its obligations under the Obligations Guarantee) or (iii) was voluntarily designated by Ultimate Parent as a Subsidiary Guarantor and Ultimate Parent requests, in writing, that the Administrative Agent release it from the Obligations Guarantee and no Event of Default would immediately result from such a release. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under the Obligations Guarantee pursuant to this Section 10.10.

(b) The Lenders irrevocably authorize the Administrative Agent to determine, in connection with any Foreign Subsidiary becoming a Subsidiary Guarantor on or after the Effective Date, the terms and conditions of any limitations to be set forth in the Subsidiary Guarantor Counterpart to be executed by such Foreign Subsidiary if the Administrative Agent determines (or is advised by counsel) that such limitations are required by applicable Law or are otherwise customary and appropriate for Guarantees provided by Persons organized in the jurisdiction of organization of such Foreign Subsidiary.

ARTICLE XI

MISCELLANEOUS

SECTION 11.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Ultimate Parent or the Loan Parties therefrom, will be effective unless in writing signed by the Required Lenders, Ultimate Parent and the Borrower (and, if the rights of any other Loan Party shall be affected thereby, such Loan Party), and acknowledged by the Administrative Agent (such acknowledgement not to be unreasonably withheld, conditioned or delayed) and each such waiver or consent will be effective only in the specific instance and for the specific purpose for which given; provided that any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Ultimate Parent, the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, (x) such amendment does not adversely affect the rights of any Lender or (y) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided further that no such amendment, waiver or consent will:

(a) extend or increase the Commitment of any Lender without the written consent of such Lender;

(b) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest or fees due to any Lender hereunder or under any other Loan Document without the written consent of such Lender;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan, or any fees payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders will be necessary to waive any obligation of the Borrower to pay interest at the default rate or change the amount of the default rate specified in Section 2.09(b);

(d) [Reserved];

(e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(f) release Intermediate Parent or all of the Subsidiary Guarantors from the Obligations Guarantee in Section 9.01 (including, in each case, by limiting liability in respect thereof (other than as required by applicable Law)) without the written consent of each Lender, except, in the case of all of the Subsidiary Guarantors, to the extent the release of all of the Subsidiary Guarantors is permitted pursuant to Section 10.10 (in which case such release may be made by the Administrative Agent acting alone);

(g) change any provision of this Section 11.01 or the percentage set forth in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or

(h) [Reserved];

and; provided further, that no amendment, waiver or consent will, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) any amendment, waiver or consent referred to in clause (a), (b) or (c) above shall require the consent of such Defaulting Lender in the event such Defaulting Lender shall be directly affected thereby and (y) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. Any amendment, waiver or consent effected in accordance with this Section 11.01 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

SECTION 11.02. Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.02(b)), all notices and other communications provided for herein will be in writing and will be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or e-mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone will be made to the applicable telephone number, as follows:

(i) if to Ultimate Parent, any Loan Party or the Administrative Agent, to the address, fax number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, fax number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain MNPI).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, will be deemed to have been given when received; notices and other communications sent by fax will be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, will be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 11.02(b), will be effective as provided in such Section.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing will not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. In addition to e-mail communications permitted as set forth above, the Administrative Agent or the Loan Parties may, in their discretion, agree to accept notices and other communications to it hereunder by other electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address will be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication will be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website will be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMPANY MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE COMPANY MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE COMPANY MATERIALS OR THE PLATFORM. In no event will the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Ultimate Parent, the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Ultimate Parent’s, any Loan Party’s or the Administrative Agent’s transmission of Company Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event will any Agent Party have any liability to Ultimate Parent, the Loan Parties, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Ultimate Parent, the Loan Parties and the Administrative Agent may change its address, fax number, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number, telephone number or electronic mail address for notices and other communications hereunder by notice to Ultimate Parent, the Loan Parties and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Company Materials, if any, that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders will be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of Ultimate Parent, the Borrower or any other Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower will indemnify the Administrative Agent, each Lender and their respective Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on any notice purportedly given by or on behalf of Ultimate Parent, the Borrower or any other Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 11.03. No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document will operate as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Administrative Agent and the Lenders provided hereunder or under the other Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by Ultimate Parent or any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 11.01, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, the delivery of any Pre-Advanced Funds by any Lender to the Administrative Agent, or the release of any Pre-Advanced Funds by the Administrative Agent to the Borrower, or the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Related Party of any of the foregoing may have had notice or knowledge of such Default at the time.

SECTION 11.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. Ultimate Parent will, or will cause the Borrower to, and Intermediate Parent, the Borrower and each other Loan Party will, pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers, which shall be limited to Cravath, Swaine & Moore LLP and one local counsel in each of Ireland, Luxembourg and, if deemed reasonably necessary by the Administrative Agent or the Arrangers, each jurisdiction of organization of any other Loan Party), in connection with the structuring, arrangement, syndication, preparation, negotiation, execution, delivery and administration of the Commitment Letter, the Fee Letters, this Agreement and the other Loan Documents and the credit facilities provided for herein and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out of pocket expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates and the Lenders (including the reasonable fees, disbursements and other charges of counsel, which shall be limited to one primary counsel and one local counsel in each of Ireland, Luxembourg and, if deemed reasonably necessary by the Administrative Agent, the Arrangers or the Lenders, each jurisdiction of organization of any other Loan Party (and, solely in the case of an actual or perceived conflict of interest, one additional counsel (and one additional local counsel in each such jurisdiction) to each group of affected parties that are similarly situated, taken as a whole) in connection with the enforcement or protection of their respective rights in connection with this Agreement and the other Loan Documents and the credit facilities provided for herein, including its rights under this Section.

(b) Indemnification by the Borrower. Ultimate Parent will, or will cause the Borrower to, and Intermediate Parent, the Borrower and the other Loan Parties will, indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Co-Syndication Agent, each Co-

Documentation Agent, each Lender, and each Related Party of any of the foregoing Persons and the successors and assigns of each of the foregoing (each an “Indemnitee”) from and against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of counsel, which shall be limited to one primary counsel, one local counsel in each of Ireland, Luxembourg and, if deemed necessary by the Indemnitees, one local counsel in each other appropriate jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional counsel (and one additional local counsel in each such jurisdiction) to each group of affected Indemnitees that are similarly situated, taken as a whole) arising out of, in connection with, or as a result of (i) the Transactions, (ii) the preparation, execution or delivery of the Commitment Letter, the Fee Letters, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (iii) any Loan or Commitment or the use or proposed use of the proceeds therefrom, (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Ultimate Parent or any of its Subsidiaries, or any Environmental Liability related in any way to Ultimate Parent or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Ultimate Parent or a Loan Party, or any Affiliate thereof, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not, as to any Indemnitee, apply to (A) losses, claims, damages, liabilities or related expenses to the extent they (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee or any of its Related Indemnified Parties or (y) result from a claim brought by Ultimate Parent or a Loan Party against such Indemnitee for a material breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, but only if Ultimate Parent or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction, or (B) a claim of any Indemnitee solely against one or more Indemnitees (other than a dispute involving a claim against the Administrative Agent, any Co-Syndication Agent, any Co-Documentation Agent or any Arranger) not arising out of or in connection with any act or omission of Ultimate Parent or its Subsidiaries or any of their respective Related Parties. Notwithstanding any of the foregoing provisions to the contrary, this Section 11.04(b) shall not apply with respect to Taxes, other than any Taxes that represent losses, claims or damages arising from a non-Tax claim.

(c) Reimbursement by Lenders. To the extent that Ultimate Parent or the Loan Parties for any reason fail to indefeasibly pay any amount required under Section 11.04(a) or 11.04(b) to be paid by them to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s ratable share (based on the Applicable Percentage of such Lender determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 11.04(c) are subject to the provisions of Section 2.13(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, none of the parties to this Agreement shall assert, and each party hereto hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent that such damages are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; provided, however, that in no event will any Indemnitee have any liability for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Nothing in this Section 11.04(d) shall abrogate, modify or diminish the obligations of the Administrative Agent and the Lenders to keep certain information confidential in the manner and to the extent provided in Section 11.07.

(e) Payments. All amounts due under this Section 11.04 will be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section 11.04 will survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of any and all of the Obligations.

SECTION 11.05. Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied will be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence will survive the payment in full of the Obligations and the termination of this Agreement.

SECTION 11.06. Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of Ultimate Parent, the Borrower or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (except in connection with any merger or consolidation permitted by Section 7.03) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(e) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(e), the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, the Indemnitees and, to the extent expressly contemplated hereby, the sub-agents of the Administrative Agent and the Related Parties of each of the Administrative Agent, the Arrangers, the Co-

Syndication Agents, the Co-Documentation Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may, at any time, assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 11.06(b)(i)(A), the aggregate amount of the Commitment or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing, Ultimate Parent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment so assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.06(b)(i)(B) and in addition:

(A) the consent of Ultimate Parent (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default under Section 8.01(a) or 8.01(f) has occurred and is continuing at the time of such assignment or (2) in the case of any assignment after the Closing Date, such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, in each case that is not a Non-Qualifying Lender; provided that in the case of any assignment after the Closing Date, Ultimate Parent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.

The parties hereto acknowledge and agree that (x) the Administrative Agent shall have no duty or obligation to ascertain whether any Lender is a Non-Qualifying Lender or with respect to obtaining (or confirming the receipt) of any written consent of Ultimate Parent to any assignment to a Non-Qualifying Lender, any such duty and obligation being solely with the assigning Lender and the assignee, and (y) the Administrative Agent may rely upon, and shall incur no liability therefor, any determination by Ultimate Parent, any Lender or any prospective Lender as to whether any Person is a Non-Qualifying Lender (and, in connection with any proposed assignment, may require confirmation by Ultimate Parent as to Ultimate Parent’s determination whether the proposed assignee is a Non-Qualifying Lender prior to accepting any such assignment for recordation in the Register).

The Borrower consents to the assignments and transfers of rights and obligations permitted under and made in accordance with this Section 11.06(b). The Borrower and Actavis SCS agree and confirm that each of their guarantee and/or indemnity obligations (as applicable) under the Loan Documents granted by each of them in support of their respective borrowing obligations, guarantee and/or indemnity obligations (as applicable) under the Loan Documents will continue notwithstanding any assignment or transfer under this Section 11.06(b) and will extend to cover and support obligations transferred or assigned and owed to new Lenders that have been assigned to pursuant to this Section 11.06(b) and the Lenders hereby expressly accept and confirm for the purposes of article 1278 and 1281 of the Luxembourg civil code that notwithstanding any assignment, transfer and/or novation under this Section 11.06(b) any guarantee shall be preserved for the benefit of any new Lender.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to Ultimate Parent or any of Ultimate Parent’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person that, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(d), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and shall, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.06(b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(e).

(c) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations, or other compensating actions, with the consent of Ultimate Parent and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon). Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this Section 11.06(c), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d) Register. (i) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Ultimate Parent and the Loan Parties (and such agency being solely for Tax purposes), shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and Ultimate Parent, the Loan Parties, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by Ultimate Parent, the Loan Parties and, solely with respect to the Commitments of, and principal amounts (and stated interest) of the Loans owing to, any Lender, such Lender, in each case at any reasonable time and from time to time upon reasonable prior notice.

(ii) Upon receipt by the Administrative Agent of an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing and recordation fee referred to above, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section 11.06 or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 11.06(d)(ii). Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the

Administrative Agent that such assignee is not a Person made ineligible under Section 11.06(b)(v).

(e) Participations. Any Lender may at any time, without the consent of, or notice to, Ultimate Parent, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or Ultimate Parent or any of Ultimate Parent’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Ultimate Parent, the Loan Parties, the Administrative Agent, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Ultimate Parent and the Loan Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to Section 11.06(f), Ultimate Parent, the Borrower and the other Loan Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant agrees to be subject to the provisions of Section 3.06 as if it were a Lender. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(f) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Ultimate Parent’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless Ultimate Parent and the Borrower are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Sections 3.01(e) and 3.01(g) as though it were a Lender.

(g) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender, and this Section 11.06 shall not apply to any such pledge or assignment to secure obligations; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 11.07. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Ultimate Parent, the Borrower or any other Subsidiary and its obligations, (g) with the consent of Ultimate Parent, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 11.07 or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than Ultimate Parent or the Loan Parties or (i) in the case of any Person that is, or any Affiliate of which is, a party to the Actavis Revolving Credit Agreement, the Existing Actavis Term Loan Credit Agreement, the WC Term Loan Credit Agreement or any other syndicated credit agreement of Ultimate Parent or any of its Subsidiaries, as expressly permitted by the terms of such credit agreement. It is agreed that, notwithstanding the restrictions of any prior confidentiality agreement with Ultimate Parent or any Subsidiary binding on the Administrative Agent, any Arranger, any Co-Documentation Agent or any Co-Syndication Agent, or any of their respective Affiliates, such Persons (and their respective Affiliates) may disclose Information as provided in this Section 11.07.

For purposes of this Section 11.07, “Information” means all information received from Ultimate Parent or any Subsidiary relating to Ultimate Parent or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by Ultimate Parent or any Subsidiary; provided that, in the case of information received from Ultimate Parent or any Subsidiary after the Effective Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 will be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include MNPI, (b) it has developed compliance procedures regarding the use of MNPI and (c) it will handle all MNPI in accordance with applicable Law, including United States federal and state and applicable foreign securities Laws.

Subject to any applicable requirements of United State federal, state or local or applicable foreign Laws or regulations, including securities Laws or regulations, neither the Administrative Agent nor any Lender will make or cause to be made, whether orally, in writing or otherwise, any public announcement or statement that is intended for the general public and not targeted primarily to reach audiences in the banking industry and the banking industry’s customers with respect to the transactions contemplated by this Agreement, or any of the provisions of this Agreement, without the prior written approval of Ultimate Parent as to the form, content and timing of such announcement or disclosure, which approval may be given or withheld in Ultimate Parent’s sole discretion.

SECTION 11.08. Right of Setoff. If an Event of Default will have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Loan Party against any and all of its obligations now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender will have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Loan Parties and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice will not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 11.08, if at any time any Lender or any of their respective Affiliates maintains one or more deposit accounts for the Borrower or any other Loan Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

SECTION 11.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents will not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender will receive interest in an amount that exceeds the Maximum Rate, the excess interest will be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 11.10. Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including the commitments of the Lenders and, if applicable, their Affiliates under the Commitment Letter and any commitment advice submitted by them (but do not supersede any other provisions of the Commitment Letter or the Fee Letters that do not by the terms of such documents terminate upon the effectiveness of this Agreement, all of which provisions shall remain in full force and effect). This Agreement will become effective upon the satisfaction (or waiver) of the conditions precedent set forth in Section 4.01. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile or other electronic transmission (including “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of such Loan Document.

SECTION 11.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith will survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by or on behalf of the Administrative Agent or any Lender or any of their respective Affiliates and notwithstanding that the Administrative Agent, any Lender or any of their respective Affiliates may have had notice or knowledge of any Default on the Closing Date, and will continue in full force and effect as long as any Loan or any other Obligation hereunder will remain unpaid or unsatisfied.

SECTION 11.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents will not be affected or impaired thereby and (b) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

SECTION 11.13. Replacement of Lenders. In the event (a) any Lender requests compensation under Section 3.04, (b) the Loan Parties are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 (other than additional amounts arising from VAT), (c) any Lender becomes a Defaulting Lender or (d) any Lender refuses to consent to any amendment, waiver or other modification of this Agreement or any other Loan Document requested by Ultimate Parent or a Loan Party that requires the consent of all the Lenders (or all the affected Lenders) and such amendment, waiver or other modification is consented to by the Required Lenders, then Ultimate Parent or the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or 3.04) and obligations under this Agreement and the other Loan Documents to an assignee that will assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation); provided that:

(i) the Borrower will have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(ii) such Lender will have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(iv) such assignment does not conflict with applicable Laws.

A Lender will not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the applicable Loan Party to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment and delegation required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

SECTION 11.14. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT (I) THE INTERPRETATION OF THE DEFINITION OF COMPANY MATERIAL ADVERSE EFFECT (AS DEFINED IN THE ALLERGAN MERGER AGREEMENT) AND WHETHER OR NOT A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED, (II) THE DETERMINATION OF THE ACCURACY OF ANY MERGER AGREEMENT REPRESENTATIONS AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF ULTIMATE PARENT OR ULTIMATE PARENT’S AFFILIATES HAVE THE RIGHT TO TERMINATE ULTIMATE PARENT’S OR SUCH AFFILIATES’ OBLIGATIONS UNDER THE ALLERGAN MERGER AGREEMENT, OR TO DECLINE TO CONSUMMATE THE TRANSACTIONS (AS DEFINED IN THE ALLERGAN MERGER AGREEMENT) PURSUANT TO THE ALLERGAN MERGER AGREEMENT, AND (III) THE DETERMINATION OF WHETHER THE TRANSACTIONS (AS DEFINED IN THE ALLERGAN MERGER AGREEMENT) HAVE BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE ALLERGAN MERGER AGREEMENT, IN EACH CASE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED SOLELY IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY OTHER PRINCIPLES OF CONFLICTS OF LAW.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ULTIMATE PARENT OR

ANY OF THE LOAN PARTIES OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION FOR THE PURPOSE OF ENFORCEMENT OF A JUDGMENT.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.14(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

SECTION 11.15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11.16. USA PATRIOT Act. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Ultimate Parent and the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Ultimate Parent and the Loan Parties, which information includes the name and address of such Persons and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Persons in accordance with the Patriot Act. Ultimate Parent and the Loan Parties shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

SECTION 11.17. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used will be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of Ultimate Parent or any Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from Ultimate Parent or any Loan Party in the Agreement Currency, Ultimate Parent or such Loan Party, as applicable, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to Ultimate Parent or such Loan Party, as applicable (or to any other Person that may be entitled thereto under applicable Law).

SECTION 11.18. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document and any communications in connection therewith), Ultimate Parent and the Loan Parties acknowledge and agree that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers are arm’s-length commercial transactions between Ultimate Parent and the Loan Parties, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (ii) Ultimate Parent and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate and (iii) Ultimate Parent and the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) each of the Administrative Agent, the Lenders and the Arrangers is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Ultimate Parent, the Loan Parties or any other Person and (ii) neither the Administrative Agent nor any Lender nor any Arranger has any obligation to Ultimate Parent or the Loan Parties with respect to the transactions contemplated hereby, except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Ultimate Parent and the Loan Parties, and none of the Administrative Agent, any Lender or any Arranger has any obligation to disclose any of such interests to Ultimate Parent or the Loan Parties. To the fullest extent permitted by law, each of Ultimate Parent and the Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

SECTION 11.19. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 11.20. Appointment of Agent for Service of Process; Waiver of Immunity. (a) Each of Ultimate Parent, Intermediate Parent, the Borrower and each other Loan Party hereby irrevocably designates, appoints and empowers, for the benefit of the parties hereto (other than Ultimate Parent, Intermediate Parent, the Borrower or any other Loan Party) and the Indemnitees, Actavis as its designee, appointee and agent to receive, accept and acknowledge for and on behalf of it, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought in connection with or as a result of this Agreement, the other Loan Documents, the Loans made to the Borrower hereunder and the other transactions contemplated hereby. Such service may be made by mailing or delivering a copy of such process to Ultimate Parent, Intermediate Parent, the Borrower or such other Loan Party in care of Actavis at its address at Morris Corporate Center III, 400 Interpace Parkway, Parsippany, New Jersey 07054, Attention: Stephen Kaufhold, Senior Vice President, Treasurer (or another officer of Actavis), and each of Ultimate Parent, Intermediate Parent, the Borrower and each other Loan Party hereby irrevocably authorizes and directs Actavis to accept such service on its behalf.

(b) Actavis hereby acknowledges and accepts its designation, appointment and empowerment by Ultimate Parent, Intermediate Parent, the Borrower and each other Loan Party (other than Actavis) as their designee, appointee and agent to receive, accept and acknowledge for and on their behalf of, and in respect of their property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought in connection with or as a result of this Agreement, the other Loan Documents, the Loans made to the Borrower hereunder and the other transactions contemplated hereby.

(c) In the event Ultimate Parent, Intermediate Parent, the Borrower or any other Loan Party or any of their respective property shall have or hereafter acquire, in any jurisdiction in which any action, proceeding or investigation may at any time be brought in connection with or as a result of this Agreement, the other Loan Documents, the Loans made to the Borrower hereunder and the other transactions contemplated hereby, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, each of Ultimate Parent, Intermediate Parent, the Borrower and each other Loan Party hereby agrees not to claim, and hereby irrevocably and unconditionally waives, such immunity.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

ACTAVIS PLC, as Ultimate Parent

by	/s/ Stephen M. Kaufhold
	Name:	Stephen M. Kaufhold
	Title:	Senior Vice President, Treasurer

WARNER CHILCOTT LIMITED, as Intermediate Parent

by	/s/ Claire Gilligan
	Name:	Claire Gilligan
	Title:	Director

ACTAVIS CAPITAL S.À R.L., as Borrower

by	/s/ Stephen M. Kaufhold
	Name:	Stephen M. Kaufhold
	Title:	Authorized Signatory

by	/s/ Patrick van Denzen
	Name:	Patrick van Denzen
	Title:	Class B Manager

ACTAVIS, INC., as a Subsidiary Guarantor

by	/s/ Stephen M. Kaufhold
	Name:	Stephen M. Kaufhold
	Title:	Senior Vice President, Treasurer

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

ACTAVIS FUNDING SCS, as a Subsidiary Guarantor, a société en commandite simple organized under the laws of the Grand-Duchy of Luxembourg, having its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 187.310 and having a share capital of $20,000,

Represented by Actavis International Holding S.à r.l., a société à responsabilité limitée incorporated under the laws of the Grand-Duchy of Luxembourg, having its registered office 6, rue Jean Monnet, L-2180 Luxembourg, Grand-Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 172.484 and having a share capital of $75,764, in its capacity as general partner of Actavis Funding SCS.

Itself represented by:

by	/s/ Maurice Mulders
	Name:	Maurice Mulders
	Title:	Class A Manager and Authorized Signatory

by	/s/ Patrick van Denzen
	Name:	Patrick van Denzen
	Title:	Class B Manager and Authorized Signatory

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A., individually and as Administrative Agent,

by	/s/ Helene P. Sprung
	Name:	Helene P. Sprung
	Title:	Senior Vice President

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: Mizuho Bank, Ltd.

by	/s/ Bertram H. Tang
	Name:	Bertram H. Tang
	Title:	Authorized Signatory

For any Lender requiring a second signature block:

by
Name:
Title:

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Wells Fargo Bank, National Association:

by	/s/ Kirk Tesch
	Name:	Kirk Tesch
	Title:	Managing Director

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: BARCLAYS BANK PLC

by	/s/ Ritam Bhalla
	Name:	Ritam Bhalla
	Title:	Director

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: BNP Paribas

by	/s/ Brendan Heneghan
	Name:	Brendan Heneghan
	Title:	Director

For any Lender requiring a second signature block:

by	/s/ Nicole Rodriguez
	Name:	Nicole Rodriguez
	Title:	Vice President

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: HSBC Bank USA, N.A.

by	/s/ Jay Schwartz
	Name:	Jay Schwartz
	Title:	Managing Director

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: Sumitomo Mitsui Banking Corporation

by	/s/ David W. Kee
	Name:	David W. Kee
	Title:	Managing Director

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: Toronto Dominion ( Texas ) LLC

by	/s/ Masood Fikree
	Name:	Masood Fikree
	Title:	Authorized Signatory

For any Lender requiring a second signature block:

by
Name:
Title:

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: The Bank of Tokyo Mitsubishi UFJ, Ltd.

by	/s/ Jaime Sussman
	Name:	Jaime Sussman
	Title:	VP

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

The Royal Bank of Scotland plc

by	/s/ Tracy Rahn
	Name:	Tracy Rahn
	Title:	Director

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

CITIBANK, N.A.

by	/s/ Laura Fogarty
	Name:	Laura Fogarty
	Title:	Vice President

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

DNB CAPITAL LLC

by	/s/ Kristie Li
	Name:	Kristie Li
	Title:	First Vice President

For any Lender requiring a second signature block:

by	/s/ Bjørn E. Hammerstad
	Name:	Bjørn E. Hammerstad
	Title:	Senior Vice President

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: LLOYDS BANK PLC

by	/s/ Stephen Giacolone
	Name:	Stephen Giacolone
	Title:	Assistant Vice President – G011

For any Lender requiring a second signature block:

by	/s/ Daven Popat
	Name:	Daven Popat
	Title:	Senior Vice President – P003

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

THE BANK OF NOVA SCOTIA

by	/s/ Michelle C. Phillips
	Name:	Michelle C. Phillips
	Title:	Director & Execution Head

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Australia and New Zealand Banking Group Limited

by	/s/ Hayden McNamara
	Name:	Hayden McNamara
	Title:	Chief Operating Officer

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Compass Bank:

by	/s/ Michael Dixon
	Name:	Michael Dixon
	Title:	Senior Vice President

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

by	/s/ Amy Trapp
	Name:	Amy Trapp
	Title:	Managing Director

by	/s/ John Bosco
	Name:	John Bosco
	Title:	Director

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: FIFTH THIRD BANK

by	/s/ Vera B. McEvoy
	Name:	Vera B. McEvoy
	Title:	Vice President

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

Name of Institution: Morgan Stanley Senior Funding, Inc.

by	/s/ Anish Shah
	Name:	Anish Shah
	Title:	Authorized Signatory

For any Lender requiring a second signature block:

by
Name:
Title:

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

PNC Capital Markets LLC

by	/s/ John Broeren
	Name:	John Broeren
	Title:	Managing Director

PNC Bank, National Association

by	/s/ Brian Prettyman
	Name:	Brian Prettyman
	Title:	Senior Vice President

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

SIGNATURE PAGE TO

THE BRIDGE LOAN CREDIT AND GUARANTY AGREEMENT OF

ACTAVIS CAPITAL S.À R.L.

SANTANDER BANK, N.A.:

by	/s/ John W. Deegan
	Name:	John W. Deegan
	Title:	Executive Director

[Signature Page to Actavis Bridge Loan Credit and Guaranty Agreement]

Schedule 2.01

Commitments

Lender	Commitment
JPMorgan Chase Bank, N.A.	$7,848,600,000
Mizuho Bank, Ltd.	$5,336,430,000
Wells Fargo Bank, National Association	$3,139,440,000
Barclays Bank PLC	$1,554,270,000
BNP Paribas	$1,554,270,000
HSBC Bank USA, N.A.	$1,554,270,000
Sumitomo Mitsui Banking Corporation	$1,554,270,000
Toronto Dominion (Texas) LLC	$1,554,270,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$1,554,270,000
The Royal Bank of Scotland plc	$1,554,270,000
Citibank, N.A.	$491,310,000
DNB Capital LLC	$491,310,000
Lloyds Bank	$491,310,000
The Bank of Nova Scotia	$491,310,000
Australia and New Zealand Banking Group Limited	$247,200,000
Compass Bank	$247,200,000
Credit Agricole Corporate and Investment Bank	$247,200,000
Fifth Third Bank	$247,200,000
Morgan Stanley Senior Funding, Inc.	$247,200,000
PNC Bank, National Association	$247,200,000
Santander Bank, N.A.	$247,200,000

Total:	$30,900,000,000

Schedule 5.06

Litigation

None.

Schedule 5.15

Subsidiaries

Name	Jurisdiction of Incorporation

Actavis (MEEA) FZE (UAE)	United Arab Emirates
Actavis GmbH	Austria
Forest Laboratories Osterreich GmbH	Austria
Actavis Pharma Pty Ltd. (f/k/a Watson Pharma Pty Ltd)	Australia
Actavis Pty Ltd (f/k/a/ Ascent Pharmaceuticals Pty Ltd)	Australia
Ascent Australia Pty Ltd	Australia
Ascent Pharmahealth Pty Ltd	Australia
Eremad Pty Ltd.	Australia
Medis Pharma Pty Ltd. (f/k/a Spirit Pharmaceuticals Pty Ltd)	Australia
Warner Chilcott Australia Pty. Ltd.	Australia
Willow Pharmaceuticals (Australia) Pty Ltd.	Australia
Ascent Pharma Pty Ltd.	Australia
Axcan Pharma (Australia) Pty Ltd	Australia
Gastro Services Pty Ltd	Australia
Estetra SPRL	Belgium
Femalon SPRL	Belgium
Odyssea Pharma SPRL	Belgium
Uteron Pharma Operations SPRL	Belgium
Uteron Pharma SPRL	Belgium
Uteron Pharma Technologies SPRL	Belgium
Warner Chilcott Pharmaceuticals B.V.B.A.	Belgium
Actavis EAD	Bulgaria
Actavis Operations EOOD	Bulgaria
Balkanpharma Dubnitza AD*	Bulgaria – 98.05%
Balkanpharma Securitiy EOOD	Bulgaria
Balkanpharma Troyan AD*	Bulgaria - 98.32%
Opening Pharma Bulgaria EOOD	Bulgaria
Schein Pharmaceutical Ltd	Bermuda
Warner Chilcott Holdings Company II, Limited	Bermuda
Warner Chilcott Holdings Company III, Limited	Bermuda
Warner Chilcott Limited	Bermuda
Actavis Farmaceutica LTDA (f/k/a Arrow Farmaceutica LTDA)	Brazil
Actavis Canada Company (f/k/a Arrow Pharmaceuticals)	Canada
Actavis Pharma Company (f/k/a Cobalt Ph. & Arrow Ph. OTC)	Canada
Aptalis Pharma Canada, ULC	Canada
Aptalis Pharma Export, Inc.	Canada
3242038 Nova Scotia Company	Canada
3948587 Canada Inc.	Canada
Abri Pharmaceuticals Company	Canada
Biozymes Inc.	Canada
Forest Laboratories Canada Inc.	Canada
FRX Churchill Canada ULC	Canada
Warner Chilcott Canada Co.	Canada
Actavis Specialty Pharmaceuticals (f/k/a Watson Pharma Co)	Canada
Actavis S.a.r.l. Steinhausen branch	Switzerland
Actavis Switzerland AG	Switzerland
Oncopharma AG	Switzerland
Warner Chilcott Pharmaceuticals S.Ã .r.l.	Switzerland

Marrow Pharmaceuticals Research & Development Co Ltd.	China
Med All Enterprise (Shanghai) Co. Ltd.	China / Shanghai
Actavis (Cyprus) Ltd.	Cyprus
Balkanpharma Healthcare International (Cyprus) Ltd.	Cyprus
Paomar Plc.	Cyprus
Actavis CZ a.s.	Czech Republic
Forest Laboratories Denmark APS	Denmark
Actavis Holding Germany GmbH	Germany
Medis Pharma GmbH	Germany
Warner Chilcott Deutschland GmbH	Germany
Actavis A/S	Denmark
Actavis Nordic A/S	Denmark
Arrow Group ApS	Denmark
Arrow Pharma ApS	Denmark
Colotech A/S	Denmark
Medis-Danmark A/S	Denmark
Arrow ApS	Denmark
Warner Chilcott Iberia S.L.U.	Spain
Actavis OY (Finland)	Finland
Aptalis Pharma SAS	France
Axcan France (Invest) SAS	France
Eurand France S.A.S.	France
Forest Laboratories France S.A.S.	France
Medis Pharma France SAS	France
S.C.I. La Prévôté	France
Warner Chilcott France SAS	France
Actavis Holdings UK II Ltd.	UK
Actavis Holdings UK Ltd.	UK
Actavis UK Ltd.	UK
Arrow Generics Ltd.	UK
Arrow No7 Ltd.	UK
Bowmed Ltd.	UK
Breath Limited	UK
Chilcott UK Limited	UK
Durata Therapeutics Limited	UK
Eden Biodesign Ltd.	UK
Eden Biopharm Group Ltd.	UK
Eden Biopharm Ltd.	UK
Actavis Isle of Man Ltd.	Isle of Man
Milbook (NI) Limited	UK
Nicobrand Limited	UK
PB North America	UK
Warner Chilcott Acquisition Limited	UK
Warner Chilcott Pharmaceuticals UK Limited	UK
Warner Chilcott Research Laboratories Limited	UK
Warner Chilcott UK Limited	UK
WC Pharmaceuticals I Limited	Gibraltar
WC Pharmaceuticals II Limited	Gibraltar
Aptalis Pharma GmbH	Germany
Forest Laboratories Deutschland GmbH	Germany
Alet SA	Greece
Specifar SA	Greece
Arrow Pharma HK Ltd.	Hong Kong
Ascent Pharmahealth Hong Kong Ltd.	Hong Kong
Actavis Hong Kong Limited	Hong Kong
Actavis Hungary Kft	Hungary

PT Actavis Indonesia	Indonesia
Actavis Ireland Holding Limited	Ireland
Actavis Ireland Ltd.	Ireland
Forest Laboratories Holdings Ltd.	Ireland
Forest Laboratories Ireland Ltd	Ireland
Forest Laboratories Limited	Ireland
Forest Laboratories Services Limited	Ireland
Forest Tosara Ltd.	Ireland
Ireland Actavis Finance Limited	Ireland
Tosara Exports Ltd.	Ireland
Aptalis Pharma Ltd.	Ireland
Selamine Ltd.	Ireland
Warner Chilcott (Ireland) Limited	Ireland
Warner Chilcott Intermediate (Ireland) Limited	Ireland
Warner Chilcott plc	Ireland
Arrow Blue Ltd*	Israel – 50.1%
Actavis Pharma Development Centre Pvt Ltd.	India
Actavis Pharma Private Ltd.	India
Lotus Laboratories Private Ltd.	India
Watson Pharma Private Ltd. - Mumbai	India
Actavis ehf	Iceland
Actavis Group ehf	Iceland
Actavis Group PTC ehf	Iceland
Actavis Pharma Holding 4 ehf (APH4)	Iceland
Actavis Pharma Holding 5 ehf (APH5)	Iceland
Medis ehf	Iceland
Actavis Italy S.p.A.	Italy
Aptalis Pharma S.r.l.	Italy
Forest Laboratories Italy S.R.L.	Italy
Warner Chilcott Italy S.r.l.	Italy
Actavis KK	Japan
UAB Actavis Baltic	Lithuania
UAB Actavis Baltic Estonia Branch	Estonia
UAB Actavis Baltic Latvia Branch	Latvia
Actavis Acquisition 1 S.a.r.l. (f/k/a Watson PhS. a r.l.)	Luxembourg
Actavis Acquisition 1 S.a.r.l. Irish Branch	Ireland
Actavis Acquisition 2 S.a.r.l. (f/k/a Watson Ph Actavis S. a r.l.)	Luxembourg
Actavis Capital S.a.r.l.(f/k/a Actavis WC Holding S. a r.l.)	Luxembourg
Actavis Finance S.a.r.l.	Luxembourg
Actavis Holding 2 S.a.r.l. (f/k/a WatsonPhHldg 2 S.a r.l.)	Luxembourg
Actavis International Holding S.a.r.l. (f/k/aWatsonPhHldg.)	Luxembourg
Actavis Luxembourg International S. a r.l.	Luxembourg
Actavis Pharma Holding S.a.r.l. (f/k/a WatsonPharma S.a r.l.)	Luxembourg
Actavis WC 1 S.a r.l. (f/k/a WC Luxembourg S. a r.l.)	Luxembourg
Actavis WC 2 S.a r.l. (f/k/a WC Luxco S.aÂ r.l.)	Luxembourg
Actavis WC 3 S.a r.l. (f/k/a WC Luxco Holdings S.aÂ r.l. )	Luxembourg
Actavis, Inc. II SCS	Luxembourg
Actavis, Inc. SCS (f/k/a Watson Pharmaceuticals, Inc. SCS)	Luxembourg
Actavis S.a.r.l.	Luxembourg
Actavis Finance S.a r.l. Co.	Luxembourg
Actavis Malta Ltd.	Malta
Actavis Export International Ltd.	Malta
Actavis International Ltd.	Malta
Actavis Ltd.	Malta
Arrow International Ltd.	Malta
Arrow Pharma (Malta) Ltd.	Malta

Arrow Pharmaceutical Holdings Ltd.	Malta
Arrow Supplies Ltd.	Malta
Little John Ltd.	Malta
Robin Hood Holdings Ltd.	Malta
Marrow Holdings Ltd.	Malta
Arrow Laboratories Ltd.	Malta
Actavis S. de R.L. de C.V.	Mexico
Actavis Pharma S. de R.L. de C.V. (f/k/a WatsonPh. S. de RL de CV)	Mexico
Watson Laboratories S. de R.L. de C.V.	Mexico
Actavis Sdn. Bhd (f/k/a Ascent PharmahealthMalaysiaSdn.)	Malaysia
Actavis Dutch Holding BV	Netherlands
Actavis Holding Asia BV	Netherlands
Actavis Holding BV	Netherlands
Actavis Holding CEE BV	Netherlands
Actavis Holding NWE BV	Netherlands
AHI C.V.	Netherlands
Aptalis Holding B.V.	Netherlands
Aptalis Netherlands B.V.	Netherlands
Durata Therapeutics Holding CV	Netherlands
Durata Therapeutics International BV	Netherlands
FL Holding C.V.	Netherlands
Forest Finance B.V.	Netherlands
Forest Pharma B.V.	Netherlands
GM Invest BV	Netherlands
PharmaPack International BV	Netherlands
Arrow Pharma Holdings BV	Netherlands
Warner Chilcott Nederland BV	Netherlands
Actavis Norway A/S	Norway
Arrow Pharma AS	Norway
Actavis New Zealand Limited (f/k/a Arrow Pharm (NZ) Ltd)	New Zealand
Spirit Pharmaceuticals NZ Pty Ltd.	New Zealand
Actavis Polska Sp. z.o.o.	Poland
Biovena Pharma Sp. z.o.o.	Poland
Arrow Poland SA	Poland
Warner Chilcott Company, LLC	Puerto Rico
Anda Puerto Rico, Inc	Puerto Rico
Actavis A/S Sucursal Portugal Branch	Portugal
Arrowblue Productos Farmaceuticos SA	Portugal
Actavis SRL	Romania
Sindan Pharma SRL	Romania
Actavis d.o.o. Belgrade	Serbia
Zdravlje AD	Serbia
Zdravlje Trade d.o.o.	Serbia
Open Pharma LLC	Russia
LLC Actavis	Russia
Actavis AB	Sweden
Actavis Holding AB	Sweden
Arrow Lakemedel AB	Sweden
Recept Pharma RP AB	Sweden
Actavis Asia Pacific Pte. Ltd.	Singapore
Ascent Pharmahealth Asia Pte Ltd	Singapore
Drug House of Australia Pte Ltd	Singapore
Actavis S.r.o.	Slovak Republic
Forest Laboratories Spain, SL	Spain
Forest Laboratories Switzerland GmbH	Switzerland
Varioraw Percutive Sàrl	Switzerland

Silom Medical Co., Ltd	Thailand
Silom Medical International Co., Ltd.	Thailand
Actavis Istanbul Ilac Sanayive Ticaret Ltd. Sirketi	Turkey
Actavis Ilaclari AS	Turkey
International Generics Co. Ltd.	Taiwan
Actavis Ukraine LLC	Ukraine
Forest Laboratories UK Ltd.	UK
Pharmax Holding Ltd.	UK
Aptalis Pharma UK Limited	UK
MPEX London Ltd.	UK
Actavis Elizabeth, LLC	US - Delaware
Actavis Kadian LLC	US - Delaware
Actavis LLC	US - Delaware
Actavis Mid Atlantic, LLC	US - Delaware
Actavis Pharma Inc.(f/k/a Watson Pharma, Inc.)	US - Delaware
Actavis South Atlantic, LLC	US - Delaware
Actavis Totowa LLC	US - Delaware
Actavis US Holding LLC	US - Delaware
Actavis W.C. Holding Inc.	US - Delaware
Actavis, Inc.	US - Nevada
AHI CV HoldCo, LLC	US - Delaware
APBI Holdings, LLC	US - North Carolina
Aptalis Holdings, Inc.	US - Delaware
Aptalis Pharma US, Inc.	US - Delaware
Aptalis Pharmatech, Inc.	US - Nevada
Axcan EU LLC	US - Delaware
Ancirc Pharmaceuticals	US - New York
Anda Inc.	US - Florida
Anda Marketing, Inc.	US - Florida
Anda Pharmaceuticals, Inc.	US - Florida
Anda Veterinary Supply Inc.	US - Florida
Andrx Corporation	US - Delaware
Andrx Laboratories (NJ)	US - Delaware
Andrx Labs LLC	US - Delaware
Andrx Pharmaceuticals (Mass), Inc.	US - Florida
Andrx Pharmaceuticals (NC) Equipment LLC	US - Delaware
Andrx Pharmaceuticals (NC), Inc.	US - Florida
Andrx Pharmaceuticals Equipment #1, LLC	US - Florida
Andrx Pharmaceuticals Sales and Marketing, Inc.	US - Florida
Andrx Pharmaceuticals, LLC	US - Delaware
Andrx South Carolina I, Inc.	US - South Carolina
Cerexa Inc.	US - Delaware
Circa Pharmaceuticals West, Inc.	US - California
Circa Sub	US - New York
Cobalt Laboratories LLC	US - Delaware
Commack Properties, Inc.	US - Delaware
Coventry Acquisition, LLC	US - Delaware
Cybear, LLC	US - Delaware
Del Mar Indemnity Co. Inc.	US - Hawaii
Development Partners, LLC	US - Delaware
Dogwood Pharmaceuticals, Inc.	US - Delaware
Durata Therapeutics, Inc.	US - Delaware
Durata Therapeutics US, Limited	US - Delaware
Eden Biodesign Inc.	US - Delaware
FL Cincinnati I Inc.	US - Delaware
FLI International LLC	US - Delaware

Forest Laboratories Products Corp.	US - Delaware
Forest Laboratories, LLC	US - Delaware
Forest Pharmaceuticals, Inc.	US - Delaware
Forest Research Institute, Inc.	US - New Jersey
FRX Churchill DE LLC	US - Delaware
FRX Churchill Holdings, Inc.	US - Delaware
Genupro, LLC	US - North Carolina
Inwood Laboratories, Incorporated	US - New York
Makoff R&D Laboratories, Inc.	US - California
Marsam Pharma, LLC	US - Delaware
MPEX Pharmaceuticals Inc.	US - Delaware
MSI, Inc	US - Delaware
Natrapac Inc.	US - Utah
R&D Ferriecit Capital Resources, Inc.	US - California
R&D New Media Services Inc.	US - California
R&D Pharmaceutical, Inc.	US - California
R&D Research & Development Corp.	US - California
Royce Laboratories, Inc.	US - Florida
Royce Research & Development Limited Partnership I	US - Florida
Royce Research Group, Inc.	US - Florida
Rugby Laboratories, Inc.	US - New York
RxAPS, Inc.	US - Florida
Schein Bayer Pharmaceutical Services, Inc.	US - Delaware
Schein Pharmaceutical International, Inc.	US - Delaware
SR Six, Inc.	US - Florida
The Rugby Group, Inc.	US - New York
Valmed Pharmaceuticals, Inc.	US - New York
Vicuron Pharmaceuticals, Inc.	US - Delaware
Warner Chilcott (US), LLC	US - Delaware
Warner Chilcott Corporation	US - Delaware
Warner Chilcott Finance LLC	US - Delaware
Warner Chilcott Leasing Equipment Inc.	US - Delaware
Warner Chilcott Sales (US), LLC	US - Delaware
Watson Cobalt Holdings, LLC	US - Delaware
Watson Diagnostics Inc.	US - Delaware
Watson Laboratories Inc. (Connecticut)	US - Connecticut
Watson Laboratories Inc. (Corona)	US - Nevada
Watson Laboratories Inc. Ohio	US - New York
Watson Laboratories LLC	US - Delaware
Watson Laboratories, Inc. (Arizona)	US - Delaware
Watson Laboratories, Inc. (Copiague)	US - New York
Watson Laboratories, Inc. (Salt Lake City)	US - Delaware
Watson Laboratories, Inc. Florida	US - Florida
Watson Management Corporation	US - Florida
Watson Manufacturing Services, Inc.	US - Delaware
Watson Pharmaceuticals (NJ) Inc.	US - Delaware
Watson Therapeutics, Inc.	US - Florida
Actavis Puerto Rico Holdings, Inc.	US - Delaware
Tango US Holdings Inc.	US - Delaware
Seeker Investments Limited	British Virgin Islands
Soosysoo Ltd.	British Virgin Islands
Watson Pharmaceuticals (Asia) Ltd.	British Virgin Islands
Watson Pharmaceuticals China Limited	British Virgin Islands
Watson Pharmaceuticals International Ltd.	British Virgin Islands
WP Holdings Ltd.	British Virgin Islands
Arrow Pharma Tender (Pty) Ltd.	South Africa

Pharmascript Pharmaceuticals Ltd.*	South Africa – 60%
Referral-Net (Pty) Ltd.	South Africa
Scriptpharm Marketing (Pty) Ltd.	South Africa
Scriptpharm Risk Management (Pty) Ltd.	South Africa
Spear Pharmaceuticals (Pty) Ltd.	South Africa
Watson Pharma (Pty) Ltd.	South Africa
Watson Pharma Holdings South Africa (Pty) Ltd.	South Africa
Watson Pharma No 1 (Pty) Ltd.	South Africa
Zelphy 1308 (Pty) Ltd.	South Africa
Makewhey Products (Pty) Ltd.	South Africa
Furiex Pharmaceuticals, Inc.	US - New Jersey
Avocado Acquisition Inc.	US - Delaware

Other than the entities indicated above, all other Subsidiaries are 100% owned by Actavis plc and its Subsidiaries.

Schedule 5.20

Existing Third Party Indebtedness

	Agreement	Issuer(s) / Borrower(s)	Guarantor(s)	Facility/ Notes	Original Principal Amount

1.	Actavis Revolving Credit and Guaranty Agreement dated as December 17, 2014	Actavis Capital S.a.r.l.	Actavis plc Warner Chilcott Ltd Actavis, Inc. Actavis Funding SCS	Revolving Credit Facility	$1,000,000,000 of commitments

2.	Third Amended and Restated Actavis Term Loan Credit and Guaranty Agreement dated as December 17, 2014	Actavis Capital S.a.r.l.	Actavis plc (Tranche A-1 only) Warner Chilcott Ltd Actavis, Inc. Actavis Funding SCS	Term Credit Facility (Tranche A-1 and A-2)	$1,800,000,000 (Tranche A-1) $2,000,000,000 (Tranche A-2)

3.	Second Amended and Restated WC Term Loan Credit and Guaranty Agreement dated as December 17, 2014	Warner Chilcott Corporation, Actavis WC 2 S.à r.l. Warner Chilcott Company, LLC	Actavis plc Warner Chilcott Ltd Warner Chilcott Finance, LLC	Term Credit Facility	$2,000,000,000

4.	Actavis Bridge Loan Credit and Guaranty Agreement dated as December 17, 2014	Actavis Capital S.a.r.l.	Warner Chilcott Ltd Actavis, Inc. Actavis Funding SCS	Bridge Credit Facility	$30,900,000,000 of commitments

5.	Actavis Term Loan Credit and Guaranty Agreement dated as December 17, 2014	Actavis Capital S.a.r.l.	Warner Chilcott Ltd Actavis, Inc. Actavis Funding SCS	Term Credit Facility	$5,500,000,000 of commitments

6.	Indenture	Actavis, Inc.	Actavis plc	1.875% Senior Notes due 2017	$1,200,000,000

	Agreement	Issuer(s) / Borrower(s)	Guarantor(s)	Facility/ Notes	Original Principal Amount

7.	Indenture	Actavis, Inc.	Actavis plc	6.125% Senior Notes due 2019	$400,000,000

8.	Indenture	Actavis, Inc.	Actavis plc	3.250% Senior Notes due 2022	$1,700,000,000

9.	Indenture	Actavis, Inc.	Actavis plc	4.625% Senior Notes due 2042	$1,000,000,000

10.	Indenture	Actavis Funding SCS	Warner Chilcott Ltd, Actavis, Inc. Actavis Capital S.a.r.l.	1.300% Senior Notes due 2017	$500,000,000

11.	Indenture	Actavis Funding SCS	Warner Chilcott Ltd, Actavis, Inc. Actavis Capital S.a.r.l.	2.450% Senior Notes due 2019	$500,000,000

12.	Indenture	Actavis Funding SCS	Warner Chilcott Ltd, Actavis, Inc., Actavis Capital S.a.r.l.	3.850% Senior Notes due 2024	$1,200,000,000

13.	Indenture	Actavis Funding SCS	Warner Chilcott Ltd, Actavis, Inc. Actavis Capital S.a.r.l.	4.850% Senior Notes due 2044	$1,500,000,000

14.	Indenture	Forest Laboratories, LLC	Actavis plc	4.375% Senior Notes due 2019	$1,050,000,000

	Agreement	Issuer(s) / Borrower(s)	Guarantor(s)	Facility/ Notes	Original Principal Amount

15.	Indenture	Forest Laboratories, LLC	Actavis plc	4.875% Senior Notes due 2021	$750,000,000

16.	Indenture	Forest Laboratories, LLC	Actavis plc	5.000% Senior Notes due 2021	$1,200,000,000

Schedule 7.01

Existing Liens

Subsidiaries of Ultimate Parent have incurred Liens in connection with various finance leases. The total aggregate USD equivalent amount outstanding is $18.5 million.

Schedule 7.02

Existing Indebtedness

In addition to the Indebtedness described below, Intermediate Parent incorporates by reference the Indebtedness disclosed in (a) Items 6 – 16 of Schedule 5.20 hereto and (b) Ultimate Parent’s Form 10-Q for the period ended September 30, 2014, filed with the SEC on November 5, 2014 (other than the WC Term Loan Credit Agreement and the Existing Actavis Term Loan Credit Agreement).

1.	Multicurrency Group Account System Agreement (International Cash Pool Agreement) dated 22 January 2009 between, amongst others, Actavis Group PTC ehf (as Parent) and DNB NOR Bank ASA (as Bank) and Multicurrency Overdraft Facility dated 26 January 2007 (as amended on 9 March 2007, 28 March 2008 and 1 October 2012) between Actavis Group PTC ehf and DNB NOR Bank ASA for a collective principal amount of €15 million.

2.	Subsidiaries of Ultimate Parent have incurred various finance leases. The total aggregate USD equivalent amount outstanding is $18.5 million.

3.	Actavis is party to a Reimbursement Agreement between Actavis and DNB Bank ASA dated January 4, 2013 in relation to certain Letters of Credit issues at the request of Actavis or Actavis Group hf and/or any Actavis’ subsidiaries. The USD equivalent outstanding is $5,014,294.

4.	Uteron Pharma, SA has incurred third party debt in the form of grants and finance leases for equipment. The total aggregate USD equivalent amount outstanding is $5,079,348.

5.	Letters of credit issued by Bank of America, N.A. with a total outstanding face amount of $6,935,886.

Schedule 11.02

Administrative Agent’s Office; Certain Addresses for Notices

LOAN PARTIES:

c/o Actavis, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

Attention: Chief Legal Officer and Secretary

Facsimile No: (862) 261-8043

Website Address: www.actavis.com

With a copy to:

c/o Actavis, Inc.

Morris Corporate Center III

400 Interpace Parkway

Parsippany, NJ 07054

Attention: Stephen M. Kaufhold

Telephone: (862) 261-8274

Facsimile No: (862) 261-7940

E-Mail: stephen.kaufhold@actavis.com

Website Address: www.actavis.com

ADMINISTRATIVE AGENT OFFICE:

JPMorgan Chase Bank, N.A.

10 South Dearborn, Floor L2

Chicago IL, 60603-2300

Attention: Ladesiree Williams

Phone: (312) 732-2007

Facsimile No: (888) 303-9732

With a copy to

JPMorgan Chase Bank, N.A.

270 Park Avenue, 43rd Floor

New York, New York 10017

Attention: Philip Mousin

Telecopy No.: (917) 464-6999

Exhibit A

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented, extended and/or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[indicate [Affiliate] [Approved Fund] of [identify Lender]]

3.	Borrower: Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg.

4.	Administrative Agent: JPMorgan Chase Bank, N.A.

5.	Credit Agreement: Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland, Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg, Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, each Lender from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.	Assigned Interest[s]:[1]

Aggregate Commitments/ Loans for all Lenders[2]	Amount of Commitment/ Loans Assigned	Percentage Assigned of Aggregate Commitments/ Loans[3]
$	$	%
$	$	%

[7.	Trade Date: ][4]

Effective Date:             , 20     [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee, if not already a Lender, agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable law, including federal and state securities laws.

[Signature pages follow]

[1]	Must comply with the minimum assignment amounts set forth in Section 11.06(b)(i)(B) of the Credit Agreement, to the extent such minimum assignment amounts are applicable.
[2]	Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[3]	Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
[4]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

Consented to and Accepted:

[JPMORGAN CHASE BANK, N.A., as Administrative Agent][5]

By:
Name:
Title:

[Consented to: ][6]

ACTAVIS PLC

By:
Name:
Title:

[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of Ultimate Parent is required by the terms of the Credit Agreement.

ANNEX 1

TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, other than statements, warranties or representations made by it herein, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of Ultimate Parent, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Ultimate Parent, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Sections 11.06(b)(iii) and 11.06(v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements of Ultimate Parent and its Subsidiaries (as defined in the Credit Agreement) delivered pursuant to Section 6.01 thereof (or, prior to the first such delivery, the financial statements referred to in Section 5.05(a)), as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has independently and without reliance upon Ultimate Parent, any of its Subsidiaries or other Affiliates, the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; and (b) agrees that (i) it will, independently and without reliance upon Ultimate Parent, any of its Subsidiaries or other Affiliates, the Administrative Agent, any Arranger, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the delivery of a fully executed copy of this Assignment and Assumption to the Administrative Agent, as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the Assigned Interest and as provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (b) the Assignor shall, to the extent provided in this Assignment and Assumption and the Credit Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents to the extent of the Assigned Interest.

4. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts (and by different parties hereto on different counterparts), which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission (including “.pdf” and “.tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

Exhibit B

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF]

COMPLIANCE CERTIFICATE

Reference is made to the Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland (“Ultimate Parent”), Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. Pursuant to Section 6.02(a) of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of Ultimate Parent, certifies as follows:

1. [Attached hereto as Exhibit [A] is a consolidated balance sheet of Ultimate Parent and its Subsidiaries as of December 31, 20[—], and the related consolidated statements of operations, comprehensive income and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or another independent public registered accounting firm of recognized national standing, which report and opinion was prepared in accordance with audit standards of the Public Company Accounting Oversight Board and is not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of material misstatement in accordance with GAAP.]

2. [Attached hereto as Exhibit [B] is a consolidated balance sheet of Ultimate Parent and its Subsidiaries as of [—], 20[—], and the related consolidated statements of operations, comprehensive income and cash flows for such fiscal quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP. Such financial statements fairly present, in all material respects, the consolidated financial condition of Ultimate Parent and its Subsidiaries as of the end of such fiscal quarter and the consolidated results of their operations and cash flows for such periods, subject only to normal year-end audit adjustments and the absence of footnotes.]

3. At no time during the period between [—] and [—] (the “Certificate Period”) did a Default occur, and on the date hereof no Default exists. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto (including the delivery of a “Notice of Intent to Cure” concurrently with delivery of this Compliance Certificate) on Annex A attached hereto.]

4. The following represent true and accurate calculations, as of the last day of the Certificate Period, to be used to determine whether Ultimate Parent is in compliance with the Consolidated Leverage Ratio covenant set forth in Section 7.08 of the Credit Agreement:

Consolidated Total Debt:	[—]
Consolidated EBITDA:	[—]

Actual Consolidated Leverage Ratio:	[—] to 1.00
Required Consolidated Leverage Ratio:	[—] to 1.00

Supporting detail showing the calculation of Consolidated Total Debt is attached hereto as Schedule 1. Supporting detail showing the calculation of Consolidated EBITDA is attached hereto as Schedule 2.

IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of Ultimate Parent, has executed this certificate for and on behalf of Ultimate Parent and has caused this certificate to be delivered this      day of              20    .

ACTAVIS PLC

By:
Name:
Title:

[ANNEX A]1

[Information Relating to Default]

[1]	Annex A to be attached only if required pursuant to paragraph 3.

SCHEDULE 1

Calculation of Consolidated Total Debt

SCHEDULE 2

Calculation of Consolidated EBITDA

Exhibit C

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF] LOAN NOTICE

Date:            , 20

To: JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to the Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland, Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower hereby requests (select one):

☐ A Borrowing of Loans

1.	The date of the Borrowing is .[1]

2.	[The requested Pre-Funding Date is , 20 .2]

3.	[The anticipated Closing Date is , 20 .3]

4.	The aggregate principal amount of the Borrowing is $ .

5.	The initial Type of requested Loans initially is [Base Rate Loans][Eurodollar Rate Loans].[4]

6.	The initial Interest Period is [month[s]][5].

7.	The Borrowing is to be credited to the Borrower at [ ], ABA #[ ], Account #[ ], Attention:[ ].[6]

☐ A conversion or continuation of Loans

1.	Borrowing to which this request applies:

Principal Amount:
Type:
Interest Period[7]:

[1]	Must be a Business Day.
[2]	Include if Pre-Funding is requested. Must be a Business Day.
[3]	Include if Pre-Funding is requested. Must be a Business Day.
[4]	Must be a Base Rate Loan if a Pre-Funding is requested.
[5]	For Eurodollar Rate Loans only. To be a period permitted under the definition of “Interest Period” in the Credit Agreement.
[6]	Must be an account located in New York City, Switzerland or another jurisdiction acceptable to the Administrative Agent.
[7]	In the case of a Eurodollar Rate Borrowing, specify the last day of the current Interest Period therefor.

C-1

2.	Effective date of this election:[8]

3.	Resulting Borrowing[s][9]
Principal Amount[10]:
Type[11]
Interest Period[12]

ACTAVIS CAPITAL S.À R.L.

By:
Name:
Title:

[8]	Must be a Business Day.
[9]	If different options are being elected with respect to different portions of the Borrowing, provide the information required by this item 3 for each resulting Borrowing.
[10]	Indicate the principal amount of the resulting Borrowing and the percentage of the Borrowing in item 1 above.
[11]	Must comply with the Borrowing Minimum/Borrowing Multiple requirements set forth in Section 2.02(a) of the Credit Agreement.
[12]	Applicable only if the resulting Borrowing is to be a Eurodollar Rate Borrowing. To be a period permitted under the definition of “Interest Period” in the Credit Agreement.

C-2

Exhibit D

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF]

NOTE

LENDER: [ ]	, 20
PRINCIPAL AMOUNT: $[ ]

FOR VALUE RECEIVED, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), hereby promises to pay to              or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal sum of [amount in words] ($[        ]) or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower under that certain Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland, Warner Chilcott Limited, a Bermuda exempted company, the Borrower, Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Borrower promises to pay interest on the unpaid principal amount of each Loan made by the Lender from the date such Loan is made until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in US Dollars in Same Day Funds to such account of the Administrative Agent as shall have been specified by it. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount, currency and maturity of its Loans and payments with respect thereto; provided that the failure of the Lender to attach such schedules or endorse them shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ACTAVIS CAPITAL S.À R.L.

By:
Name:
Title:

D-1

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

D-2

Exhibit E

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF]

SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT

This SUBSIDIARY GUARANTOR COUNTERPART AGREEMENT is entered into as of [            ], [        ] (this “Agreement”), between [            ], a [            ] (the “New Subsidiary Guarantor”), and JPMORGAN CHASE BANK, N.A., as Administrative Agent under the Credit Agreement referred to below.

Reference is made to (a) the Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland, Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”) and (b) the Obligations Guarantee set forth in Article IX of the Credit Agreement. Capitalized terms defined in the Credit Agreement and not otherwise defined herein are used herein as therein defined.

The Guarantors have provided the Obligations Guarantee in order to induce the Lenders to extend credit to the Borrower. The Credit Agreement provides that additional Subsidiaries of Ultimate Parent may become Subsidiary Guarantors under the Obligations Guarantee by execution and delivery of an instrument in the form of this Agreement. The New Subsidiary Guarantor is executing this Agreement to become a Subsidiary Guarantor under the Credit Agreement in order to induce the Lenders to make additional extensions of credit under the Credit Agreement and as consideration for the maintenance of such extensions of credit previously made.

Accordingly, the New Subsidiary Guarantor and the Administrative Agent agree as follows:

Section 1. Obligations Guarantee. Pursuant to Section 6.12 of the Credit Agreement, the New Subsidiary Guarantor hereby:

(a) agrees that this Agreement may be attached to the Credit Agreement and that upon the execution and delivery hereof, the New Subsidiary Guarantor becomes a party to, and a Subsidiary Guarantor, under the Credit Agreement and the Obligations Guarantee set forth in Article IX thereof and agrees to be bound by all of the terms thereof that are applicable to Subsidiary Guarantors; and

(b) makes, as to itself, each of the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.14, 5.16[,][and] 5.04[, 5.21, 5.22 and 5.23]1 of the Credit Agreement.

Section 2. Further Assurances. The New Subsidiary Guarantor agrees to take all such actions and execute and deliver, or cause to be executed and delivered, such further documents as it is required to pursuant to Section 6.12 of the Credit Agreement.

[1]	Insert if New Subsidiary Guarantor is a Foreign Subsidiary.

Section 3. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which will constitute an original, but all of which when taken together will constitute a single contract. This Agreement shall become effective as to the New Subsidiary Guarantor when a counterpart hereof executed on behalf of the New Subsidiary Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Subsidiary Guarantor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in the Credit Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (including “pdf” or “tif”) will be effective as delivery of a manually executed counterpart of this Agreement.

Section 4. Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided pursuant to the Credit Agreement.

Section 5. Notices. Any notice or other communication to the New Subsidiary Guarantor required or permitted to be given shall be given pursuant to Section 11.02 of the Credit Agreement, and for all purposes thereof, the notice address, fax number, telephone number or electronic mail address of the New Subsidiary Guarantor shall be as set forth on the signature page hereof, subject to any change thereto in accordance with Section 11.02(d) of the Credit Agreement.

Section 6. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement will not be affected or impaired thereby and (b) the parties will endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7. Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY GUARANTEED PARTY OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND THE NEW SUBSIDIARY GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. THE NEW SUBSIDIARY GUARANTOR

AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING WILL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT WILL AFFECT ANY RIGHT THAT ANY GUARANTEED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE NEW SUBSIDIARY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION FOR THE PURPOSE OF ENFORCEMENT OF A JUDGMENT.

(c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 7(B). THE NEW SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 5 HEREOF. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY GUARANTEED PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). THE NEW SUBSIDIARY GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GUARANTOR]

By:
Name:
Title:

Address for notices:

Attention:
Facsimile:
Telephone:

with a copy to:

Attention:
Facsimile:
Telephone:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

Exhibit F-1

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland, Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loans (as well as any Notes evidencing such Loans) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten-percent shareholder of the Borrower or Ultimate Parent within the meaning of Section 871(h)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to the Borrower or Ultimate Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

By:
Name:
Title:

Date: , 20

Exhibit F-2

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE NOT PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland, Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten-percent shareholder of the Borrower or Ultimate Parent within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower or Ultimate Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E (or successor form). By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

By:
Name:
Title:

Date: , 20

Exhibit F-3

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN PARTICIPANTS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland, Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower or Ultimate Parent within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower or Ultimate Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT],

By:
Name:
Title:

Date: , 20

Exhibit F-4

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF] U.S. TAX COMPLIANCE CERTIFICATE

(FOR FOREIGN LENDERS THAT ARE PARTNERSHIPS FOR U.S. FEDERAL INCOME TAX PURPOSES)

Reference is made to the Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland, Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Pursuant to Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten-percent shareholder of the Borrower or Ultimate Parent within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower or Ultimate Parent as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or W-8BEN-E (or successor form) or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E (or successor form) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (ii) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER],

By:
Name:
Title:

Date: , 20

Exhibit G

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF]

OFFICER’S CERTIFICATE

[            ], 20[    ]

Reference is made to the Actavis Bridge Loan Credit and Guaranty Agreement, dated as of December 17, 2014, among Actavis plc, a public limited company incorporated under the laws of Ireland (“Ultimate Parent”), Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Certificate is being delivered pursuant to Section 4.02(a)(i) of the Credit Agreement, and may be relied on by the Lenders.

[Name], [title] of Ultimate Parent, certifies in [his][her] capacity as a Responsible Officer of Ultimate Parent, and not in [his][her] individual capacity, that each of the conditions specified in Sections 4.02(b), 4.02(c), 4.02(d) and 4.02(e) of the Credit Agreement has been satisfied on and as of the date hereof.

[signature page follows]

G-1

IN WITNESS WHEREOF, the undersigned has affixed [his][her] signature below as of the date first written above.

ACTAVIS PLC

By:
Name:
Title:

G-2

Exhibit H

to the Actavis Bridge Loan Credit and Guaranty Agreement

[FORM OF]

SOLVENCY CERTIFICATE

[—], 20[    ]

The undersigned, [—], the [—]1 of Actavis plc, a public limited company incorporated under the laws of Ireland (“Ultimate Parent”), is familiar with the properties, businesses, assets and liabilities of Ultimate Parent and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of Ultimate Parent.

This Solvency Certificate is delivered pursuant to Section 4.02(a)(ii) of the Actavis Bridge Loan Credit and Guaranty Agreement dated as of December 17, 2014 (the “Credit Agreement”), among Ultimate Parent, Warner Chilcott Limited, a Bermuda exempted company, Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), Actavis, Inc., a Nevada corporation, Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined in this Solvency Certificate have the meanings assigned thereto in the Credit Agreement. As used herein, “Company” means Ultimate Parent and its subsidiaries on a consolidated basis.

1. I, [—], hereby certify that I am the [—] of Ultimate Parent and that I am knowledgeable of the financial and accounting matters of the Company, the Credit Agreement and the covenants and representations (financial or otherwise) contained therein and that, as such, I am authorized to execute and deliver this Solvency Certificate on behalf of Ultimate Parent.

2. I hereby certify, on behalf of Ultimate Parent and not in my individual capacity, that I have made such investigation and inquiries as to the financial condition of the Company as I deem necessary and prudent for the purposes of providing this Solvency Certificate. I acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

3. I hereby certify, on behalf of Ultimate Parent and not in my individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by Ultimate Parent to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

BASED ON THE FOREGOING, I hereby certify, on behalf of Ultimate Parent and not in my individual capacity, that, on the date hereof, before and after giving effect to the Transactions (and the Loans made or to be made and other obligations incurred or to be incurred on the Closing Date):

(i) the fair value of the property of the Company (including, for the avoidance of doubt, property consisting of the residual equity value of the Company’s subsidiaries) is greater than the total amount of liabilities, including contingent liabilities, of the Company;

[1]	To be executed by the chief executive officer, chief financial officer or treasurer of Ultimate Parent.

H-1

(ii) the present fair saleable value of the assets of the Company (including, for the avoidance of doubt, property consisting of the residual equity value of the Company’s subsidiaries) is greater than the amount that will be required to pay the probable liability of the Company on the sum of its debts and other liabilities, including contingent liabilities;

(iii) the Company has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise);

(iv) the Company does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the Projections (as defined in the Commitment Letter)) and are proposed to be conducted following the Closing Date;

(v) the Company is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business; and

(vi) the Company is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code of the United States and applicable Laws relating to fraudulent transfers and conveyances.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in [his][her] capacity as [—] of Ultimate Parent and not in [his][her] individual capacity.

ACTAVIS PLC

By:
Name:
Title:

H-2